Filed pursuant to Rule 424(h)
Registration Statement Nos. 333-261470 and 333-261470-02

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 18, 2022

$835,530,000(1)

World Omni Auto Receivables Trust 2022-B
Issuing Entity

(CIK: 0001926999)

$195,000,000 Class A-1 Asset-Backed Notes, Series 2022-B(2)
$301,000,000 Class A-2 Asset-Backed Notes, Series 2022-B(2)
$226,000,000 Class A-3 Asset-Backed Notes, Series 2022-B(2)
$75,930,000 Class A-4 Asset-Backed Notes, Series 2022-B(2)
$25,070,000 Class B Asset-Backed Notes, Series 2022-B(2)
$12,530,000 Class C Asset-Backed Notes, Series 2022-B(2)

World Omni Auto Receivables LLC
Depositor

(CIK: 0001083199)

World Omni Financial Corp.
Servicer and Sponsor

(CIK: 0001004150)

You should
carefully
consider the
risk factors
beginning on
page 14 in this
prospectus.

 The Notes are
obligations of
the Issuing
Entity, World
Omni Auto
Receivables
Trust 2022-B,
and are
backed only
by the assets
of the Issuing
Entity. The
Notes are not
obligations of
World Omni
Auto
Receivables
LLC, World
Omni
Financial
Corp., any of
their affiliates
or any
governmental
agency.

(1) The Issuing Entity will issue asset-backed Notes with an aggregate initial principal amount of $835,530,000 or an aggregate initial principal amount of $983,170,000. The following classes of World Omni Auto Receivables Trust 2022-B Notes will be issued:

2022-B Asset-Backed Notes(3)	Class A-1 Notes	Class A-2 Notes (4)		Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
		Class A-2a Notes	Class A-2b Notes
Principal Amount(2)	$195,000,000	$301,000,000 (aggregate)		$226,000,000	$75,930,000	$25,070,000	$12,530,000
Interest Rate	●%	●%	SOFR Rate plus ●%(5)	●%	●%	●%	●%
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	July 15, 2022	July 15, 2022	July 15, 2022	July 15, 2022	July 15, 2022	July 15, 2022	July 15, 2022
Final Scheduled Payment Date	June 15, 2023	October 15, 2025	October 15, 2025	July 15, 2027	March 15, 2028	June 15, 2028	February 15, 2029
Price to Public	●%	●%	●%	●%	●%	●%	●%
Underwriting Discount	●%	●%	●%	●%	●%	●%	●%
Proceeds to Depositor	$●	$●	$●	$●	$●	$●	$●

(2) If the aggregate initial principal amount of the Notes is $983,170,000, the Notes will be issued in the following applicable initial principal amounts: $229,000,000 of Class A-1 Notes, $354,000,000 (aggregate) of Class A-2 Notes, $266,000,000 of Class A-3 Notes, $89,920,000 of Class A-4 Notes, $29,500,000 of Class B Notes and $14,750,000 of Class C Notes. The Depositor will make the determination regarding the aggregate initial principal amount of the Notes based on, among other considerations, market conditions at the time of pricing. See "Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated with Unknown Aggregate Initial Principal Amount of the Notes Prior to Pricing."

(3) All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date.

(4) The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate. However, the benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the benchmark and the applicable spread may change, see “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest” in this prospectus. The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $90,300,000 if the aggregate initial principal amount of the Notes is $835,530,000, and $106,200,000, if the aggregate initial principal amount of the Notes is $983,170,000.

(5) If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest” in this prospectus.

Before deducting expenses of $1,200,000 payable by the Depositor, proceeds to the Depositor are estimated to be $●.

The Notes are payable solely from the assets of the Issuing Entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Credit Enhancement

• If the aggregate initial principal amount of the Notes is $835,530,000, a reserve account with an initial balance of $4,177,692.35. If the aggregate initial principal amount of the Notes is $983,170,000, a reserve account with an initial balance of $4,915,858.40.

• Overcollateralization, excluding the yield supplement overcollateralization amount, to the extent built through the application of excess interest, up to a target level.

• A yield supplement overcollateralization amount.

• Excess interest on the Receivables.

• The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

We will not list the Notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately Available Funds on or about June 1, 2022.

Joint Bookrunners of the Class A Notes

MUFG	TD Securities	Truist Securities	Wells Fargo Securities

Co-Managers of the Class A Notes

BofA Securities	Comerica Securities

Underwriters of the Class B Notes and the Class C Notes

MUFG	TD Securities	Truist Securities	Wells Fargo Securities

The date of this Prospectus is May ●, 2022

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the Notes in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the Notes and the Issuing Entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the Notes and a description of the Receivables; and

•	Risk Factors, which describes risks that apply to the Notes issued by the Issuing Entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms to the Prospectus” which appears at the end of this prospectus.

To understand the structure of, and risks related to, these Notes, you must carefully read this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or the Notes, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

i

NOTICE TO INVESTORS: UNITED KINGDOM

IN THE UNITED KINGDOM (THE “UK”), THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS WITHIN ARTICLE 19(5) (“INVESTMENT PROFESSIONALS”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED WITHOUT THE NEED FOR SUCH DOCUMENT TO BE APPROVED, MADE OR DIRECTED BY AN “AUTHORISED PERSON” (AS DEFINED BY SECTION 31(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) UNDER SECTION 21 OF THE FSMA (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE OFFERED NOTES ARE OR WILL BE AVAILABLE TO PERSONS OTHER THAN RELEVANT PERSONS IN THE UK AND ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION (AS DEFINED BELOW).

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FSMA AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PROSPECTUS REGULATION”).

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

NOTICE TO INVESTORS: CANADA

THE OFFERED NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES

ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS Regulation (AS DEFINED BELOW).

The OFFERED NOTES are not intended To be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any EU retail investor in THE European Economic Area (THE “EEA”). For these purposes, aN “EU retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in ARTICLE 2 OF Regulation (EU) 2017/1129 (AS AMENDED, the “EU Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the OFFERED NOTES or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering or selling the OFFERED NOTES or otherwise making them available to any EU retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.

CERTAIN VOLCKER RULE CONSIDERATIONS

The Issuing Entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity will be relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO INVESTORS: UNITED KINGDOM	ii
CERTAIN VOLCKER RULE CONSIDERATIONS	iii
TRANSACTION STRUCTURE AND PARTIES	vi
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	1
The Receivables	6
Credit Enhancement	7
Tax Status	9
ERISA Considerations	9
Ratings of the Notes	10
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	10
Certificates	10
U.S. Credit Risk Retention	10
EU and UK Securitisation Regulations	11
RISK FACTORS	14
Risks Associated with Unknown Aggregate Initial Principal Amount of the Notes Prior to Pricing	17
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing	17
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise	18
A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes	18
WORLD OMNI FINANCIAL CORP.	43
WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS	44
Underwriting	44
Risk-Based Pricing	46
Electronic Contracts and Electronic Contracting	46
Servicing	46
Insurance	48
Customer Service	48
Corporate Responsibility	48
THE DEPOSITOR	49
THE ISSUING ENTITY	50
Capitalization of the Issuing Entity	50
The Owner Trustee	51
The Indenture Trustee	52
The Trust Property	53
ASSET REPRESENTATIONS REVIEWER	55

v

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

World Omni Financial Corp.
step 1
receivables
step 3
World Omni Auto Receivables LLC
offered notes
Underwriters
step 2
receivables
notes and certificates
offered notes
step 4
Indenture Trustee
Owner Trustee
World Omni Auto Receivables Trust 2022-B
Asset Representations Reviewer
Noteholders

(1) All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date. The Depositor will initially retain the certificates of the Issuing Entity.

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary.

Parties and Dates

Issuing Entity

The Issuing Entity of the Notes is World Omni Auto Receivables Trust 2022-B, also referred to herein as the “Issuing Entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the Depositor is:

250 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2024. World Omni Financial Corp. was established in 1981 and provides financial services to Toyota dealers in the Five-State Area, and has operated under the “Southeast Toyota Finance” name since 1996.

Indenture Trustee

U.S. Bank Trust Company, National Association.

Account Bank

U.S. Bank National Association.

Owner Trustee

Wilmington Trust, National Association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Cutoff Date

The close of business on April 15, 2022.

The information presented in this prospectus relates to the pool of Receivables as of the cutoff date.

If the aggregate initial principal amount of the Notes is $835,530,000, the aggregate starting principal balance of the Receivables included in the pool will be $921,258,427.82 and, if the aggregate initial principal amount of the Notes is $983,170,000, the aggregate starting principal balance of the Receivables included in the pool will be $1,083,969,917.66. The Issuing Entity will be entitled to all payments received after the cutoff date with respect to the pool of Receivables.

Closing Date

On or about June 1, 2022.

The Notes

World Omni Auto Receivables Trust 2022-B will issue the following Notes:

Class A-1 ●% Fixed Rate Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $195,000,000 and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $229,000,000;

Class A-2 Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $301,000,000, which may be comprised of $● Class A-2a ●% Fixed Rate Asset-Backed Notes and $● Class A-2b SOFR Rate plus ●% Floating Rate Asset-Backed Notes, and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $354,000,000, which may be comprised of $● Class A-2a ●% Fixed Rate Asset-Backed Notes and $● Class A-2b SOFR Rate plus ●% Floating Rate Asset-Backed Notes;

Class A-3 ●% Fixed Rate Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $226,000,000 and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $266,000,000;

Class A-4 ●% Fixed Rate Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $75,930,000 and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $89,920,000;

Class B ●% Fixed Rate Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $25,070,000 and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $29,500,000; and

Class C ●% Fixed Rate Asset-Backed Notes, if the aggregate initial principal amount of the Notes is $835,530,000, in the aggregate initial principal amount of $12,530,000 and, if the aggregate initial principal amount of the Notes is $983,170,000, in the aggregate initial principal amount of $14,750,000.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the benchmark and the applicable spread may change, see “Description of the Notes—Payments of Interest” in this prospectus.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes, the Class B Notes and the Class C Notes are referred to in this prospectus collectively as the “Notes.”

We refer to the Class A-2a Notes and the Class A-2b Notes collectively in this prospectus as the “Class A-2 Notes.” The allocation of the initial principal amount of the Class A-2 Notes between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes offered hereunder. The Depositor expects that the initial principal amount of any Class A-2b Notes will not exceed $90,300,000, if the aggregate initial principal amount of the Notes is $835,530,000, and will not exceed $106,200,000, if the aggregate initial principal amount of the Notes is $983,170,000. See "Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.”

The Depositor will make the determinations regarding the aggregate initial principal amount of the Notes (including with regard to any Class A-2a Notes and any Class A-2b Notes) based on, among other considerations, market conditions at the time of pricing. See "Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With Unknown Aggregate Initial Principal Amount of the Notes Prior to Pricing.”

All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date. We refer to the Notes other than any Notes retained (or subsequently acquired) by the Depositor or one of its affiliates as the “Offered Notes.” The Depositor will initially retain the certificates of the Issuing Entity. On or after the closing date, the Depositor or any such affiliate may sell any such retained Notes or certificates, subject to certain limitations described in “U.S. Credit Risk Retention”.

If the aggregate initial principal amount of the Notes is $835,530,000, the aggregate initial principal amount of the Class A Notes will be $797,930,000, the aggregate initial principal amount of the Class B Notes will be $25,070,000, and the aggregate initial principal amount of the Class C Notes will be $12,530,000, and, if the aggregate initial principal amount of the Notes is $983,170,000, the aggregate initial principal amount of the Class A Notes will be $938,920,000, the aggregate initial principal amount of the Class B Notes will be

$29,500,000, and the aggregate initial principal amount of the Class C Notes will be $14,750,000. The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the Offered Notes will be made on the closing date.

Payment Dates

The Issuing Entity will make payments on the Notes on the 15th day of each month, except that when the 15th day is not a business day, the Issuing Entity will make payments on the Notes on the next business day. We refer to such date as a “Payment Date.” The initial Payment Date will be July 15, 2022.

The Final Scheduled Payment Date for each class of Notes is listed below. The Depositor expects that each class of Notes will be paid in full prior to its Final Scheduled Payment Date.

Class A-1 Notes	June 15, 2023
Class A-2 Notes	October 15, 2025
Class A-3 Notes	July 15, 2027
Class A-4 Notes	March 15, 2028
Class B Notes	June 15, 2028
Class C Notes	February 15, 2029

Interest

On each Payment Date, the Indenture Trustee will remit to the holders of record of each class of Notes as of the close of business on the related record date interest at the respective per annum interest rate applicable to that class of Notes on the outstanding principal amount of that class of Notes as of the close of business on the preceding Payment Date. For Notes issued in book-entry form, the record date for a particular Payment Date will be the business day immediately preceding that Payment Date.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial Payment Date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the closing date) to but excluding the current Payment Date divided by 360.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

Interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 44, assuming a closing date of June 1, 2022) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7) and (9) under “—Priority of Payments” below, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; then

(5) to the Class B Notes until they are paid in full; and then

(6) to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until they are paid in full; then

(2) to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full; then

(3) to the holders of the Class B Notes until they are paid in full; and then

(4) to the holders of the Class C Notes until they are paid in full.

All outstanding principal amounts and interest with respect to a class of Notes will be payable in full on its Final Scheduled Payment Date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Redemption Upon Optional Purchase

The Servicer may, at its option, cause a redemption of the outstanding Notes by purchasing all the Receivables as set forth below. The Servicer may only do this on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The redemption price of the Notes shall equal the aggregate then-outstanding principal amount of the Notes plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the Receivables shall not be less than the redemption price.

Priority of Payments

On each Payment Date prior to the occurrence of an event of default which has resulted in the acceleration of the Notes, any funds available for distribution from the Receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting Available Funds, if any, in each case, with respect to that Payment Date, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the Servicer, will be distributed in the following amounts and order of priority:

(1) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2) interest on the Class A Notes;

(3) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period less the yield supplement overcollateralization amount as of the last day of the related Collection Period, also referred to herein as the “YSOC Amount,” as described under “Description of the Trust Documents—The YSOC Amount” in this prospectus;

(4) interest on the Class B Notes;

(5) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less the YSOC Amount as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clause (3) above;

(6) interest on the Class C Notes;

(7) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less the YSOC Amount as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (3) and (5) above;

(8) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(9) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period less the sum of (x) the YSOC Amount as of the last day of the related Collection Period and (y) the Overcollateralization Target Amount for that Payment Date, less (c) any amounts allocated to pay principal of the Notes under clauses (3), (5) and (7) above;

(10) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer to the extent not paid in clause (1) above; and

(11) the remainder, if any, as distributions to the certificateholders.

In the event that Available Funds are not sufficient to make the full amount of payments required by clauses (1) through (7) above, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, withdraw funds from the reserve account and apply those funds to complete the distributions required by those clauses in the priority specified above, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1) to the Owner Trustee, the Indenture Trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2) interest on the Class A Notes;

(3) principal of the Class A-1 Notes, until paid in full, and then principal of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, until paid in full;

(4) interest on the Class B Notes;

(5) principal of the Class B Notes, until paid in full;

(6) interest on the Class C Notes;

(7) principal of the Class C Notes, until paid in full; and

(8) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice or cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

The amount of principal required to be paid to Noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes or the redemption date.

Upon any event of default, the Indenture Trustee or a majority of the holders of Controlling Securities may immediately declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the Notes are accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the Controlling Securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Trust Documents—Indenture” and “Description of the Trust Documents—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Securities and, upon payment in full of the Class B Notes, the Class C Notes will be the Controlling Securities. See “Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the Depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any related trust document.

Servicing

After the sale of the Receivables to the Issuing Entity, World Omni Financial Corp. will continue to service the Receivables. World Omni Financial Corp.’s responsibilities as Servicer will include collection of payments, realization on the Receivables and the financed vehicles, selling or otherwise disposing of Defaulted Receivables and monitoring the performance of the Receivables. In return for World Omni Financial Corp.’s services, the Issuing Entity will pay a fee to World Omni Financial Corp. on each Payment Date out of collections received by the Issuing Entity, which generally will be 1/12th of 1.00% of the aggregate principal balance of Receivables as of the first day of the related Collection Period. However, the servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated to compensate for the length of the initial Collection Period being longer than one month. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus.

The Receivables

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “Receivables.” The Issuing Entity will be entitled to receive all payments received after the cutoff date with respect to the Receivables.

We refer to the principal balance of a Receivable as of the cutoff date as the “starting principal balance” of that Receivable and the principal balance of a Receivable as of the date it was originated as the “original principal balance” of that Receivable.

There is no requirement or ability to add or remove Receivables from the pool other than the right of the Issuing Entity to cause World Omni Financial Corp. to repurchase Receivables upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repurchase of any such affected Receivables as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The assets of the Issuing Entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See “The Issuing Entity—The Trust Property” in this prospectus for additional information regarding the assets of the Issuing Entity.

The Receivables held by the Issuing Entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the Issuing Entity. The Issuing Entity will grant a security interest in the Receivables and other specified trust property to the Indenture Trustee for the benefit of the Noteholders.

If the aggregate initial principal amount of the Notes is $835,530,000, as of the cutoff date, the Receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$921,258,427.82
Weighted Average Contract Rate(1)	4.16%
Range of Contract Rates	0.00% to 19.30%
Weighted Average Remaining Term to Maturity(1)	59.66 months
Weighted Average Original Term to Maturity(1)	67.99 months
Latest Scheduled Maturity Date	July 27, 2028

(1) Weighted based on the aggregate starting principal balance of the Receivables.

If the aggregate initial principal amount of the Notes is $983,170,000, as of the cutoff date, the Receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$1,083,969,917.66
Weighted Average Contract Rate(1)	4.16%
Range of Contract Rates	0.00% to 19.30%
Weighted Average Remaining Term to Maturity(1)	59.67 months
Weighted Average Original Term to Maturity(1)	68.01 months
Latest Scheduled Maturity Date	July 27, 2028

(1) Weighted based on the aggregate starting principal balance of the Receivables.

For further information about the characteristics of the Receivables in the pool as of the cutoff date, see “The Receivables Pool” in this prospectus.

All Receivables acquired by the Issuing Entity must satisfy the eligibility criteria specified under “The Receivables Pool-The Receivables” in this prospectus.

There are no outstanding series or classes of securities that are backed by the pool of Receivables and there are no material direct or contingent claims on or against the Receivables other than those held by the secured parties under the indenture.

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the Receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The Receivables—Review of Pool Assets” in this prospectus.

World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the Notes. Credit enhancement may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount of the Notes and interest thereon. If losses on the Receivables exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant Noteholders will bear their allocable share of such losses, as described in this prospectus. The credit enhancement for the Notes is in the form of a reserve account, subordination, overcollateralization, the yield supplement overcollateralization amount and excess interest.

Reserve Account

On the closing date, if the aggregate initial principal amount of the Notes is $835,530,000, $4,177,692.35 will be deposited into the reserve account, and, if the aggregate initial principal amount of the Notes is $983,170,000, $4,915,858.40 will be deposited into the reserve account, which, in each case, is equal to approximately 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the cutoff date. However, on or prior to the closing date, the Depositor may, in its sole discretion, increase the amount of the initial deposit to be made into the reserve account on the closing date.  Any such increase in the initial deposit into the reserve account will result in a corresponding increase to the amount required to be on deposit in the reserve account on any Payment Date, as described below.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (7) under the section entitled “Priority of Payments” above that are not covered by collections on the Receivables, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount of such class of Notes remains outstanding, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The amount required to be on deposit in the reserve account on any Payment Date is equal to 0.50% of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity less the YSOC Amount as of the cutoff date. However, on or prior to the closing date, the Depositor may, in its sole discretion, increase such percentage requirement. Any such increase in the percentage requirement will result in a corresponding increase to the initial deposit required to be made into the reserve account on the closing date.

The reserve account will be replenished, if necessary, to its required amount with collections on the Receivables remaining after making required payments to the asset representations reviewer and allocations of interest and principal payments on the Notes. Upon the payment in full of the Notes and the Certificates, the amount required to be on deposit in the reserve account shall be reduced to zero and, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the Depositor.

The reserve account is structured to be an “eligible horizontal cash reserve account” under Regulation RR of the Exchange Act. The Sponsor intends to fund the reserve account with the deposit of a portion of the purchase price for the Offered Notes on the closing date, in partial satisfaction of its risk retention obligations. See “U.S. Credit Risk Retention” in this prospectus for more information.

Subordination of the Class B Notes and the Class C Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes and the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes. The Class B Notes will be allocated Available Funds only after the Class A Notes have received their applicable portions of Available Funds for a given Payment Date and the Class C Notes will be allocated Available Funds only after the Class A Notes and the Class B Notes have received their applicable portions of Available Funds for a given Payment Date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of Notes in the reverse order of priority of payments on the Notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes and then to the principal amount of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity less the YSOC Amount exceeds the aggregate outstanding principal amount of the Notes. Overcollateralization as of the closing date is expected to be approximately 0.00% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the cutoff date. However, the application of funds according to the pre-acceleration priority of payment clause (9) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any Payment Date to a target amount of 0.90% of the aggregate outstanding principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the closing date (which will be the YSOC Amount as calculated as of the cutoff date). The overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on the Receivables, if any.

The Yield Supplement Overcollateralization Amount

The YSOC Amount with respect to any Collection Period and the related Payment Date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such Collection Period or as of the cutoff date of the Receivables (other than Defaulted Receivables) with a contract rate of less than the “Required Rate” (as defined below) for such Payment Date or cutoff date, exceeds the present value, calculated using a discount rate equal to the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. As used herein, the term “Required Rate” means, (i) with respect to the cutoff date and any Payment Date on or prior to the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.50% per annum, and (ii) with respect to any Payment Date after the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.25% per annum, or, in each case, such other percentage approved by the rating agencies hired by the Sponsor to rate the Notes. However, if no Class A-2b Notes are issued, the Required Rate will step down from 8.50% per annum to 8.25% per annum on the initial Payment Date and remain at this level for each period thereafter.

Excess Interest

The amount paid by obligors in respect of interest on the Receivables is expected to be greater than the amount of the related servicing fee, amounts payable to the asset representations reviewer, and interest on the Notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special U.S. federal tax counsel, is of the opinion that for U.S. federal income tax purposes, the Offered Notes will be characterized as indebtedness, in each case, to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes, and the Issuing Entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation. In accepting an Offered Note, each holder of that Note will be deemed to agree to treat the Note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

We refer you to “Material U.S. Federal Income Tax Consequences” in this prospectus for additional information concerning the application of U.S. federal income tax laws to the Issuing Entity and the Notes and to “State and Local Tax Consequences” in this prospectus for additional information concerning the application of state tax laws to the Issuing Entity and the Offered Notes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus, the Offered Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of an Offered Note, each investor will be deemed to represent that either (i) it is not and will not be acquiring such Note (or a beneficial interest therein) on behalf of, or with the assets of any benefit plan or any governmental, non-U.S. or church plan or any other employee benefit plan or arrangement that is subject to a similar law or (ii) its acquisition and holding of such Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

We refer you to “Certain ERISA Considerations” in this prospectus.

Ratings of the Notes

We expect that the Offered Notes will receive credit ratings from at least two nationally recognized rating agencies hired by the Sponsor to rate the Offered Notes.

The rating agencies hired by the Sponsor have discretion to monitor and adjust the ratings on the Notes.

The Offered Notes may receive an unsolicited rating from a rating agency not hired by the Sponsor that is different from the ratings provided by the rating agencies hired by the Sponsor to rate the Notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—General Risks Relating to the Transaction—Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of

Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The Issuing Entity will also issue certificates that represent the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the reserve account on that Payment Date and other required payments. The certificates are not being offered by this prospectus. The Depositor will initially retain the certificates in satisfaction of the risk retention obligations of the Sponsor. The Depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the Sponsor on or after the closing date. The certificates will not be transferred, financed, pledged or hedged except as permitted under the risk retention regulations. See “U.S. Credit Risk Retention” in this prospectus for more information.

U.S. Credit Risk Retention

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), World Omni Financial Corp., as Sponsor, is required to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the closing date in accordance with Regulation RR.

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the Notes and certificates to be issued by the Issuing Entity. The retained eligible horizontal residual interest will take the form of the Issuing Entity’s certificates. If the aggregate initial principal amount of the notes is $835,530,000, the Sponsor expects the Issuing Entity’s certificates and the Notes to have a fair value of between approximately $890,868,294 and $905,142,202, the Issuing Entity’s certificates to have a fair value of between approximately $55,338,294 and $69,612,202 and the reserve account to have a fair value of approximately $4,177,692, which, the fair value of the reserve account and the certificates collectively is between approximately 6.7% and 8.2% of the fair value, as of the closing date, of all of the Notes and certificates to be issued by the Issuing Entity, and, if the aggregate initial principal amount of the notes is $983,170,000, the Sponsor expects the Issuing Entity’s certificates and the Notes to have a fair value of between approximately $1,048,266,519 and $1,065,065,604, the Issuing Entity’s certificates to have a fair value of between approximately $65,096,519 and $81,895,604 and the reserve account to have a fair value of approximately $4,915,858, which, the fair value of the reserve account and the certificates collectively is between approximately 6.7% and 8.2% of the fair value, as of the closing date, of all of the Notes and certificates to be issued by the Issuing Entity.

The Sponsor will recalculate the fair value of the certificates following the closing date to reflect any changes in the methodology or inputs and assumptions described in this prospectus. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the closing date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates. For a description of the valuation methodology used to calculate the fair values of the Notes and certificates and of the eligible horizontal residual interest set forth in the preceding paragraphs, see “U.S. Credit Risk Retention” in this prospectus.

The Sponsor does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. See “U.S. Credit Risk Retention” in this prospectus for more information.

EU and UK Securitisation Regulations

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, any other party to the transactions described in this prospectus, nor any of their respective affiliates, makes any representation or agreement that it intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of (i) the EU Securitisation Regulation or (ii) the UK Securitisation Regulation.

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, any other party to the transactions described in this prospectus, nor any of their respective affiliates, undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the EU Securitisation Regulation or the UK Securitisation Regulation.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Regulation by any person. Consequently, the Notes may not be a suitable investment for investors who are subject to the EU Securitisation Regulation or the UK Securitisation Regulation. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability of, and compliance with the EU Securitisation Regulation, the UK Securitisation Regulation and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

For more information regarding the EU Securitisation Regulation and the UK Securitisation Regulation, see “Underwriting” below.

SUMMARY OF RISK FACTORS

The following summary is a short, concise description of some of the material risks applicable to this transaction. For this reason, the summary does not contain all the information that may be important to you and does not purport to summarize all the risks applicable to your investment. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

Risks Relating to the Notes and the Structure of the Transaction

The Notes are subject to certain risks related to the structure of the transaction and characteristics of the Notes as asset-backed securities which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	the limited pool of trust assets and sources of funds available to make payments on the Notes,

•	subordination of the more junior classes of Notes to the more senior classes of Notes,

•	actions by the Controlling Securities that may be adverse to the interests of holders of the other classes of Notes,

•	acceleration of payments on your Notes due to an event of default, and

•	retention by the Depositor of one or more classes of Notes,

•	the unknown aggregate initial principal amount of the Notes prior to pricing,

•	the unknown allocation of principal amount between any Class A-2a Notes and any Class A-2b Notes, and

•	Uncertainty regarding the SOFR Rate.

Risks Relating to the Receivables, the Related Financed Vehicles and the Obligors

The Notes are subject to certain risks related to the performance of the Receivables, other trust property, and financial condition of the obligors which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	insufficient collections due to poor performance of the Receivables pool, deteriorating financial circumstances of individual obligors, or other factors,

•	high amounts of vehicle recalls,

•	depreciation of certain financed vehicles,

•	lower than expected resale value of repossessed vehicles,

•	unpredictable rates of prepayments of the Receivables or prepayment of the Notes due to an event of default, and

•	redemption of the Receivables pool by the Servicer.

Risks Relating to the Transaction Parties

The Notes are subject to certain risks related to the transaction parties involved in the transaction which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	a bankruptcy filing of World Omni Financial Corp. or the Depositor,

•	the termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC and Toyota Motor Sales, U.S.A., Inc.,

•	the ability of the Servicer to comingle collections with its own funds and use them at its own risk and for its own benefit for specified periods of time in accordance with the trust documents, and

•	a security breach or cyber-attack affecting World Omni Financial Corp.’s business and ability to perform its obligations under the trust documents.

Risks Relating to Economic Conditions and Other External Factors

The Notes are subject to certain risks related to general, macroeconomic conditions, and other external factors such as natural catastrophes and pandemics which may lead to payment delays, shortfalls or losses on your Notes, adversely affect the resale value of your

Notes and/or limit your ability to resell your Notes, including due to factors such as, but not limited to:

•	the COVID-19 pandemic, its economic impact and the impact of the ensuing measures, such as closures and stay-at-home orders, adopted by governmental and non-governmental actors in response to the pandemic,

•	the geographic concentration of the obligors in certain states which may be more adversely affected by natural catastrophes, the COVID-19 pandemic or economic conditions than others,

•	downturns in general economic conditions, including high levels of unemployment, high interest rates, inflation, volatile gasoline and oil prices and low levels of consumer confidence in the economy,

•	the absence of a secondary market for your Notes or an insufficiently liquid secondary market for your Notes, and

•	the impact of climate change and regulatory requirements on World Omni Financial Corp.’s business.

Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Receivables

The Notes are subject to certain risks related to certain federal, state and local, legal and regulatory developments affecting the transaction parties and the collectability of the Receivables which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation,

•	federal and state laws that prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile retail installment sale contracts,

•	federal and state consumer protection laws that regulate the creation, collection and enforcement of retail installment sale contracts, or that may require the termination of the retail installment sale contract or refunded payments to be made to the obligor,

•	the impact of the Servicemembers Civil Relief Act and similar state legislation on the Servicer’s ability to collect from obligor’s engaged in active military duty or other covered action, and

•	the interests of other persons and competing claims in the Receivables and financed vehicles that could be superior to the Issuing Entity’s interests.

General Risks Relating to the Transaction

The Notes are subject to certain general risks applicable to transactions of this nature which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	prepayment, reinvestment, the complexity of the transaction structure, default and market risk, the tax consequences of an investment and the interaction of these factors,

•	a withdrawal or downgrade of the initial ratings on the Notes, or any adverse actions by a rating agency hired by the Sponsor to rate the Notes, any adverse changes to such rating agency and the issuance of unsolicited ratings on your Notes,

•	limitations on your ability to exercise your rights directly due to the lack of a physical Note, and

•	potential delays of your receipt of principal and interest payments from the Indenture Trustee due to payments on the Notes being made through DTC.

RISK FACTORS

You should carefully consider the following risks for the Notes before making an investment decision. In particular, distributions on your Notes will depend on payments received on and other recoveries with respect to the Receivables. Therefore, you should carefully consider the risk factors relating to the Receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS RELATING TO THE NOTES AND THE STRUCTURE OF THE TRANSACTION

Limited Assets of the Issuing Entity Could Result in Losses on the Notes	The Issuing Entity will not have any significant assets or sources of funds to make payments on the Notes other than the collections on the Receivables and the amounts available in the reserve account. You must rely upon payments on the Receivables and amounts available in the reserve account for repayment of your Notes. Although (1) funds in the reserve account may be available on any Payment Date to cover shortfalls in distributions of interest and certain distributions of principal on the Notes and (2) funds in the reserve account may be replenished with collections on the Receivables remaining after making required interest payments and certain principal payments on the Notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the Issuing Entity will depend solely on collections on the Receivables to make payments on the Notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

You Must Rely for Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments on Your Notes	Your Notes are obligations of the Issuing Entity. Your Notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, World Omni Financial Corp., the Indenture Trustee, the Owner Trustee or any other person. Distributions on each class of Notes will depend solely on the amount and timing of payments and other collections in respect of the Receivables and the credit enhancement for the Notes. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the Receivables, will be sufficient to make full and timely distributions on the Notes. The Notes and the Receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any other person.

Class B Notes and Class C Notes Are Subject to Greater Risk Because of Subordination of Those Classes

The Class B Notes bear greater risks than the Class A Notes because payments of interest on and principal of the Class B Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest on and principal of the Class A Notes.

The Class C Notes bear greater risks than the Class A Notes and Class B Notes because payments of interest on and principal of the Class C Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest on and principal of the Class A Notes and the Class B Notes.

Interest payments on the Class B Notes and the Class C Notes on each Payment Date will be subordinated to servicing fees due to the Servicer, payments to the asset representations reviewer, if any, payments to the Indenture Trustee and Owner Trustee following an event of default and acceleration of the Notes, and interest and principal payments on the Class A Notes due on such Payment Date. In addition, in the event the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable to the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest will be payable to the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

Principal payments on the Class B Notes will be subordinated in priority to the Class A Notes, as described in “Description of the Notes—Payments of Principal” in this prospectus. No principal will be payable on the Class B Notes until all principal of the Class A Notes has been paid in full. In addition, principal payments on the Class B Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See “Description of the Notes—Payments of Principal” in this prospectus.

Principal payments on the Class C Notes will be subordinated in priority to the Class A Notes and the Class B Notes, as described in “Description of the Notes—Payments of Principal” in this prospectus. No principal will be payable on the Class C Notes until all principal of the Class A Notes and the Class B Notes has been paid in full. In addition, principal payments on the Class C Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See “Description of the Notes—Payments of Principal” in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes and the Class C Notes.

Holders of the Class B Notes and Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	The Class A Notes will be the Controlling Securities under the indenture while any Class A Notes are outstanding. Only after the Class A Notes have been paid in full will the Class B Notes be the Controlling Securities, and only after the Class A Notes and Class B Notes have been paid in full will the Class C Notes be the Controlling Securities.

The rights of the Controlling Securities will include the following:

•	following an event of default, to direct the Indenture Trustee to exercise one or more of the remedies specified in the indenture relating to the property of the Issuing Entity, including a sale of the Receivables;
•	following a Servicer termination event, to waive the Servicer termination event or to terminate the Servicer;
•	to remove the Indenture Trustee and appoint a successor; and
•	to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the Controlling Securities may act solely in its own interests. Therefore, holders of Class B Notes and Class C Notes that are subordinated to the Controlling Securities will not be able to participate in the determination of any proposed actions that are within the purview of the Controlling

Securities, and the Controlling Securities could take actions that would adversely affect the holders of the Class B Notes and the Class C Notes.

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	Because the principal of each class of Notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the Receivables during the periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, (ii) Class B Notes will be outstanding longer than the Class A Notes, and, therefore, will be exposed to greater risk of losses on the Receivables during periods after the Class A Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (iii) Class C Notes will be outstanding longer than the Class A Notes and the Class B Notes, and, therefore, will be exposed to greater risk of losses on the Receivables during periods after the Class A Notes and the Class B Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, and then to the Class C Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the Receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your Notes may be lower than anticipated, and you could suffer a loss.

The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	The indenture provides that while a senior class or classes of Notes are outstanding, the failure to pay interest when due on the outstanding subordinated class or classes of Notes will not be an event of default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full. Under these circumstances, the holders of the subordinated classes of Notes which are not Controlling Securities will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	If so directed by the Noteholders of the Controlling Securities, following an acceleration of the Notes upon an event of default, the Indenture Trustee will sell the Receivables held by the Issuing Entity. We cannot assure you, however, that the market value of those Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your Notes where funds are not available for such payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for your Notes.

The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes or Class B Notes or Class C Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	The amount of each class of Notes sold to investors as contemplated by this prospectus, if any, and the amount of such class of Notes retained by the Depositor or one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase Offered Notes of any class. A significant reduction in liquidity in the secondary market for your Class A Notes, Class B Notes or Class C Notes may result if the Depositor or one or more affiliates thereof retain a large principal amount of such Notes. In addition, if any retained Notes are subsequently sold in the secondary market, the demand for and market price of Notes already in the market could be adversely affected and the voting power of the Noteholders of the outstanding Notes may be diluted.

Risks Associated with Unknown Aggregate Initial Principal Amount of the Notes Prior to Pricing	Whether the Issuing Entity will issue Notes with an aggregate initial principal amount of $835,530,000 or $983,170,000 is not expected to be known until the day of pricing. The Depositor will make the determination regarding the aggregate initial principal amount of the Notes based on, among other considerations, market conditions at the time of pricing. The size of a class of Notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of Notes is larger than you expected, then you will hold a smaller percentage of that class of Notes and the voting power of your Notes will be diluted.

Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing

The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase these classes of Notes.

The higher the initial principal amount of the floating rate Class A-2b Notes, the greater the Issuing Entity’s exposure will be to increases in the floating rate payable on the Class A-2b Notes. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter into any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any Class A-2a Notes or Class A-2b Notes may result if the Class A-2a Notes or Class A-2b Notes, if any, have a small principal amount as compared to the Class A-2b Notes or Class A-2a Notes, respectively.

The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise

The Receivables bear interest at a fixed rate while any floating rate Class A-2b Notes will bear interest at a floating rate based on the SOFR Rate (or the then-current Benchmark) plus the applicable spread. The Issuing Entity will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate Class A-2b Notes.

If the floating rate payable by the Issuing Entity in respect of any Class A-2b Notes is substantially greater than the fixed rate received on the Receivables, the Issuing Entity may not have sufficient funds to make payments on the Notes. If the Issuing Entity does not have sufficient funds to make required payments on the Notes, you may experience delays or reductions in the interest and principal payments on your Notes.

If the SOFR Rate (or the then-current Benchmark) rises or other conditions change materially after the issuance of the Notes, you may experience delays or reductions in interest and principal payments on your Notes. The Issuing Entity will make payments on any Class A-2b Notes out of its generally Available Funds. Therefore, an increase in the SOFR Rate (or the then-current Benchmark) would reduce the amounts available for distribution to holders of all Notes, not just the holders of any Class A-2b Notes.

A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes

The interest rates to be borne by the Class A-2b Notes are based on a spread over the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York (“FRBNY”).

Changes in the SOFR Rate (or the then-current Benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the amount of interest payments on the Class A-2b Notes. If the SOFR Rate (or the then-current Benchmark) decreases for an interest accrual period compared to the prior period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the SOFR Rate (or the then-current Benchmark) decreases, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%. A negative SOFR Rate (or the then-current Benchmark) rate could result in the interest rate applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

Uncertainty About SOFR May Adversely Affect the Offered Notes	SOFR is a relatively new benchmark rate that is still under development and may ultimately not be widely used as a benchmark rate.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY Notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the Sponsor’s, the Issuing Entity’s and any other transaction party’s control or direction and none of the Sponsor, the Issuing Entity or any other transaction party has control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the Sponsor, the Issuing Entity or any other transaction party is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders in the Offered Notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Offered Notes.

If SOFR is not widely used as a benchmark in securities that are similar or comparable to the Offered Notes, the return on and value of the Offered Notes and the trading price of the Offered Notes may be lower than those of securities that are linked to benchmark rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to the return on and value of the Offered Notes may evolve over time, and trading prices of the Offered Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Offered Notes may not be able to sell the Offered Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. Ultimately, the most widely used benchmark may be a rate other than the SOFR Rate, as there are competing benchmark developments and the SOFR Rate may prove not to be the predominant or widely used benchmark rate for floating rate Notes.

Additionally, the composition and characteristics of SOFR are not the same as those of London interbank offered rate (“LIBOR”) and other floating interest benchmark rates. SOFR is different from LIBOR in certain respects, including, without limitation, that SOFR is a secured rate, while LIBOR is an unsecured rate and SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., one month). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Offered Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. The interest rate on the Offered Notes will initially be based on the SOFR Rate plus the applicable spread. The SOFR Rate will be based on Compounded SOFR.

Under certain circumstances, as described under “Description of the Notes — Payments of Interest” in this prospectus, if the Administrator (on behalf of the Issuing Entity) has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate of the Notes may cease to be based upon SOFR and instead be based upon the Benchmark Replacement.

The alternative rate of interest on the Offered Notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the Administrator (on behalf of the Issuing Entity), in each case, together with any Benchmark Replacement Adjustment. If a particular Benchmark Replacement or related Benchmark Replacement Adjustment cannot, in the sole discretion of the Administrator (on behalf of the Issuing Entity), be determined (including because such Benchmark Replacement or related Benchmark Replacement Adjustment is deemed not to be administratively feasible), then the next-available Benchmark Replacement or related Benchmark Replacement Adjustment will apply.

Further, the Administrator (on behalf of the Issuing Entity) may, from time to time, in its sole discretion, make Benchmark Conforming Changes (i.e., technical, administrative or operational changes) without the consent of Noteholders or any other person, which could change the methodology used to determine the SOFR Rate. The Issuing Entity can provide no assurance that the methodology to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the life of the Offered Notes relative to the results that would have occurred had the interest rates been based on Compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. Holders of the Offered Notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

It is possible that there will be limited interest in securities products based on Compounded SOFR, or in the implementations of Compounded SOFR with respect to the Offered Notes. As a result, you should consider whether any future reliance on Compounded SOFR may adversely affect the market values and yields of the Offered Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Additionally, the trust and the Administrator cannot anticipate how long it will take to develop the systems and processes necessary to adopt a specific Benchmark Replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

It is intended that the replacement of the then-current Benchmark will not be a taxable event for Noteholders of the Offered Notes. However, we cannot provide any assurances that the IRS will not take a contrary view. If the IRS treats a change in the then-current Benchmark of the Offered Notes as a taxable event, Noteholders of the Offered Notes may be required to recognize taxable gain or loss at that time. Holders of the Offered Notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative Benchmark.

RISKS RELATING TO THE RECEIVABLES, THE RELATED FINANCED VEHICLES AND THE OBLIGORS

You May Experience Reduced Returns and Delays on Your Notes Resulting from Changes in Delinquency Levels and Losses	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio, or as reflected in the static pool and vintage origination information attached hereto as Appendices A and B, will be indicative of the performance of the Receivables included in the Issuing Entity or that the levels will continue in the future. Delinquencies or losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events (including the COVID-19 pandemic). For more information on the potential impact of the COVID-19 pandemic on delinquencies and losses on the retail installment sale contract portfolio and the Receivables pool, see “—The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn,” and “—The COVID-19 Pandemic May Result in Losses or Delays in Payment on Your Notes” below.

You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall

The vehicles securing the Receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their Receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the Receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your Notes. If any of these events materially affect collections on the Receivables, you may experience delays in payments or principal losses on your Notes.

We refer you to “The Receivables Pool—Distribution by Vehicle Model of the Receivables in the Pool as of the Cutoff Date” in this prospectus for concentrations of certain vehicle models securing the Receivables.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the Notes earlier than you expected. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Prepayments on Receivables Will Cause Prepayments on Your Notes” in

this prospectus.

The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on Those Financed Vehicles, Which May Result in Losses	There can be no assurance that the value of any financed vehicle will be greater than the principal balance of the related Receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of the related Receivable will exceed the value of the related vehicle during the early years of a Receivable’s term. Defaults during these early years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the Receivable. The frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the Receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, the amount of any loss tends to be greater for Receivables secured by new vehicles because of the higher rate of depreciation described above. See “The Receivables Pool—The Receivables” for more information regarding the percentage of the aggregate starting principal balance of the pool representing financings of new vehicles securing Receivables with original terms to maturity greater than 60 months.

Prepayments on Receivables Will Cause Prepayments on Your Notes	You may receive payment of principal on the Notes earlier than you expected for the reasons set forth herein. You may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on the Notes. Prepayments on the Receivables by the related obligors and purchases of the Receivables by World Omni Financial Corp. and the Servicer will shorten the life of the Notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by you.

Subject to certain exceptions, the Receivables are prepayable at any time without charge. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including:

	•	an economic slowdown or recession;
	•	other events which have the same effect as prepayments in full of Receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of Receivables;
	•	repurchases of Receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants; and
	•	the purchase by the Servicer of the Receivables when the aggregate principal balance thereof is 10.00% or less of the aggregate starting principal balance.

The rate of prepayments of Receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that the Issuing Entity will experience.

Principal on each class of Notes must be fully paid by the Final Scheduled Payment Date for that class of Notes. However, because some prepayments of the Receivables are likely and some Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’ Final Scheduled Payment Date, the actual payment of any class of Notes may occur earlier, and could occur significantly earlier, than that class’ Final Scheduled Payment Date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of Notes will be earlier than that class’ Final Scheduled Payment Date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus.

Redemption Upon Optional Purchase	The Servicer may, at its option, purchase all of the remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity.

If the Servicer were to exercise its option to purchase the Receivables, your Notes would be redeemed and paid in full. As a result, you may receive principal on your Notes earlier than you expected. An optional redemption will shorten the life of the Notes. Any reinvestment risks resulting from an optional redemption will be borne entirely by you. See “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and “Description of the Notes—Redemption Upon Optional Purchase.”

RISKS RELATING TO THE TRANSACTION PARTIES

A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments to You	We have structured the transactions described in this prospectus in an effort to minimize the risk that:

• World Omni Auto Receivables LLC and the Issuing Entity might be the subject of a bankruptcy or state insolvency proceeding;
• the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of World Omni Auto Receivables LLC or the Issuing Entity with those of World Omni Financial Corp.; and
• the sale of the Receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the Receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your Notes or may suffer losses on your Notes.

Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the Receivables are owned by World Omni Financial Corp. instead of the Issuing Entity. A court could reach this conclusion either because the transfer of the Receivables from World

Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

• the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and
• the fact that neither the Issuing Entity nor the Indenture Trustee has a perfected security interest in the financed vehicles or any cash collections on the Receivables at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. May Cause Delays in Payments or Losses on Your Investment	Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the Issuing Entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

The insolvency of World Omni Financial Corp. also could result in its replacement as Servicer, which could temporarily interrupt payments on the Notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be a Servicer termination event under the sale and servicing agreement, which could result in the removal of World Omni Financial Corp. as Servicer. Either type of case could delay payment to you on the Notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the Notes. See also “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions.”

Adverse Consequences of the Termination of the Toyota Distribution Agreement	Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A., Inc. could materially and adversely affect World Omni Financial Corp.’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a Servicer termination event and removal of World Omni Financial Corp. as Servicer.

Commingling by the Servicer May Result in Delays and Reductions in Payments on Your Notes	So long as the monthly remittance condition is satisfied, World Omni Financial Corp., as the Servicer, may retain all collections on the Receivables received from the related obligors and all proceeds relating to the Receivables and the financed vehicles collected during a Collection Period until the business day preceding the related Payment Date. During this time, the Servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding each Payment Date, the Servicer must deposit into the collection account, all payments on the Receivables received from the obligors and all proceeds relating to the Receivables and the financed vehicles collected during the related Collection Period.

A Security Breach or a Cyber-Attack Affecting World Omni Financial Corp. Could Adversely	World Omni Financial Corp. could be the subject of cyber-attacks that may result in slow performance, loss or temporary unavailability of World Omni Financial Corp.’s data or information systems, including its

Affect World Omni Financial Corp.’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes

core systems used to service the Receivables. Security breaches or cyber-attacks involving World Omni Financial Corp.’s systems or facilities, or the systems or facilities of third-party providers, could expose World Omni Financial Corp. to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on World Omni Financial Corp.’s future business with current and potential customers, results of operations and financial condition.

If World Omni Financial Corp.’s security measures are circumvented by methods such as hacking, fraud, trickery or other forms of deception, that could result in the misappropriation of proprietary information, interruptions of World Omni Financial Corp.’s operations, damage of critical infrastructure, or ransomware demands.

World Omni Financial Corp. may be required to expend capital and other resources to protect against, or remediate problems caused by, such security breaches or cyber-attacks.  Even if a failure of, or interruption in, World Omni Financial Corp.’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may nevertheless require World Omni Financial Corp. to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose World Omni Financial Corp. to reputational harm.

World Omni Financial Corp. may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions as a result of the COVID-19 pandemic and resulting increased remote work arrangements. World Omni Financial Corp. may not be able to anticipate or implement effective preventative measures against all security breaches, especially because in recent years perpetrators have been originating such attacks using increasingly sophisticated and frequently changing techniques.  The occurrence of any of these events could have a material adverse effect on World Omni Financial Corp.’s business, results of operations and financial condition, could adversely affect World Omni Financial Corp.’s ability to service the Receivables under the servicing agreement and perform its other obligations under the other transaction documents, and could have an adverse effect on your Notes.

RISKS RELATING TO ECONOMIC CONDITIONS AND OTHER EXTERNAL FACTORS

The COVID-19 Pandemic May Result in Losses or Delays in Payment on Your Notes	The COVID-19 pandemic has led, and may continue to lead, to unprecedented disruptions and volatility in the financial markets and general economic activity, as businesses and federal, state, and local governments have taken, and may continue to take broad actions intended to mitigate the public health crisis. World Omni Financial Corp. has implemented various measures, such as having personnel who are able to do so work remotely, that are intended to mitigate disruptions to its business and to help ensure continuity of customer support, servicing and other business functions.

Unprecedented increases in unemployment, decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and downward pressure on used vehicle values, disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and decreases in liquidity of certain secondary markets, along with the various laws, regulations, executive orders, local ordinances and other guidance implemented to combat the effects of the pandemic could also have negative effects on the business of World Omni Financial Corp. Further, decreased or delayed new vehicle production, shortage of parts, components or raw materials, supply chain or logistic network disruptions, or other events and economic conditions resulting from the COVID-19 pandemic or other health pandemics may adversely impact World Omni Financial Corp.’s ability to originate new retail installment sale contracts.

Moreover, the federal, state or local governments have enacted, and may continue to enact, laws, regulations, executive orders or other guidance related to financial obligations such as the Receivables, including allowing obligors to forgo making scheduled payments, requiring certain modifications or waiving certain fees, and some states have enacted certain measures which curtail the ability of creditors to exercise certain rights such as repossessions and liquidations of financed vehicles. These measures, if enacted or expanded could have a negative effect on the Receivables and the business of World Omni Financial Corp.

Additionally, changes in the availability or cost of the long-term financing necessary to support the purchase of retail installment sale contracts could adversely affect results of operations of World Omni Financial Corp. World Omni Financial Corp. uses securitization programs to fund a substantial portion of the retail installment sale contracts purchased by World Omni Financial Corp. from dealers. Changes in the condition of the asset-backed securitization market could lead to higher costs to access funds or require World Omni Financial Corp. to seek alternative means to finance its purchase of retail installment sale contracts. In the event that the securitization market ceases to exist and there were no immediate alternative funding sources available, World Omni Financial Corp. might be forced to curtail its purchase of retail installment sale contracts for some period of time. The impact of reducing or curtailing World Omni Financial Corp.’s purchase of retail installment sale contracts could have a material adverse effect on the business, sales, results of operations and financial condition of World Omni Financial Corp.

The ultimate impact of the COVID-19 pandemic on World Omni Financial Corp.’s business, servicing operations, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the ultimate duration and possible resurgence of the outbreak (including a resurgence due to more severe variants of COVID-19), its severity, the actions to contain the virus or treat its impact, the effectiveness of medical treatments and vaccines, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 pandemic has subsided, World Omni Financial Corp. may continue to experience significant impacts to its business as a result of the COVID-19 pandemic’s global economic impact, including any economic downturn or recession that has occurred or may occur in the future. Consequently, the ability of World Omni Financial Corp., including in its capacity as Servicer, or other transaction parties to perform their respective obligations under the trust documents could be diminished by regulatory actions related to the COVID-19 pandemic and disruptions in the economy and the financial markets.

While the U.S. Federal Reserve, the broader U.S. government and other governments have implemented measures in response to concerns surrounding the economic effects of the COVID-19 pandemic, the likelihood of such measures calming the volatility in the financial markets or the occurrence of a longer-term national or global economic downturn cannot be predicted. It is unclear how many obligors have been and will continue to be adversely affected by the pandemic and related efforts by the government to slow the spread of COVID-19 throughout the nation. As discussed under “—The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn,” these occurrences could have a negative impact on the ability of obligors to make timely payments on the Receivables.

While not anticipated, adverse events with respect to World Omni Financial Corp. or any of its affiliates could result in servicing disruptions or affect the performance or market value of your Notes and your ability to sell your Notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the Servicer’s control, such as natural disasters, public health emergencies (including the COVID-19 pandemic or similar pandemics) and economic disruptions, particularly to the extent such events affected the Servicer’s business or operations. For example, if significant portions of the Servicer’s workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, stay-at-home orders, facility closures or ineffective remote work arrangements, there may be servicing disruptions, which could result in reduced collection effectiveness. In addition, if any other transaction party is unable to adequately perform its obligations under the trust documents for similar reasons, this may adversely impact the performance of the Receivables and the timing and amount of distributions on the Notes. Further, certain third parties that World Omni Financial Corp. relies on to deliver products and services to support its business may be unable to fully perform in a timely manner, which could adversely impact World Omni Financial Corp.’s ability to operate its business or perform its obligations under the trust documents, or could cause a disruption in collection activities with respect to the Receivables owned by the Issuing Entity.

Furthermore, as discussed under “World Omni Financial Corp.’s Automobile Finance Business—Servicing” and “Description of the Trust Documents—Servicing Procedures” to the extent an economic downturn results in increased delinquencies and defaults by obligors on the Receivables due to financial hardship or otherwise, the Servicer may implement a range of actions with respect to affected obligors and the related Receivables to extend or modify the payment schedule consistent with the Servicer’s customary servicing procedures. The Servicer had experienced a greater demand for extensions related to the COVID-19 pandemic and such extensions were granted where appropriate. Any Receivable for which the Servicer’s records as of the cutoff date indicate that the related obligor received an extension (whether for reasons related or unrelated to the COVID-19 pandemic), and has not made at least one payment subsequent to such extension, has been excluded from the Receivables pool.

To the extent the COVID-19 pandemic continues to adversely affect the United States economy (including the ability of obligors to make timely payments on the Receivables), financial markets or the business or operations of World Omni Financial Corp., it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the Receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your Notes, and risks of geographic concentration of the obligors.

Because a pandemic such as COVID-19 is unprecedented in recent years, historical loss experience set forth in this prospectus under “Delinquencies, Repossessions and Net Losses” and “Static Pool Information About Certain Previous Vintage Origination Years and Prior Securitized Pools” may not accurately predict the performance of the Receivables in the Receivables pool. All of the foregoing could have a negative impact on the performance of the Receivables and, as a result, you may experience delays in payments or losses on your Notes.

The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment

Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the Receivables. Economic conditions that may affect payments on the Receivables include:

•      unemployment,

•       fuel prices,

•      declines in home values,

•       interest rates,

•      inflation rates,

•      consumer perceptions of the economy,

•      effects of pandemics (including the COVID-19 pandemic) and natural catastrophes.

Adverse economic conditions (including due to the COVID-19 pandemic) in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the Receivables. The consequences of a significant economic downturn, including high unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the vehicles securing the Receivables, which could increase the amount of a loss if the Receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your Notes and you may suffer a loss. As of the cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the Receivables in the pool were concentrated in the Five-State Area. Economic conditions as a result of an economic downturn (including due to the COVID-19 pandemic) in the Five-State Area, including a decline in home values, may affect payments on the Receivables from obligors residing in those states. The occurrence of hurricanes, pandemics (including the COVID-19 pandemic) or geological disasters in those states may adversely affect Receivables located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, pandemics (including the COVID-19 pandemic), or geological disasters, such as oil spills or other similar events, on the economy or on the Receivables in those states. The effect of natural disasters, such as hurricanes and tornadoes, pandemics (including the COVID-19 pandemic), or geological disasters, such as oil spills or other similar events, on the performance of the Receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. Investors should consider the possible effects of delinquency, default and prepayment experience of the Receivables because any adverse impact as a result of an economic downturn, hurricane, tornado, pandemic (including the COVID-19 pandemic) or human-caused event or any similar event may be borne by the Noteholders. We refer you to “The Receivables Pool—Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date” in this prospectus.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions

The Notes will not be listed on any securities exchange. Therefore, in order to sell your Notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the Offered Notes. Additionally, recent regulatory interpretations by the Securities and Exchange Commission under Exchange Act Rule 15c2-11 may further restrict the ability of brokers and dealers to publish quotations on the Offered Notes on any interdealer quotation system or other quotation medium after January 3, 2023. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your Notes.

Major disruptions in the global financial markets could result in significant reductions in liquidity in the secondary market for asset-backed securities. Periods of illiquidity could affect the secondary market, thereby adversely affecting the market value of your Notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Moreover, the global economic slowdown resulting from the COVID-19 pandemic has created major disruptions and uncertainty in global financial markets, including the secondary market for asset-backed securities. Accordingly, you may not be able to sell your Notes when you want to do so or you may be unable to obtain the price that you wish to receive for your Notes and, as a result, you could suffer a loss on your investment.

The UK has withdrawn from the European Union (“EU”) (such withdrawal being commonly referred to as “Brexit”) and is no longer subject to EU law. A trade and cooperation agreement governing the future relationship between the UK and the EU became effective on May 1, 2021.

There remains considerable uncertainty surrounding the implications and implementation of the ongoing relationship between the UK and the EU following Brexit (including the details of how it will be conducted, how trade relations may develop, whether it will have a negative impact on the UK or the broader global economy and the impact on the value of the British pound). Brexit creates an uncertain political, legal and economic environment in the UK and potentially across the member states of the EU and in global markets for the foreseeable future. That uncertainty may in turn adversely impact the liquidity and/or market value of the Notes.

The Notes May Not Be a Suitable Investment for Investors Subject to the EU Securitisation Regulation or the UK Securitisation Regulation

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, any other party to the transactions described in this prospectus, nor any of their respective affiliates, makes any representation or agreement that it intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of (i) the EU Securitisation Regulation or (ii) the UK Securitisation Regulation.

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, any other party to the transactions described in this prospectus, nor any of their respective affiliates, undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the EU Securitisation Regulation or the UK Securitisation Regulation.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Regulation by any person. Consequently, the Notes may not be a suitable investment for investors who are subject to the EU Securitisation Regulation or the UK Securitisation Regulation. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability of, and compliance with the EU Securitisation Regulation, the UK Securitisation Regulation and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

For more information regarding the EU Securitisation Regulation and the UK Securitisation Regulation, see “Underwriting” below.

The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn

The recent economic slowdown experienced by the United States may adversely affect the performance of the Receivables and the performance and market value of your Notes. A further deterioration in economic conditions and certain economic factors (including due to the COVID-19 pandemic) could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. Economic conditions could deteriorate in connection with an economic downturn, high interest rates, inflation, volatile gasoline and oil prices, housing price declines, tariffs and other trade protection measures, terrorist events, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your Notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your Notes earlier than anticipated.

In addition, a general economic downturn (including due to the COVID-19 pandemic) may adversely affect the performance of the

Receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High levels of unemployment, low levels of consumer confidence in the economy and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.

Further, in response to the COVID-19 pandemic, many motor vehicle finance companies, including World Omni Financial Corp., had temporarily suspended certain involuntary repossession activities. Subject to state specific guidelines and other applicable law, World Omni Financial Corp. has reinitiated vehicle repossession activities. In addition, used car auctions were temporarily closed in certain localities in response to government mandates, which caused a delay in recoveries. Used car auctions have resumed, however if a vehicle is repossessed while the used car auction market is not fully functioning, the sale proceeds for such vehicle may be lower than expected, resulting in increased losses that may result in losses on your Notes.

New tariffs and evolving trade policy between the United States and other countries could also adversely affect economic conditions and the performance of the Receivables.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the Receivables.

Climate Change Could Have an Adverse Effect on World Omni Financial Corp.’s Business and May, Directly or Indirectly, Cause Losses on Your Notes

The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on World Omni Financial Corp., including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles. The auto industry, in particular, is subject to regulations which attempt to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including auto finance companies such as World Omni Financial Corp. World Omni Financial Corp.’s ability to acquire new retail installment sales contracts financing Toyota-branded motor vehicles which meet certain eligibility criteria for certain environmentally- or sustainability-related purposes, or comply with applicable rules and regulations, will depend on the availability of such motor vehicles and market conditions, including supply chain disruptions.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including

World Omni Financial Corp. and the obligors on the Receivables. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their Receivables. The auto dealerships in the Five State Area and physical auctions that facilitate the origination of the Receivables and disposition of the financed vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors. For additional information, see “Risk Factors—Risks Relating to Economic Conditions and Other External Factors— The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment.”

The effects of climate change could adversely affect the performance of the Receivables, the market value of the financed vehicles, the credit rating of World Omni Financial Corp. or the ability of World Omni Financial Corp., as Sponsor, to honor its commitment to repurchase Receivables due to breaches of representations or warranties, and, as Servicer, to service the Receivables or purchase Receivables due to certain Servicer modifications, which could result in losses on your Notes. For information with respect to World Omni Financial Corp.’s efforts regarding climate change, see “World Omni Financial Corp.’s Automobile Finance Business—Corporate Responsibility” in this prospectus.

RISKS RELATING TO CERTAIN REGULATORY AND MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•       created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the federal laws and regulations for consumer financial products and services;

•       created a new framework for the regulation of over-the-counter derivatives activities;

•       strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•       created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni Financial Corp.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with federal consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  On August 31, 2015, World Omni Financial Corp. became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni Financial Corp.’s business products, policies and procedures.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts or practices (“UDAAP”). CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of UDAAP principles and supervision of World Omni Financial Corp. by the CFPB, may increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business.

The CFPB and the Federal Trade Commission (the “FTC”) have broad authority to investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB may review the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has previously taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Some Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus. The CFPB has investigated banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations. If any of World Omni Financial Corp.’s practices were found to violate the Equal Credit Opportunity Act or other laws and if World Omni Financial Corp. had knowledge of such violation when it sold the Receivables under the sale and servicing agreement, World Omni Financial Corp. could be obligated to repurchase from the Issuing Entity any related Receivables that fail to comply with law as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus. In addition, World Omni Financial Corp., the Depositor or the Issuing Entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

In a recent and ongoing case, the CFPB successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles such as the Issuing Entity. On December 13, 2021, in CFPB vs. Nat’l Collegiate Master Student Loan Trust. No. 1:17-cv-1323-SB (D. Del.), an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust holding that the trust is a “covered person” within the meaning of the Dodd-Frank Act because it engages in the servicing of loans, even if through third-party servicers and subservicers. It remains to be litigated and determined whether the securitization trust could be liable for the conduct of the servicers and subservicers, but the CFPB may make that argument. A decision in favor of the CFPB in this matter would likely set precedent for the CFPB to investigate and bring future enforcement actions against other securitization trusts, including the Issuing Entity, based on servicer conduct. On May 3, 2022, the Third Circuit Court of Appeals agreed to hear the defendant’s interlocutory appeal for consideration of among other matters, whether the securitization trust is a “covered person” within the meaning of the Dodd-Frank Act. If resolved in favor of the securitization trust, the CFPB may not be able to proceed directly against the securitization trust in this matter.

Additionally, two new federal debt collection rules issued by the CFPB went into effect in November 2021. Among other things, the new rules impose limits on the ability of debt collectors to make debt collection phone calls to consumers. While the rules limit their applicability to third-party debt collectors which may directly impact the independent contractors retained by World Omni Financial Corp. to perform collection services, World Omni Financial Corp. itself may also be required to comply with their requirements. It is unclear what effect, if any, the new debt collection rules will have on the Receivables or the Servicer's practices, procedures and other servicing activities relating to the Receivables or if such impact could reduce the associated recoveries. The timing and impact of the new rules on World Omni Financial Corp.’s business remain uncertain.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations promulgated under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the Receivables, on the regulation and supervision of World Omni Financial Corp., as an originator or Servicer, the Depositor, the Issuing Entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to

World Omni Financial Corp. or its affiliates, including the Depositor and the Issuing Entity. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the Receivables to the Depositor and the Issuing Entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the Receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes. In addition, if the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity and the Noteholders would have a secured claim in the receivership of the Issuing Entity. Also, if the Issuing Entity were subject to OLA, Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the Servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under OLA, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.’s transfer of Receivables to the Depositor perfected merely by the filing of a UCC financing statement. If the transfer were voided as a preference under OLA, Noteholders would have only an unsecured claim in the receivership for the purchase price of the Receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.

Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results

World Omni Financial Corp. is subject to federal and state regulation and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the Receivables, on World Omni Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., the Depositor or the Issuing Entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.

Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of retail installment sale contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. These laws may also make an assignee of a retail installment sale contract, such as the Issuing Entity, liable to the obligor for any violation by the lender or the initial creditor and may also affect an assignee’s ability to enforce its rights related to a retail installment sale contract. World Omni Financial Corp. will make representations and warranties that, to the best of its knowledge, each Receivable complies with all requirements of applicable law in all material respects at the time it was originated. If any such representation or warranty proves incorrect, has certain material and adverse effects on the Receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any affected Receivable. To the extent World Omni Financial Corp. fails to make such repurchase payment or the Issuing Entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the Notes. Pursuant to the Receivables purchase agreement, World Omni Financial Corp. will also indemnify the Depositor, who will assign all its right, title and interests under the Receivables purchase agreement to the Issuing Entity, for any liability resulting from the failure of a Receivable to be originated in compliance in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder. For more information regarding consumer protection laws, we refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

The Return on Your Notes Could Be Reduced by Shortfalls Due to Military Action

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the Receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the Receivables and the financed vehicles.

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the Servicer to collect full amounts of interest on these

Receivables as well as the ability to repossess the related vehicle during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the Notes.

We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

Interests of Other Persons in the Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result in Reduced Payments on Your Notes

Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a Receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.’s security interest in the financed vehicle on the related certificate of title. In connection with the sale of Receivables on the closing date, World Omni Financial Corp. will assign its security interests in the financed vehicles to the Depositor, and the Depositor will assign its security interests to the Issuing Entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the Depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the Issuing Entity may not have a perfected security interest in the financed vehicles securing the Receivables in some states. World Omni Financial Corp. will be obligated to repurchase any Receivable sold to the Issuing Entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any Receivable sold to the Issuing Entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the Receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the Receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the Issuing Entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the Issuing Entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the Servicer will have any obligation to purchase a Receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of Notes by the Issuing Entity. Generally, no action will be taken to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into an account controlled by the Indenture Trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The Servicer is required to maintain possession of the original tangible contracts for each of the Receivables (or, with respect to any contracts that are electronic chattel paper, the Servicer is required to maintain control of the contracts for each Receivable). If the Servicer sells or pledges and delivers the original contracts (or, with respect to any contracts that are electronic chattel paper, transfers control of the contracts) for the Receivables to another party, in violation of its obligations under the trust documents, this party could acquire an interest in the Receivable having a priority over the Issuing Entity’s interest. Furthermore, if the Servicer becomes insolvent, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the Notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the Notes.

If the Servicer Does Not Maintain Control of the Receivables Evidenced by Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest in Those Receivables

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni Financial Corp. may originate Receivables electronically using a third-party custodian and using the third-party custodian’s technology system.  Such electronic contracts are stored in an electronic vaulting system maintained by such third-party custodian on behalf of World Omni Financial Corp.  The electronic vaulting system recognizes World Omni Financial Corp. as the party having control of the Receivables originated electronically by World Omni Financial Corp., and World Omni Financial Corp., as Servicer, is required to maintain control of those Receivables on behalf of World Omni Financial Corp. and its assigns.  The electronic vaulting system is designed to enable World Omni Financial Corp. to perfect its security interest in the Receivables evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Some Legal Aspects of the Receivables—Interests in the Receivables” and “—Safekeeping of Chattel Paper” in this prospectus.

World Omni Financial Corp. will represent that World Omni Financial Corp., as Servicer, has “control” (within the meaning of the applicable UCC) in each Receivable that is evidenced by electronic contracts.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to World Omni Financial Corp.’s interest (and accordingly the Issuing Entity’s interest).  This could occur if World Omni Financial Corp. ceases to have “control” over an electronic contract that is maintained on behalf of World Omni Financial Corp. by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates World Omni Financial Corp.’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract.   World Omni Financial Corp. also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the electronic vaulting system, a person other than World Omni Financial Corp. were able to modify or duplicate the authoritative copy of the contract.

Although World Omni Financial Corp. will perfect its assignment of its security interest in the electronic contracts to the Issuing Entity by filing financing statements, if the interests in the Receivables that World Omni Financial Corp. acquired from the originating dealer were not perfected by control, the priority of the Issuing Entity’s security interest in the Receivables could be affected. The Issuing Entity’s interest in the Receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the Receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by World Omni Financial Corp. will perform as represented to World Omni Financial Corp. and maintain the systems and controls required to provide assurance that World Omni Financial Corp. maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the Receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date (including extensions in connection with the COVID-19 pandemic).  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, World Omni Financial Corp., as Servicer, will agree to maintain the perfected security interest in the Receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

There is a risk that the systems employed by World Omni Financial Corp. or the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give World Omni Financial Corp. (and accordingly, the Issuing Entity) a perfected security interest in the Receivables evidenced by electronic contracts.

As a result of the foregoing, World Omni Financial Corp. (and accordingly, the Issuing Entity) may not have a perfected security interest in certain Receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect World Omni Financial Corp.’s ability on behalf of the Issuing Entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your Notes and you may incur losses on your investment in the Notes.

GENERAL RISKS RELATING TO THE TRANSACTION

The Offered Notes Are Not Suitable Investments for All Investors	The Offered Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale

The Depositor expects that the Offered Notes will receive ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the Sponsor to rate the Notes. A Note rating is not a recommendation by a rating agency that you buy, sell or hold Notes. Similar ratings on different types of Notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the Notes after the Notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the Offered Notes.

Ratings on the Notes will be monitored by the rating agencies hired by the Sponsor while the Notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the Notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the Noteholders.

Ratings initially assigned to the Notes will be paid for by the Sponsor. The Sponsor is not aware that any other NRSRO, other than the NRSROs hired by the Sponsor to rate the Notes, has assigned ratings on the Notes. SEC rules state that the payment of fees by the Sponsor, the Issuing Entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the Sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the Notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the Notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the Depositor, the Sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the Notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes. In addition, if the Sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the

Notes, a hired rating agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the Notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the Offered Notes.

Potential investors in the Offered Notes are urged to make their own evaluation of the creditworthiness of the obligors on the related Receivables and the credit enhancement on the Notes, and not to rely solely on the ratings on the Offered Notes.

Because the Offered Notes are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly

Because the Offered Notes will be issued in book-entry form, you will be required to hold your interest in your Offered Notes through DTC in the United States, or Clearstream or Euroclear in Europe. Transfers of interests in the Offered Notes within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the Offered Notes are in book-entry form, you will not be entitled to receive a definitive Note representing your interest. The Offered Notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Definitive Notes.”

Unless and until the Offered Notes cease to be held in book-entry form, the Indenture Trustee will not recognize you as a “Noteholder.” As a result, you will only be able to exercise the rights of Noteholders indirectly through DTC (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Your ability to pledge your Notes to persons or entities that do not participate in DTC, Clearstream or Euroclear, or to otherwise take actions relating to your Notes, may be limited due to lack of a physical Note.

You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes is Paid	Payments on the Offered Notes will be made to DTC, rather than directly to you, and DTC will then credit payments received from the Indenture Trustee to the accounts of its participants, including Clearstream and Euroclear, which, in turn, will credit those amounts to Noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the Indenture Trustee.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Offered Notes	Although the various risks discussed in this prospectus are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. In considering the potential effects of layered risks, you should carefully review the descriptions of the Receivables and the Offered Notes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni Financial Corp. are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni Financial Corp. was established in 1981 and provides financial services to Toyota dealers in the Five-State Area and has operated under the “Southeast Toyota Finance” name since 1996. World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of these Toyota automobile dealers. World Omni Financial Corp. services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly-owned subsidiary of JMFE and a World Omni Financial Corp. affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2024, with Toyota Motor Sales, U.S.A., Inc., a California corporation. Southeast Toyota Distributors, LLC’s vehicle processing and parts distribution operations at its Jacksonville, Florida and Commerce, Georgia locations have remained open and performing business critical tasks throughout the COVID-19 pandemic.

As of March 31, 2022, December 31, 2021, December 31, 2020, December 31, 2019, December 31, 2018 and December 31, 2017, World Omni Financial Corp. and its affiliates’ originated portfolio, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., had 595,515, 602,402, 604,898, 596,514, 572,018 and 550,985 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $12.4 billion, $12.4 billion, $12.0 billion, $11.4 billion, $10.7 billion and $10.1 billion, respectively.

In addition to its role as Servicer, World Omni Financial Corp. is the Sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the Receivables included in the transactions described in this prospectus and World Omni Financial Corp. is responsible for servicing those Receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of Receivables and World Omni Financial Corp.’s most recently completed retail public securitization transaction in 2022 involved approximately $964.2 million of retail installment sale contracts. From 1994 through February 2022, World Omni Financial Corp. securitized an aggregate of approximately $47.6 billion of retail installment sale contract receivables in term securitization transactions. World Omni Financial Corp. has also sponsored 33 term securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting Receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” in this prospectus. The contracts purchased by World Omni Financial Corp. are entered into by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, prior to October 2019, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. previously originated retail installment sales contracts directly with customers in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp.’s approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp. All submitted information with respect to each application, along with any credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” by World Omni Financial Corp. as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. For applicants that are not automatically approved or declined, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. The dealer will prepare all necessary paperwork to consummate the sale of the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. World Omni Financial Corp. then verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and Earth City, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Each of these centers is a multi-service facility and they collectively handle the following: collection activities (early stage, late stage, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries. In response to the COVID-19 pandemic, World Omni Financial Corp. has provided its associates with remote working tools designed to ensure continuity of customer support, servicing and other business functions. Currently, using these tools, World Omni Financial Corp.’s associates are performing customer service, collection and other activities at a relatively normal pace.

Underwriting

World Omni Financial Corp.’s underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or RouteOne or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third-party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant’s monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software calculates a risk score that is used in addition to World Omni Financial Corp. credit policy rules to determine a recommended credit decision. World Omni Financial Corp. has established minimum credit score and risk score requirements. Applicants are evaluated by the decision software using credit policy rules relating to certain characteristics, such as loan-to-value, payment-to-income and debt-to-income ratios and credit bureau information regarding other trade lines and the status of such trade lines. This information enables World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. To the extent the decision software’s credit evaluation of both score and credit policy rules results in an automatic approval or automatic decline, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred with a recommended credit decision to a credit analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application finalized by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, the application is re-evaluated by the decision software and may result in an automatic approval, automatic decline or is referred to a World Omni Financial Corp. credit analyst to evaluate the application based on the company’s underwriting guidelines.

The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income and the collateral, the applicant’s credit bureau report and the applicant’s internal risk score, and weighs other factors, such as the applicant’s prior experience with World Omni Financial Corp. To support consistent credit decisions, World Omni Financial Corp. establishes credit policy rules that are used by credit analysts that provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like payment-to-income and debt-to-income ratios, FICO® score and contract term. These credit policy rules are not strict limits or requirements and the credit analysts evaluating an application may determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-obligor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established automobile credit histories for new installment sale contracts without the use of a custom applicant scorecard.

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.’s underwriting guidelines. Any application included in a pool of Receivables was determined by World Omni Financial Corp. to have been appropriately approved within its underwriting guidelines.

Prior to October 2019, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchased retail installment sale contracts, and in some cases originated retail installment sale contracts directly with customers under a lease termination program that provided obligors who leased vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relied, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants were required to go through the credit approval process, which is the same in all material respects as the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential loss exposure, if any, with respect to the leased vehicle was considered. There are currently no such retail installment sale contracts in the current Receivables pool, however, prior securitized pools of World Omni Financial Corp. presented on Appendix B to this prospectus may contain such retail installment sale contracts.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards. From time to time, World Omni Financial Corp. may, in its sole discretion, adjust its underwriting standards in response to changes in external economic factors, net loss or repossession or delinquency experience, market conditions or other factors to achieve desired goals or objectives.

Risk-Based Pricing

World Omni Financial Corp. uses risk-based pricing. Pricing, and ultimately contract rate, is based either on the credit bureau scores of the applicant(s) or on a custom consumer risk score calculated by World Omni Financial Corp. during the loan application process. The ultimate contract rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant factors.

Electronic Contracts and Electronic Contracting

World Omni Financial Corp. supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni Financial Corp. has contracted with a third-party custodian to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party custodian on behalf of World Omni Financial Corp.  The third-party custodian’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.  Through use of the third-party custodian’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to World Omni Financial Corp.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni Financial Corp. as the owner of record of the authoritative copy, and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as Servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when more than $40 of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that obligor.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

Calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. Involuntary repossessions and certain voluntary repossessions are handled by independent contractors that are engaged in the business of repossessing vehicles in localities across the United States. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection service provider retained by World Omni Financial Corp. Deficiency balances may be pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.” In response to the COVID-19 pandemic, World Omni Financial Corp. had temporarily suspended, and may in the future suspend, certain involuntary repossession activities. Subject to state specific guidelines and other applicable law, World Omni Financial Corp. has reinitiated vehicle repossession activities.  However, as a result of the COVID-19 pandemic, the amount of time after an account becomes delinquent until the vehicle is repossessed may exceed World Omni Financial Corp.’s historical experience.  Notwithstanding the foregoing, World Omni Financial Corp. continues to accept the voluntary surrender of financed vehicles from obligors (including those who are delinquent) and is otherwise proceeding with collection activity according to its customary servicing procedures, subject to state specific guidelines and other applicable law.

The sale and servicing agreement will permit World Omni Financial Corp. to reschedule or extend a Receivable and grant a rebate or other adjustment in accordance with its customary servicing procedures and otherwise in accordance with the sale and servicing agreement. Generally, extensions may be granted if the extension will bring the account current and the obligor has made 6 or more scheduled monthly payments. An extension moves one or more scheduled payments to the end of the Receivable’s term, and thereby extends the maturity date of the related retail installment sale contract. Consistent with its customary servicing procedures, the Servicer does not consider an extended Receivable to be delinquent in respect of any scheduled payments that would otherwise have been due during the related extension period. The customary servicing procedures of World Omni Financial Corp. will be subject to change from time to time, at its discretion, including to implement or modify hardship and disaster relief programs designed to provide relief to obligors due to social, economic, financial or other disruptions. For example, World Omni Financial Corp. had provided payment extension options to obligors impacted by the COVID-19 pandemic. The economic ramifications of the COVID-19 pandemic are unprecedented, and as a consequence, World Omni Financial Corp.’s ability to predict the ongoing need for customer support and the duration of any support provided is uncertain. Any Receivable for which World Omni Financial Corp.’s records as of the cutoff date indicate that the related obligor received an extension (whether for reasons related or unrelated to the COVID-19 pandemic), and has not made at least one payment subsequent to such extension, has been excluded from the Receivables pool. Since August 2020, obligors have been required to satisfy the pre-COVID-19 criteria with respect to qualifying for an extension.

The sale and servicing agreement will provide that all related extension fees that are received from obligors must be deposited into the collection account within two business days of receipt and identification (including receipt of proper instructions regarding where to allocate such payment) by the Servicer, unless the Servicer is making deposits on a monthly basis as permitted under the sale and servicing agreement. If the Servicer breaches any of the obligations in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, then upon the discovery of such breach, unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase any such Receivable. In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection

Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs. In consideration of the purchase of any such Receivable, the Servicer shall remit the Purchase Amount. We refer you to “Description of the Trust Documents—Servicing Procedures.” For modifications or waivers that do not result in a purchase of the Receivable, World Omni Financial Corp. does not expect that these changes or waivers will materially affect the cash flows on the Notes.

Insurance

World Omni Financial Corp. requires each obligor under a Receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise). World Omni Financial Corp. does not independently verify the existence of insurance in connection with its acquisition of a retail installment sale contract and performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages are obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related Receivable to the extent the obligor’s beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the Servicer and applied to payments on the related Receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through interactive voice response technology (IVR), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the IVR. World Omni Financial Corp. also provides a customer website providing obligors with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories and obtaining monthly statements.

Corporate Responsibility

JMFE together with World Omni Financial Corp. and their affiliates have various Environmental, Social and Governance (“ESG”) initiatives in place and periodically report on these efforts. These ESG initiatives are underpinned by JMFE’s long standing core principles of consideration, cooperation, communication, innovation and accountability, which have contributed to its standing as a leader in environmental stewardship and a trusted corporate partner in its communities, with strong corporate governance which regulates the decision-making processes and the approach used by JMFE, World Omni Financial Corp. and their affiliates.  For more information on JMFE’s ESG efforts, visit www.jmfamily.com/our-impact. The contents of JMFE’s and World Omni Financial Corp.’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

Further, JMFE, World Omni Financial Corp. and their affiliates periodically review sustainability policies and programs and may make adjustments as appropriate in their sole discretion. These adjustments may include, without limitation, ceasing to participate in a particular program that no longer aligns with or supports JMFE’s strategic direction and priorities. No representation is made regarding the applicability of any ESG or other investment criteria to the Notes.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. The principal executive offices of the Depositor are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. World Omni Financial Corp. holds all of the outstanding limited liability company interests of the Depositor and is the managing member of the Depositor (which is also managed in certain respects by a board of directors).

The Depositor was organized solely for the purpose of forming trusts, acquiring Receivables and associated rights and transferring such Receivables and associated rights to such trusts, issuing securities and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary, suitable or convenient for these purposes.

In connection with the offering of the Notes, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Receivables and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated Depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the trust documents containing the provisions described in “Description of the Trust Documents—Asset Representations Review,” “—Dispute Resolution for Repurchase Requests” and “—Noteholder Communications.”

The Depositor will initially retain the certificates of the Issuing Entity. The certificates represent the ownership interest in the Issuing Entity and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits in the reserve account. The certificates are subordinated to the Notes and represent the first-loss interest in the securitization transaction described in this prospectus. The certificates will not be transferred, financed, pledged or hedged by World Omni Financial Corp., the Depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the Sponsor, you should read “U.S. Credit Risk Retention.”

THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the Depositor and the Owner Trustee. Before the sale and assignment of the trust assets to the Issuing Entity, the Issuing Entity will have no assets, obligations or operating history. The Issuing Entity will not engage in any business other than:

•	acquiring, holding and managing the Receivables, the other trust assets and any proceeds from the Receivables and other trust assets;

•	issuing and making payments on the Notes and certificates;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee; and

•	performing its obligations under the trust documents and engaging in other activities to accomplish the above.

Please see “Description of the Trust Documents” in this prospectus for further description of the Issuing Entity and its activities.

The requirements that apply to an amendment of the trust agreement are described in “Description of the Trust Documents—Amendments.”

If the aggregate initial principal amount of the Notes is $835,530,000, the Issuing Entity’s initial equity capitalization is expected to be approximately $89,906,120.17, and, if the aggregate initial principal amount of the Notes is $983,170,000, the Issuing Entity’s initial equity capitalization is expected to be approximately $105,715,776.06, which, in each case, is the aggregate starting principal balance of the Receivables (which includes the YSOC Amount, as of the cutoff date), less the aggregate initial principal amount of the Notes as of the closing date, plus the expected amount on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the Issuing Entity that is subordinate to the interest of the holders of the Notes, will be issued to and initially retained by the Depositor. The certificates represent the equity or residual interest in the Issuing Entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

If the aggregate initial principal amount of the Notes is $835,530,000, the following table illustrates the expected assets of the Issuing Entity as of the closing date:

Aggregate Starting Principal Balance of the Receivables	$921,258,427.82
Reserve Account	$4,177,692.35

If the aggregate initial principal amount of the Notes is $835,530,000, the following table illustrates the expected liabilities of the Issuing Entity as of the closing date(1):

Class A-1 Notes	$195,000,000
Class A-2 Notes	301,000,000
Class A-3 Notes	226,000,000
Class A-4 Notes	75,930,000
Class B Notes	25,070,000
Class C Notes	12,530,000
Total	$835,530,000

(1)	All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date. On or after the closing date, the Depositor or any such affiliate may sell any such retained Notes.

If the aggregate initial principal amount of the Notes is $983,170,000, the following table illustrates the expected assets of the Issuing Entity as of the closing date:

Aggregate Starting Principal Balance of the Receivables	$1,083,969,917.66
Reserve Account	$4,915,858.40

If the aggregate initial principal amount of the Notes is $983,170,000, the following table illustrates the expected liabilities of the Issuing Entity as of the closing date(1):

Class A-1 Notes	$229,000,000
Class A-2 Notes	354,000,000
Class A-3 Notes	266,000,000
Class A-4 Notes	89,920,000
Class B Notes	29,500,000
Class C Notes	14,750,000
Total	$983,170,000

(1)	All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date. On or after the closing date, the Depositor or any such affiliate may sell any such retained Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

The Issuing Entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) will act as the Owner Trustee and certificate registrar under the trust agreement.

WTNA — also referred to herein as the “Owner Trustee”— is a national banking association with trust powers incorporated under the federal laws of the United States. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving automobiles.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Owner Trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Owner Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee described in the trust documents.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as the Indenture Trustee, note registrar and note paying agent under the indenture for the benefit of the Noteholders and will also act as the certificate registrar and certificate paying agent under the trust agreement.

U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The Indenture Trustee will maintain the accounts of the issuing entity in the name of the Indenture Trustee at U.S. Bank N.A. in its capacity as Account Bank. U.S. Bank N.A. will therefore also serve as securities intermediary for the Trust Accounts.

U.S. Bancorp, with total assets exceeding $587 billion as of March 31, 2022, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2022, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2022, U.S. Bank was acting as trustee with respect to over 120,000 issuances of securities with an aggregate outstanding principal balance of over $5.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802. The contents of the Indenture Trustee’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

As of March 31, 2022, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 170 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $68,731,200,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The Indenture Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Indenture Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee described in the trust documents.

The Trust Property

The primary assets of the Issuing Entity will include the following:

•	a pool of Receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the Receivables after the cutoff date;

•	amounts that from time to time may be held in the Trust Accounts;

•	the rights of the Depositor under the purchase agreement pursuant to which the Depositor purchases the Receivables from World Omni Financial Corp. and all of the rights of the Issuing Entity under the sale and servicing agreement pursuant to which the Depositor sold the Receivables to the Issuing Entity and the Servicer services the Receivables on behalf of the Issuing Entity;

•	security interests in the financed vehicles;

•	the rights of the Depositor to receive any proceeds with respect to the Receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

The underwriting criteria applicable to the Receivables included in the Issuing Entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting.”

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 500 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and none of the asset representations reviewer’s affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Receivables. For so long as the Notes remain outstanding, the asset representations reviewer must satisfy these eligibility criteria.

The asset representations reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuing Entity, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Description of the Trust Documents — Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the asset representations reviewer are not paid by the Servicer, any such unpaid amounts will be paid by the Issuing Entity on each Payment Date from Available Funds up to the limit of $150,000 per calendar year. See “Fees and Expenses” in this prospectus. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Payment Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the reserve account have been made. Following an event of default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Description of the Trust Documents—Distributions” in this prospectus.

The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement. The asset representations reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the trust documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The Issuing Entity will, or will cause the Servicer to, indemnify the asset representations reviewer for all liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, other than liabilities resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the asset representations review agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The asset representations reviewer may not resign unless it becomes legally unable to act. The Issuing Entity may also remove the asset representations reviewer if the asset representations reviewer (1) ceases to be eligible to continue as an asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the asset representations review agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the asset representations reviewer, the Issuing Entity will be obligated to appoint a successor asset representations reviewer. Any resignation or removal of an asset representations reviewer and appointment of a successor asset representations reviewer will not become effective until acceptance of the appointment by the successor asset representations reviewer. As described under “Description of the Trust Documents—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or substitution of the asset representations reviewer that occurred during the related Collection Period. Reasonable expenses associated with the termination of the asset representations reviewer and the appointment of a successor will be borne by the outgoing asset representations reviewer.

THE RECEIVABLES POOL

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of Receivables. The Receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the principal balance of the Receivable multiplied by the stated annual percentage rate or contract rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the Final Scheduled Payment Date, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance.

Pending sale to the Depositor, World Omni Financial Corp. may finance the Receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On the closing date, these affiliates and the related warehouse providers will transfer the Receivables to World Omni Financial Corp. for sale to the Depositor. World Omni Financial Corp. will make the representations and warranties with respect to the Receivables as described in “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The Receivables

The characteristics set forth in this section are based on the pool of Receivables as of the cutoff date.

The Issuing Entity will acquire the Receivables in the pool from the Depositor on the closing date. The aggregate starting principal balance of Receivables included in the pool sold to the Issuing Entity on the closing date will be $921,258,427.82, if the aggregate initial principal amount of the Notes is $835,530,000, and the aggregate starting principal balance of Receivables included in the pool sold to the Issuing Entity on the closing date will be $1,083,969,917.66, if the aggregate initial principal amount of the Notes is $983,170,000.

As of the cutoff date, each of the Receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the Receivables. The eligibility criteria provide that each Receivable:

•	was secured by a new or used Toyota-branded automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a Simple Interest Receivable;

•	does not have a FICO® score at the time of origination between and including 1 and 649;

•	provided for level monthly payments after the cutoff date that fully amortize the amount financed over its original term, except that the first and last months may vary from the level monthly payments;

•	had an original term to maturity of 24 to 75 months;

•	provided for the payment of a finance charge at a stated contract rate ranging from 0.00% to 20.00%;

•	did not have a scheduled payment for which more than $40.00 was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than July 27, 2028.

The pool of Receivables was selected from World Omni Financial Corp.’s portfolio of Receivables that meet the criteria described above and other administrative criteria utilized by World Omni Financial Corp. from time to time. As of the cutoff date, none of the Receivables were described in the Servicer’s records as having been granted an extension (whether for reasons related or unrelated to the COVID-19 pandemic), and not subsequently having at least one payment made thereafter.

The following table sets forth information regarding the composition of the Receivables in the pool as of the cutoff date. The “Weighted Average Contract Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity,” the “Weighted Average FICO® score” and the “Weighted Average Maximum FICO® score” in the table are weighted based on the aggregate starting principal balance of the Receivables.

Composition of the Receivables in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Aggregate Starting Principal Balance	$921,258,427.82
Number of Receivables	38,182
Average Starting Principal Balance	$24,128.08
Average Original Principal Balance	$31,811.56
Range of Original Principal Balances	$5,000.00 to $69,990.97
Weighted Average Contract Rate	4.16%
Range of Contract Rates	0.00% to 19.30%
Weighted Average Original Term to Maturity	67.99 months
Range of Original Terms to Maturity	24 months to 75 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	80.32%
Weighted Average Remaining Term to Maturity	59.66 months
Range of Remaining Terms to Maturity	3 months to 74 months
Weighted Average FICO® score(1)(2)(3)	751
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	662 to 852
Weighted Average Maximum FICO® score(1)(3)(5)	755
Aggregate Starting Principal Balance that are new vehicles	$865,307,634.56
Percent of Aggregate Starting Principal Balance that are new vehicles	93.93%
Total number of Receivables that are new vehicles	35,528
Percent of total number of Receivables that are new vehicles	93.05%
Aggregate Starting Principal Balance that are used vehicles	$55,950,793.26
Percent of Aggregate Starting Principal Balance that are used vehicles	6.07%
Total number of Receivables that are used vehicles	2,654
Percent of total number of Receivables that are used vehicles	6.95%
Aggregate Starting Principal Balance that is evidenced by electronic contracts	$673,275,198.44
Percent of Aggregate Starting Principal Balance that is evidenced by electronic contracts	73.08%
Total number of Receivables that are evidenced by electronic contracts	23,257
Percent of total number of Receivables that are evidenced by electronic contracts	60.91%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system. Of the 38,182 Receivables in the pool of Receivables as of the cutoff date, 677 or 1.77% of the aggregate number of Receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 662 to 852 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 662 and 852, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 852 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662.

(5)	For Receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

Composition of the Receivables in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Aggregate Starting Principal Balance	$1,083,969,917.66
Number of Receivables	44,920
Average Starting Principal Balance	$24,131.12
Average Original Principal Balance	$31,813.86
Range of Original Principal Balances	$5,000.00 to $69,990.97
Weighted Average Contract Rate	4.16%
Range of Contract Rates	0.00% to 19.30%
Weighted Average Original Term to Maturity	68.01 months
Range of Original Terms to Maturity	24 months to 75 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	80.33%
Weighted Average Remaining Term to Maturity	59.67 months
Range of Remaining Terms to Maturity	3 months to 74 months
Weighted Average FICO® score(1)(2)(3)	751
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	662 to 853
Weighted Average Maximum FICO® score(1)(3)(5)	755
Aggregate Starting Principal Balance that are new vehicles	$1,018,367,833.10
Percent of Aggregate Starting Principal Balance that are new vehicles	93.95%
Total number of Receivables that are new vehicles	41,801
Percent of total number of Receivables that are new vehicles	93.06%
Aggregate Starting Principal Balance that are used vehicles	$65,602,084.56
Percent of Aggregate Starting Principal Balance that are used vehicles	6.05%
Total number of Receivables that are used vehicles	3,119
Percent of total number of Receivables that are used vehicles	6.94%
Aggregate Starting Principal Balance that is evidenced by electronic contracts	$792,915,762.55
Percent of Aggregate Starting Principal Balance that is evidenced by electronic contracts	73.15%
Total number of Receivables that are evidenced by electronic contracts	27,364
Percent of total number of Receivables that are evidenced by electronic contracts	60.92%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system. Of the 44,920 Receivables in the pool of Receivables as of the cutoff date, 785 or 1.75% of the aggregate number of Receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 662 to 853 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 662 and 853, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 853 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662.

(5)	For Receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

The following tables set forth information regarding the composition of the Receivables relating to financings of Toyota-branded vehicles in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Product Segment of the Receivables
in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	14,953	39.16%	$303,621,812.95	32.96%
Large Truck / Large SUV(1)	1,450	3.80%	44,413,403.18	4.82%
Other Truck / Other SUV / Minivan	21,779	57.04%	573,223,211.69	62.22%
Total	38,182	100.00%	$921,258,427.82	100.00%

(1) Consists of Toyota Sequoia, Toyota Land Cruiser and Toyota Tundra retail installment sale contracts.

Distribution by Product Segment of the Receivables
in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	17,628	39.24%	$357,718,304.62	33.00%
Large Truck / Large SUV(1)	1,712	3.81%	51,841,824.13	4.78%
Other Truck / Other SUV / Minivan	25,580	56.95%	674,409,788.91	62.22%
Total	44,920	100.00%	$1,083,969,917.66	100.00%

(1) Consists of Toyota Sequoia, Toyota Land Cruiser and Toyota Tundra retail installment sale contracts.

The following tables set forth information regarding the geographic location of the Receivables in the pool as of the cutoff date for the states with the largest concentrations of Receivables. No other state accounts for more than 0.49% of the aggregate starting principal balance of the Receivables in the pool if the aggregate initial principal amount of the Notes is $835,530,000, and no other state accounts for more than 0.48% of the aggregate starting principal balance of the Receivables in the pool if the aggregate initial principal amount of the Notes is $983,170,000. The breakdown by state is based on the billing addresses of the obligors of the Receivables. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	18,297	47.92%	$443,040,438.42	48.09%
Georgia	6,681	17.50%	167,406,176.43	18.17%
North Carolina	6,206	16.25%	143,808,483.10	15.61%
Alabama	3,351	8.78%	83,961,702.35	9.11%
South Carolina	2,478	6.49%	58,788,867.32	6.38%
All Others	1,169	3.06%	24,252,760.20	2.63%
Total	38,182	100.00%	$921,258,427.82	100.00%

Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	21,515	47.90%	$522,072,382.33	48.16%
Georgia	7,925	17.64%	198,057,049.60	18.27%
North Carolina	7,234	16.10%	167,654,160.68	15.47%
Alabama	3,962	8.82%	98,352,536.54	9.07%
South Carolina	2,890	6.43%	68,030,470.99	6.28%
All Others	1,394	3.10%	29,803,317.52	2.75%
Total	44,920	100.00%	$1,083,969,917.66	100.00%

The following tables set forth information regarding the distribution by contract rate of the Receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Contract Rate of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	5,100	13.36%	$77,910,430.78	8.46%
0.001% - 1.000%	1,489	3.90%	31,440,504.35	3.41%
1.001% - 2.000%	3,220	8.43%	63,746,668.19	6.92%
2.001% - 3.000%	6,345	16.62%	160,532,864.73	17.43%
3.001% - 4.000%	7,535	19.73%	181,702,170.27	19.72%
4.001% - 5.000%	4,702	12.31%	130,741,530.17	14.19%
5.001% - 6.000%	3,772	9.88%	102,874,434.36	11.17%
6.001% - 7.000%	2,335	6.12%	69,120,574.01	7.50%
7.001% - 8.000%	1,179	3.09%	32,932,372.14	3.57%
8.001% - 9.000%	966	2.53%	29,716,327.84	3.23%
9.001% - 10.000%	580	1.52%	17,935,651.50	1.95%
10.001% - 11.000%	274	0.72%	6,191,865.20	0.67%
11.001% - 12.000%	242	0.63%	6,329,362.31	0.69%
12.001% - 13.000%	158	0.41%	3,758,697.93	0.41%
13.001% - 14.000%	134	0.35%	2,959,655.09	0.32%
14.001% - 15.000%	72	0.19%	1,550,808.51	0.17%
15.001% - 16.000%	47	0.12%	907,955.64	0.10%
16.001% - 17.000%	26	0.07%	734,450.21	0.08%
17.001% - 18.000%	3	0.01%	103,952.86	0.01%
18.001% - 19.000%	2	0.01%	45,851.31	0.00%*
19.001% - 20.000%	1	0.00%*	22,300.42	0.00%*
Total	38,182	100.00%	$921,258,427.82	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Distribution by Contract Rate of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	5,937	13.22%	$90,698,779.73	8.37%
0.001% - 1.000%	1,757	3.91%	37,172,113.99	3.43%
1.001% - 2.000%	3,776	8.41%	74,398,503.98	6.86%
2.001% - 3.000%	7,446	16.58%	188,054,618.90	17.35%
3.001% - 4.000%	8,893	19.80%	214,134,458.12	19.75%
4.001% - 5.000%	5,574	12.41%	155,592,359.40	14.35%
5.001% - 6.000%	4,440	9.88%	121,443,158.81	11.20%
6.001% - 7.000%	2,776	6.18%	82,105,042.01	7.57%
7.001% - 8.000%	1,385	3.08%	38,596,213.64	3.56%
8.001% - 9.000%	1,131	2.52%	34,697,092.20	3.20%
9.001% - 10.000%	666	1.48%	20,418,425.06	1.88%
10.001% - 11.000%	315	0.70%	6,975,912.41	0.64%
11.001% - 12.000%	285	0.63%	7,519,226.48	0.69%
12.001% - 13.000%	193	0.43%	4,592,020.96	0.42%
13.001% - 14.000%	163	0.36%	3,540,350.82	0.33%
14.001% - 15.000%	88	0.20%	1,865,490.00	0.17%
15.001% - 16.000%	57	0.13%	1,135,852.40	0.10%
16.001% - 17.000%	31	0.07%	852,630.93	0.08%
17.001% - 18.000%	4	0.01%	109,516.09	0.01%
18.001% - 19.000%	2	0.00%*	45,851.31	0.00%*
19.001% - 20.000%	1	0.00%*	22,300.42	0.00%*
Total	44,920	100.00%	$1,083,969,917.66	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

The following tables set forth information regarding the distribution by FICO® score of the Receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	677	1.77%	$13,674,071.99	1.48%
650 - 659	1,305	3.42%	35,288,722.52	3.83%
660 - 679	3,352	8.78%	93,021,348.63	10.10%
680 - 699	3,617	9.47%	98,474,264.71	10.69%
700 - 719	4,063	10.64%	101,494,500.44	11.02%
720 or higher	25,168	65.92%	579,305,519.53	62.88%
Total	38,182	100.00%	$921,258,427.82	100.00%

(1) FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2) FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	785	1.75%	$15,754,425.07	1.45%
650 - 659	1,563	3.48%	42,248,051.45	3.90%
660 - 679	3,935	8.76%	108,866,492.33	10.04%
680 - 699	4,279	9.53%	116,520,598.88	10.75%
700 - 719	4,772	10.62%	119,755,179.50	11.05%
720 or higher	29,586	65.86%	680,825,170.43	62.81%
Total	44,920	100.00%	$1,083,969,917.66	100.00%

(1) FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2) FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

The following tables set forth information regarding the distribution by vehicle model of the Receivables in the pool as of the cutoff date. No other vehicle model accounts for more than 4.54% of the aggregate starting principal balance of the Receivables in the related pool if the aggregate initial principal amount of the Notes is $835,530,000, and no other vehicle model accounts for more than 4.50% of the aggregate starting principal balance of the Receivables in the related pool if the aggregate initial principal amount of the Notes is $983,170,000. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
RAV4	8,786	23.01%	$197,573,935.84	21.45%
Camry	6,541	17.13%	144,756,746.56	15.71%
Corolla	7,317	19.16%	137,773,633.90	14.95%
Highlander	4,398	11.52%	132,518,424.65	14.38%
Tacoma	3,333	8.73%	89,108,498.89	9.67%
4Runner	2,496	6.54%	78,728,400.09	8.55%
Sienna	1,514	3.97%	44,148,814.78	4.79%
Other	3,797	9.94%	96,649,973.11	10.49%
Total	38,182	100.00%	$921,258,427.82	100.00%

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
RAV4	10,326	22.99%	$233,259,020.83	21.52%
Camry	7,769	17.30%	171,277,900.38	15.80%
Corolla	8,581	19.10%	161,955,834.65	14.94%
Highlander	5,137	11.44%	154,331,133.16	14.24%
Tacoma	3,933	8.76%	104,974,313.10	9.68%
4Runner	2,921	6.50%	92,481,403.64	8.53%
Sienna	1,787	3.98%	52,758,694.68	4.87%
Other	4,466	9.94%	112,931,617.22	10.42%
Total	44,920	100.00%	$1,083,969,917.66	100.00%

Asset-Level Data

The Depositor prepared asset-level data files for each pool of Receivables disclosed in this prospectus for a hypothetical reporting period commencing on April 1, 2022 and ending on April 30, 2022 and filed this information with the SEC in a related Form ABS-EE. The asset-level data files contain detailed information for each Receivable about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the Issuing Entity has the right to receive payments made on the Receivables after the cutoff date and will otherwise not receive any other payments described in such asset-level data files during the hypothetical reporting period. The information contained in each asset-level data file is not a prediction of the future performance of any Receivables in the relevant pool. The exhibits to each Form ABS-EE filed by the Issuing Entity, or by the Depositor on behalf of the Issuing Entity, by the date of the filing of this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The Servicer will also prepare asset-level data about the Receivables for this securitization transaction for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “World Omni Financial Corp.'s Automobile Finance Business—Underwriting” in this prospectus, under World Omni Financial Corp.’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. credit analyst with appropriate approval authority. If the aggregate initial principal amount of the Notes is $835,530,000, 22,012 Receivables, having an aggregate starting principal balance of $513,353,005.54 (approximately 55.72% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 16,170 Receivables, having an aggregate starting principal balance of $407,905,422.28 (approximately 44.28% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.’s written underwriting guidelines. If the aggregate initial principal amount of the Notes is $983,170,000, 25,804 Receivables, having an aggregate starting principal balance of $600,605,728.83 (approximately 55.41% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 19,116 Receivables, having an aggregate starting principal balance of $483,364,188.83 (approximately 44.59% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.’s written underwriting guidelines. World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.'s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables, including information incorporated by reference from any Form ABS-EE filed in connection herewith, that is required to be included in this prospectus (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The Depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. In addition, World Omni Financial Corp. has engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the trust documents and compared that Rule 193 Information to the related trust documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni Financial Corp.’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

The Depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on the Receivables in the pool (the “Data Tape”). From this Data Tape, the Depositor constructed the pool composition and stratification tables in “The Receivables Pool—The Receivables” in this prospectus. The Depositor also used such databases and other management information systems to assemble the asset-level data file for the Receivables in the pool that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The Depositor designed procedures to test the accuracy of the transmission of individual Receivable data from information databases maintained by World Omni Financial Corp. to the Data Tape and Asset-Level Data File. Through a random process, 125 Receivables (the “Sample”) were selected from the pool of Receivables to be sold to the Issuing Entity on the closing date if the aggregate initial principal amount of the Notes is $835,530,000. All of such sampled Receivables will be included in the pool of Receivables to be sold to the Issuing Entity on the closing date if the aggregate initial principal amount of the Notes is $983,170,000. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each Receivable in the Sample. A variety of numerical values and data points for each Receivable in the Sample were either compared to the corresponding information in the Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The Depositor found two discrepancies in its review of the Sample related to incorrect original contract amounts in the Data Tape. The Depositor considers the discrepancies to be immaterial and determined that they are not indicative of any systematic errors in the Receivables data or other errors that could have a material adverse effect on the data and the information about the Receivables in this prospectus or in the Asset-Level Data File.

The Depositor’s review also evaluated the eligibility criteria that pertain to standard terms of Receivables and standard business practices, such as the criteria related to each Receivable providing for level monthly payments that fully amortize the amount financed over its original term. The Depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the selection of Receivables for inclusion in the pool that fail to meet these types of eligibility criteria. The Depositor found no discrepancies in this review.

Another aspect of the Depositor’s review consisted of a comparison of selected data contained in this prospectus describing the Receivables to data in, or derived from, the Data Tape. The review consisted of a recalculation from the data in the Data Tape of the number of Receivables, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts originated in the ordinary course of business by World Omni Financial Corp. or its affiliates. This portfolio includes retail installment sale contracts that are outside of the selection criteria for the Receivables included in the Receivables pool described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the Receivables pool described in this prospectus may be different from those set forth in the following tables. Further, due to the COVID-19 pandemic, the historical delinquency, repossession and net loss information included in the tables below for fiscal years 2020 and onwards is unlikely to accurately predict the performance of World Omni Financial Corp.’s portfolio of retail installment sale contracts or particular pools of retail installment sale contracts in the near future.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of March 31, 2022, the number of bankrupt contracts greater than 60 days past due was 1,710. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience
(Dollars in Thousands)

	At March 31,		At December 31,
	2022	2021	2021	2020	2019	2018	2017
Ending Net Receivables	$12,402,783	$12,148,326	$12,438,689	$11,961,792	$11,409,089	$10,693,151	$10,066,657
Ending Number of Contracts	595,515	607,588	602,402	604,898	596,514	572,018	550,985
Number of Delinquent Contracts(1)
31-60 Days	7,116	5,190	8,069	8,703	10,288	9,394	9,344
61-90 Days	1,767	1,098	2,137	2,423	2,911	2,797	2,194
91-120 Days	240	135	387	320	464	428	334
121 Days and Over	12	13	27	13	80	45	26
Total(2)	9,135	6,436	10,620	11,459	13,743	12,664	11,898
Percent of Delinquent Contracts
31-60 Days	1.19%	0.85%	1.34%	1.44%	1.72%	1.64%	1.70%
61-90 Days	0.30%	0.18%	0.35%	0.40%	0.49%	0.49%	0.40%
91-120 Days	0.04%	0.02%	0.06%	0.05%	0.08%	0.07%	0.06%
121 Days and Over	0.00%*	0.00%*	0.00%*	0.00%*	0.01%	0.01%	0.00%*
Total(2)	1.53%	1.06%	1.76%	1.89%	2.30%	2.21%	2.16%
Dollar Amount of Delinquent Contracts(1)
31-60 Days	$143,488	$101,672	$161,783	$170,525	$192,209	$175,545	$171,768
61-90 Days	$37,617	$22,480	$43,824	$49,442	$56,562	$52,127	$42,024
91-120 Days	$5,660	$3,230	$8,762	$7,098	$9,587	$8,734	$6,678
121 Days and Over	$272	$282	$746	$241	$2,352	$1,225	$650
Total(2)	$187,038	$127,664	$215,116	$227,307	$260,710	$237,631	$221,119
Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.16%	0.84%	1.30%	1.43%	1.68%	1.64%	1.71%
61-90 Days	0.30%	0.19%	0.35%	0.41%	0.50%	0.49%	0.42%
91-120 Days	0.05%	0.03%	0.07%	0.06%	0.08%	0.08%	0.07%
121 Days and Over	0.00%*	0.00%*	0.01%	0.00%*	0.02%	0.01%	0.01%
Total(2)	1.51%	1.05%	1.73%	1.90%	2.29%	2.22%	2.20%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled payment after the related due date. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	Numbers may not total due to rounding.

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Net Loss and Repossession Experience
(Dollars in Thousands)

	Three Months Ending March 31,		As of and For the Twelve Months Ended December 31,
	2022	2021	2021	2020	2019	2018	2017
Ending Net Receivables	$12,402,783	$12,148,326	$12,438,689	$11,961,792	$11,409,089	$10,693,151	$10,066,657
Ending Number of Contracts	595,515	607,588	602,402	604,898	596,514	572,018	550,985
Average Portfolio Outstanding During the Period	$12,418,739	$12,031,626	$12,295,671	$11,585,335	$10,919,473	$10,362,913	$9,547,143
Average Number of Contracts Outstanding During the Period	599,038	605,659	607,305	598,081	580,291	560,197	531,287
Number of Repossessions	1,629	2,328	6,757	8,463	10,985	10,794	9,836
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.09%	1.54%	1.11%	1.42%	1.89%	1.93%	1.85%
Gross Charge-Offs	$16,405	$23,758	$59,392	$133,142	$133,019	$142,138	$123,235
Recoveries	$(7,841)	$(10,697)	$(30,452)	$(35,003)	$(26,796)	$(31,180)	$(24,335)
Net Charge-Off Losses	$8,564	$13,061	$28,940	$98,140	$106,223	$110,958	$98,901
Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding	0.28%	0.43%	0.24%	0.85%	0.97%	1.07%	1.04%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off and does not net any expenses incurred to dispose of or recover vehicles. Net Charge-Off Losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS VINTAGE ORIGINATION YEARS AND PRIOR SECURITIZED POOLS

The pool of retail installment sale contracts selected for this transaction is comprised of retail installment sale contracts secured by Toyota-branded vehicles that did not have FICO® scores at the time of origination between and including 1 and 649. Appendix A to this prospectus sets forth in tabular and graphic format information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year, including information at the time of origination as of March 31, 2022. The other information regarding such vintage origination years is also presented as of March 31, 2022. The information in Appendix A to this prospectus includes retail installment sale contracts secured by vehicles that are not limited to Toyota-branded vehicles.

Appendix B to this prospectus sets forth in tabular and graphic format static pool information regarding specified pools of retail installment sale contracts securitized by the Sponsor during the last five years. With respect to the original portfolio characteristics and geographic information in Appendix B, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described in Appendix B are based on the securitized pool as of the related cutoff date. The other information regarding such securitized pools is presented as of March 31, 2022. The information in Appendix B to this prospectus for issuances before and including WOART 2017-B includes retail installment sale contracts secured by vehicles that are not limited to Toyota-branded vehicles. The information in Appendix B to this prospectus for issuances before WOART 2017-B includes retail installment sale contracts that are not limited to retail installment sale contracts that did not have a FICO® score at time of origination between and including 1 and 649.

World Omni Financial Corp.’s underwriting standards and procedures have remained consistent over time. However, because the pool of Receivables selected for this transaction (1) is comprised of retail installment sale contracts with a higher minimum FICO® score than retail installment sale contracts included in prior securitized pools for issuances before and including WOART 2017-A and (2) is secured only by Toyota-branded vehicles, whereas issuances before and including WOART 2017-B included non-Toyota branded vehicles, it is not anticipated that the delinquency, cumulative net loss, or prepayment experience of the Receivables held by the Issuing Entity will be similar to the delinquency, cumulative net loss, and prepayment experience of the Sponsor’s securitized pools of contracts for issuances before and including WOART 2017-B.

The characteristics of the Receivables included in the vintage origination and static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when the Receivables in the securitized pool described in this prospectus were originated and those that will exist in the future when the Receivables in the securitized pool described in this prospectus are required to be repaid. There is no assurance that World Omni Financial Corp.’s delinquency, cumulative net loss, and prepayment experience with respect to the Receivables included in the securitized pool described in this prospectus will be similar to that described in Appendix A or Appendix B to this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

Subject to certain exceptions, the Receivables are prepayable at any time without charge. For this purpose, “prepayments” include prepayments in full which may include liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and Receivables repurchased for administrative reasons.  A variety of economic, social, and other factors may influence the rate of prepayments on the Receivables. In addition, the Receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of Receivables. The exercise by the Servicer of its option to purchase the Receivables and cause a redemption of the Notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus will also accelerate the payment of the Notes.

The following information is provided solely to illustrate the effect of prepayments on the Receivables on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments on motor vehicle Receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Receivables. We cannot assure you that the Receivables will prepay at any assumed rate.

The tables beginning on page 78 have been prepared on the basis of the characteristics of the Receivables in the pool. Each absolute prepayment model table assumes that:

•	if the aggregate initial principal amount of the Notes is $835,530,000, the Issuing Entity issues Class A-1 Notes with an initial principal amount of $195,000,000, Class A-2 Notes with an initial principal amount of $301,000,000 (consisting of Class A-2a Notes with an initial principal amount of $210,700,000 and Class A-2b Notes with an initial principal amount of $90,300,000), Class A-3 Notes with an initial principal amount of $226,000,000, Class A-4 Notes with an initial principal amount of $75,930,000, Class B Notes with an initial principal amount of $25,070,000 and Class C Notes with an initial principal amount of $12,530,000, and, if the aggregate initial principal amount of the Notes is $983,170,000, the Issuing Entity issues Class A-1 Notes with an initial principal amount of $229,000,000, Class A-2 Notes with an initial principal amount of $354,000,000 (consisting of Class A-2a Notes with an initial principal amount of $247,800,000 and Class A-2b Notes with an initial principal amount of $106,200,000), Class A-3 Notes with an initial principal amount of $266,000,000, Class A-4 Notes with an initial principal amount of $89,920,000, Class B Notes with an initial principal amount of $29,500,000 and Class C Notes with an initial principal amount of $14,750,000;

•	the Issuing Entity will repay principal to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	interest accrues on the Notes at the assumed rate of 2.70700% per annum for the Class A-1 Notes based on an actual/360 day count, 3.86% per annum for the Class A-2a Notes based on a 30/360 day count, 1.35000% per annum for the Class A-2b Notes based on an actual/360 day count, 4.43% per annum for the Class A-3 Notes based on a 30/360 day count, 4.61% per annum for the Class A-4 Notes based on a 30/360 day count, 5.20% per annum for the Class B Notes based on a 30/360 day count, and 5.54% per annum for the Class C Notes based on a 30/360 day count;

•	no Benchmark Transition Event has occurred;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month, regardless of whether such 15th day is a business day) commencing on July 15, 2022;

•	if the aggregate initial principal amount of the Notes is $835,530,000, the reserve account is funded with an amount equal to $4,177,692.35, and, if the aggregate initial principal amount of the Notes is $983,170,000, the reserve account is funded with an amount equal to $4,915,858.40;

•	if the aggregate initial principal amount of the Notes is $835,530,000, the aggregate starting principal balance of the Receivables is $921,258,427.82, and, if the aggregate initial principal amount of the Notes is $983,170,000, the aggregate starting principal balance of the Receivables is $1,083,969,917.66;

•	the closing date is June 1, 2022;

•	except for the calculation of the Weighted Average Life to Maturity, the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables;

•	the servicing fee for each month is equal to a rate of 1/12th of 1.00% of the aggregate principal balance of Receivables as of the first day of the related Collection Period, provided that, for the first Collection Period, the servicing fee will be pro-rated to compensate for the length of the initial Collection Period not equaling one month;

•	the YSOC Amount at each Payment Date is the amount set forth in the table immediately below;

•	no event of default has occurred; and

•	no amounts will be owed by the Issuing Entity to the asset representations reviewer.

If the aggregate initial principal amount of the Notes is $835,530,000, the YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations—Weighted Average Life of the Securities.” The actual YSOC Amount may differ depending on the actual Receivables included in the pool of Receivables and the actual prepayments and losses on those Receivables with a contract rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 8.50% per annum for any Payment Date occurring on or prior to the date on which the Class A-2 Notes are paid in full, and 8.25% per annum for any Payment Date occurring after the date on which the Class A-2 Notes are paid in full. However, if no Class A-2b Notes are issued, the Required Rate will step down from 8.50% per annum to 8.25% per annum on the initial Payment Date and remain at this level for each period thereafter.

Payment Date	Yield Supplement Overcollateralization Amount ($)
	8.50% Required Rate	8.25% Required Rate
Closing Date	$85,719,957.76	$81,231,230.09
July 2022	$79,035,281.69	$74,859,721.11
August 2022	$76,351,635.64	$72,302,483.45
September 2022	$73,722,894.78	$69,798,127.23
October 2022	$71,148,888.99	$67,346,475.46
November 2022	$68,629,345.61	$64,947,253.37
December 2022	$66,163,822.62	$62,600,022.14
January 2023	$63,752,047.12	$60,304,504.18
February 2023	$61,394,365.93	$58,061,018.77
March 2023	$59,091,180.26	$55,869,937.81
April 2023	$56,842,937.72	$53,731,677.86
May 2023	$54,650,133.19	$51,646,700.29
June 2023	$52,513,241.90	$49,615,447.57
July 2023	$50,432,719.71	$47,638,343.26
August 2023	$48,408,802.15	$45,715,598.78
September 2023	$46,440,917.72	$43,846,650.14
October 2023	$44,527,714.01	$42,030,183.00
November 2023	$42,667,131.61	$40,264,204.12
December 2023	$40,856,412.80	$38,546,058.24
January 2024	$39,093,092.45	$36,873,377.08
February 2024	$37,375,572.06	$35,244,628.72
March 2024	$35,702,854.63	$33,658,858.06
April 2024	$34,074,452.07	$32,115,597.17
May 2024	$32,490,377.67	$30,614,852.10
June 2024	$30,950,818.31	$29,156,793.40
July 2024	$29,456,063.30	$27,741,687.96
August 2024	$28,006,358.37	$26,369,759.94
September 2024	$26,601,745.80	$25,041,034.59
October 2024	$25,241,351.33	$23,754,648.18
November 2024	$23,925,183.24	$22,510,592.44
December 2024	$22,653,578.32	$21,309,176.87
January 2025	$21,426,949.42	$20,150,784.67
February 2025	$20,245,593.81	$19,035,686.92
March 2025	$19,109,053.67	$17,963,422.88
April 2025	$18,012,657.76	$16,929,445.58
May 2025	$16,950,684.76	$15,928,193.62
June 2025	$15,921,450.08	$14,958,022.90
July 2025	$14,925,201.64	$14,019,159.20

Payment Date	Yield Supplement Overcollateralization Amount ($)
	8.50% Required Rate	8.25% Required Rate
August 2025	$13,962,234.49	$13,111,873.16
September 2025	$13,032,679.60	$12,236,276.93
October 2025	$12,136,160.63	$11,391,994.38
November 2025	$11,272,751.13	$10,579,082.13
December 2025	$10,442,756.86	$9,797,820.71
January 2026	$9,646,504.85	$9,048,511.27
February 2026	$8,884,313.16	$8,331,446.25
March 2026	$8,156,447.10	$7,646,867.51
April 2026	$7,462,717.75	$6,994,582.03
May 2026	$6,803,013.30	$6,374,472.85
June 2026	$6,177,274.96	$5,786,475.44
July 2026	$5,585,538.44	$5,230,616.92
August 2026	$5,027,865.40	$4,706,948.49
September 2026	$4,504,042.23	$4,215,259.25
October 2026	$4,012,940.24	$3,754,463.15
November 2026	$3,554,250.11	$3,324,257.03
December 2026	$3,128,024.40	$2,924,681.75
January 2027	$2,733,694.11	$2,555,179.96
February 2027	$2,371,075.95	$2,215,564.67
March 2027	$2,039,990.59	$1,905,654.56
April 2027	$1,739,053.87	$1,624,117.99
May 2027	$1,466,855.12	$1,369,599.68
June 2027	$1,222,541.84	$1,141,275.27
July 2027	$1,004,549.11	$937,634.64
August 2027	$811,205.09	$757,067.89
September 2027	$641,617.00	$598,717.67
October 2027	$494,677.96	$461,538.71
November 2027	$369,838.90	$345,010.86
December 2027	$266,446.86	$248,518.47
January 2028	$182,161.79	$169,876.80
February 2028	$115,674.42	$107,858.19
March 2028	$66,348.76	$61,861.61
April 2028	$32,241.77	$30,063.85
May 2028	$11,427.57	$10,660.84
June 2028	$2,146.19	$2,003.67
July 2028 and thereafter	$0.00	$0.00

If the aggregate initial principal amount of the Notes is $983,170,000, the YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations—Weighted Average Life of the Securities.” The actual YSOC Amount may differ depending on the actual Receivables included in the pool of Receivables and the actual prepayments and losses on those Receivables with a contract rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 8.50% per annum for any Payment Date occurring on or prior to the date on which the Class A-2 Notes are paid in full, and 8.25% per annum for any Payment Date occurring after the date on which the Class A-2 Notes are paid in full. However, if no Class A-2b Notes are issued, the Required Rate will step down from 8.50% per annum to 8.25% per annum on the initial Payment Date and remain at this level for each period thereafter.

Payment Date	Yield Supplement Overcollateralization Amount ($)
	8.50% Required Rate	8.25% Required Rate
Closing Date	$100,798,237.55	$95,510,981.78
July 2022	$92,940,887.46	$88,022,355.29
August 2022	$89,787,031.00	$85,017,332.82
September 2022	$86,697,606.14	$82,074,362.31
October 2022	$83,672,429.03	$79,193,251.51
November 2022	$80,711,165.50	$76,373,664.39
December 2022	$77,813,306.59	$73,615,095.37
January 2023	$74,978,551.89	$70,917,237.84
February 2023	$72,207,308.49	$68,280,466.56
March 2023	$69,500,055.28	$65,705,225.81
April 2023	$66,857,328.18	$63,192,014.58
May 2023	$64,279,703.62	$60,741,370.20
June 2023	$61,767,737.53	$58,353,810.07
July 2023	$59,321,962.84	$56,029,829.20
August 2023	$56,942,661.97	$53,769,681.35
September 2023	$54,629,193.71	$51,572,732.94
October 2023	$52,379,939.55	$49,437,411.48
November 2023	$50,192,427.50	$47,361,324.87
December 2023	$48,063,432.23	$45,341,367.16
January 2024	$45,990,091.78	$43,374,789.19
February 2024	$43,970,545.81	$41,459,808.22
March 2024	$42,003,629.36	$39,595,308.64
April 2024	$40,088,787.03	$37,780,757.58
May 2024	$38,226,039.11	$36,016,166.54
June 2024	$36,415,579.60	$34,301,711.14
July 2024	$34,657,739.64	$32,637,696.72
August 2024	$32,952,823.92	$31,024,402.15
September 2024	$31,300,886.94	$29,461,861.81
October 2024	$29,700,838.55	$27,948,999.78
November 2024	$28,152,695.99	$26,485,813.67
December 2024	$26,656,867.95	$25,072,679.70
January 2025	$25,213,837.25	$23,710,045.84
February 2025	$23,823,963.45	$22,398,240.49
March 2025	$22,486,688.61	$21,136,702.81
April 2025	$21,196,458.88	$19,920,026.95
May 2025	$19,946,697.73	$18,741,820.22
June 2025	$18,735,477.32	$17,600,200.44
July 2025	$17,563,084.28	$16,495,428.24

Payment Date	Yield Supplement Overcollateralization Amount ($)
	8.50% Required Rate	8.25% Required Rate
August 2025	$16,429,868.23	$15,427,824.44
September 2025	$15,335,961.00	$14,397,499.53
October 2025	$14,280,939.82	$13,404,030.38
November 2025	$13,264,898.71	$12,447,490.90
December 2025	$12,288,201.05	$11,528,214.58
January 2026	$11,351,230.02	$10,646,554.13
February 2026	$10,454,361.68	$9,802,855.32
March 2026	$9,597,903.22	$8,997,397.94
April 2026	$8,781,621.72	$8,229,944.53
May 2026	$8,005,369.80	$7,500,342.57
June 2026	$7,269,091.25	$6,808,528.16
July 2026	$6,572,822.16	$6,154,527.94
August 2026	$5,916,622.64	$5,538,390.19
September 2026	$5,300,228.96	$4,959,855.87
October 2026	$4,722,338.37	$4,417,672.05
November 2026	$4,182,594.38	$3,911,488.64
December 2026	$3,681,035.68	$3,441,331.59
January 2027	$3,217,022.64	$3,006,573.66
February 2027	$2,790,318.81	$2,606,974.72
March 2027	$2,400,717.27	$2,242,325.46
April 2027	$2,046,598.73	$1,911,068.31
May 2027	$1,726,264.68	$1,611,571.52
June 2027	$1,438,737.42	$1,342,889.63
July 2027	$1,182,166.53	$1,103,237.43
August 2027	$954,649.24	$890,782.31
September 2027	$755,098.10	$704,479.96
October 2027	$582,208.59	$543,097.83
November 2027	$435,296.55	$405,987.87
December 2027	$313,616.52	$292,447.38
January 2028	$214,424.17	$199,913.66
February 2028	$136,159.04	$126,923.32
March 2028	$78,083.69	$72,779.49
April 2028	$37,943.48	$35,366.82
May 2028	$13,438.56	$12,530.50
June 2028	$2,520.81	$2,352.08
July 2028 and thereafter	$0.00	$0.00

For purposes of these absolute prepayment model tables, the Receivables have an assumed next Payment Date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the Receivables have been aggregated into 14 hypothetical pools with all of the Receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s aggregate starting principal balance, weighted average contract rate, weighted average remaining term to maturity and seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics if the Aggregate Initial Principal Amount of the Notes is $835,530,000

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	May 2022	$2,346,241.00	2.319%	6	55
2	May 2022	34,690,563.24	3.208%	18	55
3	May 2022	50,698,481.98	0.502%	33	4
4	May 2022	16,453,186.76	2.676%	44	9
5	May 2022	81,171,146.40	3.176%	56	7
6	May 2022	237,420,792.01	4.825%	68	5
7	May 2022	116,340,908.47	5.416%	73	2
8	April 2022	1,770,550.66	2.404%	6	55
9	April 2022	32,453,869.55	3.061%	19	54
10	April 2022	32,848,489.89	0.601%	33	4
11	April 2022	10,781,870.72	3.050%	45	10
12	April 2022	52,125,237.17	3.744%	56	8
13	April 2022	144,289,452.80	4.720%	68	4
14	April 2022	107,867,637.17	5.345%	73	2
Total		$921,258,427.82

Assumed Receivables Characteristics if the Aggregate Initial Principal Amount of the Notes is $983,170,000

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	May 2022	$2,718,156.12	2.344%	6	55
2	May 2022	40,600,071.01	3.210%	18	55
3	May 2022	59,047,389.69	0.510%	33	4
4	May 2022	19,558,743.87	2.732%	44	9
5	May 2022	95,407,438.45	3.178%	56	7
6	May 2022	280,091,051.36	4.823%	68	5
7	May 2022	136,904,722.90	5.427%	73	2
8	April 2022	2,111,367.58	2.431%	6	55
9	April 2022	38,373,907.63	3.083%	19	54
10	April 2022	38,729,032.14	0.620%	33	5
11	April 2022	12,812,696.21	3.038%	45	10
12	April 2022	61,744,752.49	3.755%	56	8
13	April 2022	168,383,751.68	4.711%	68	4
14	April 2022	127,486,836.53	5.347%	73	2
Total		$1,083,969,917.66

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level until maturity or that all of the Receivables will prepay at the same level. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the seasoning of the Receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of Notes.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	72.91%	66.40%	61.35%	56.21%	42.47%
August 2022	63.38%	54.41%	47.50%	40.58%	22.32%
September 2022	53.90%	42.60%	33.99%	25.48%	4.54%
October 2022	44.45%	30.96%	20.80%	10.89%	0.00%
November 2022	35.20%	19.64%	8.04%	0.00%	0.00%
December 2022	26.18%	8.67%	0.00%	0.00%	0.00%
January 2023	17.20%	0.00%	0.00%	0.00%	0.00%
February 2023	8.26%	0.00%	0.00%	0.00%	0.00%
March 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	0.39	0.31	0.27	0.23	0.18
Weighted Average Life to Maturity (years)(1)(2)	0.39	0.31	0.27	0.23	0.18

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming an absolute prepayment model percentage of 1.30% would be increased by no more than 0.01 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming the absolute prepayment model percentages other than 1.30% above may also be increased by no more than 0.02 years.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	72.86%	66.33%	61.26%	56.11%	42.34%
August 2022	63.31%	54.31%	47.39%	40.45%	22.16%
September 2022	53.81%	42.48%	33.85%	25.32%	4.35%
October 2022	44.35%	30.83%	20.63%	10.71%	0.00%
November 2022	35.08%	19.49%	7.85%	0.00%	0.00%
December 2022	26.05%	8.49%	0.00%	0.00%	0.00%
January 2023	17.05%	0.00%	0.00%	0.00%	0.00%
February 2023	8.10%	0.00%	0.00%	0.00%	0.00%
March 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	0.39	0.31	0.26	0.23	0.18
Weighted Average Life to Maturity (years)(1)(2)	0.39	0.31	0.26	0.23	0.18

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming an absolute prepayment model percentage of 1.30% would be 0.27 years rather than 0.26 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming the absolute prepayment model percentages other than 1.30% above may also be increased by no more than 0.02 years.

Percentage of Original Class A-2a and A-2b Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	95.13%
November 2022	100.00%	100.00%	100.00%	97.99%	87.45%
December 2022	100.00%	100.00%	97.23%	89.30%	79.90%
January 2023	100.00%	98.61%	89.45%	80.91%	72.48%
February 2023	100.00%	91.72%	81.87%	72.83%	65.19%
March 2023	99.59%	84.95%	74.48%	65.06%	58.04%
April 2023	93.85%	78.28%	67.28%	57.60%	51.01%
May 2023	88.15%	71.72%	60.28%	50.65%	44.11%
June 2023	82.46%	65.28%	53.49%	44.27%	37.33%
July 2023	76.81%	58.95%	46.88%	37.99%	30.64%
August 2023	71.18%	52.73%	40.48%	31.79%	24.09%
September 2023	65.58%	46.63%	34.23%	25.70%	17.67%
October 2023	60.01%	40.64%	28.18%	19.73%	11.39%
November 2023	54.47%	34.72%	22.33%	13.87%	5.24%
December 2023	50.02%	29.62%	16.85%	8.13%	0.00%
January 2024	45.60%	24.59%	11.47%	2.52%	0.00%
February 2024	41.18%	19.62%	6.19%	0.00%	0.00%
March 2024	36.76%	14.73%	1.01%	0.00%	0.00%
April 2024	32.35%	9.91%	0.00%	0.00%	0.00%
May 2024	27.95%	5.15%	0.00%	0.00%	0.00%
June 2024	23.58%	0.47%	0.00%	0.00%	0.00%
July 2024	19.22%	0.00%	0.00%	0.00%	0.00%
August 2024	14.89%	0.00%	0.00%	0.00%	0.00%
September 2024	10.57%	0.00%	0.00%	0.00%	0.00%
October 2024	6.28%	0.00%	0.00%	0.00%	0.00%
November 2024	2.00%	0.00%	0.00%	0.00%	0.00%
December 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	1.62	1.31	1.15	1.04	0.94
Weighted Average Life to Maturity (years)(1)(2)	1.62	1.31	1.15	1.04	0.94

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming an absolute prepayment model percentage of 1.30% would be 1.16 years rather than 1.15 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming the absolute prepayment model percentages other than 1.30% above may also be increased by no more than 0.02 years.

Percentage of Original Class A-2a and A-2b Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	95.00%
November 2022	100.00%	100.00%	100.00%	97.85%	87.31%
December 2022	100.00%	100.00%	97.10%	89.16%	79.76%
January 2023	100.00%	98.49%	89.32%	80.77%	72.33%
February 2023	100.00%	91.60%	81.73%	72.69%	65.04%
March 2023	99.47%	84.82%	74.33%	64.91%	57.88%
April 2023	93.74%	78.15%	67.14%	57.44%	50.84%
May 2023	88.03%	71.59%	60.14%	50.49%	43.95%
June 2023	82.34%	65.14%	53.33%	44.11%	37.16%
July 2023	76.69%	58.81%	46.73%	37.83%	30.46%
August 2023	71.06%	52.59%	40.33%	31.62%	23.91%
September 2023	65.46%	46.48%	34.07%	25.53%	17.48%
October 2023	59.89%	40.49%	28.02%	19.55%	11.20%
November 2023	54.35%	34.57%	22.17%	13.70%	5.06%
December 2023	49.90%	29.47%	16.69%	7.96%	0.00%
January 2024	45.47%	24.44%	11.30%	2.34%	0.00%
February 2024	41.05%	19.47%	6.02%	0.00%	0.00%
March 2024	36.63%	14.58%	0.84%	0.00%	0.00%
April 2024	32.21%	9.75%	0.00%	0.00%	0.00%
May 2024	27.82%	5.00%	0.00%	0.00%	0.00%
June 2024	23.44%	0.31%	0.00%	0.00%	0.00%
July 2024	19.09%	0.00%	0.00%	0.00%	0.00%
August 2024	14.75%	0.00%	0.00%	0.00%	0.00%
September 2024	10.43%	0.00%	0.00%	0.00%	0.00%
October 2024	6.14%	0.00%	0.00%	0.00%	0.00%
November 2024	1.86%	0.00%	0.00%	0.00%	0.00%
December 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	1.62	1.31	1.15	1.04	0.94
Weighted Average Life to Maturity (years)(1)(2)	1.62	1.31	1.15	1.04	0.94

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming an absolute prepayment model percentage of 1.30% would be 1.16 years rather than 1.15 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming the absolute prepayment model percentages other than 1.30% above may also be increased by no more than 0.02 years.

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	98.99%
January 2024	100.00%	100.00%	100.00%	100.00%	92.17%
February 2024	100.00%	100.00%	100.00%	96.03%	84.52%
March 2024	100.00%	100.00%	100.00%	89.78%	77.06%
April 2024	100.00%	100.00%	94.59%	82.75%	69.79%
May 2024	100.00%	100.00%	88.79%	75.88%	62.72%
June 2024	100.00%	100.00%	82.26%	69.18%	55.84%
July 2024	100.00%	94.49%	75.87%	62.65%	49.17%
August 2024	100.00%	89.16%	69.62%	56.28%	42.69%
September 2024	100.00%	83.18%	63.51%	50.09%	36.41%
October 2024	100.00%	77.29%	57.54%	44.06%	30.33%
November 2024	100.00%	71.50%	51.71%	38.21%	24.45%
December 2024	97.00%	65.81%	46.03%	32.53%	18.77%
January 2025	91.92%	60.21%	40.48%	27.02%	13.30%
February 2025	86.65%	55.01%	35.32%	21.89%	8.20%
March 2025	81.97%	50.33%	30.65%	17.23%	3.54%
April 2025	77.30%	45.73%	26.10%	12.71%	0.00%
May 2025	72.66%	41.22%	21.67%	8.34%	0.00%
June 2025	68.04%	36.79%	17.36%	4.11%	0.00%
July 2025	63.45%	32.45%	13.17%	0.03%	0.00%
August 2025	58.88%	28.18%	9.11%	0.00%	0.00%
September 2025	54.33%	24.01%	5.17%	0.00%	0.00%
October 2025	49.81%	19.92%	1.35%	0.00%	0.00%
November 2025	45.31%	15.91%	0.00%	0.00%	0.00%
December 2025	40.84%	12.00%	0.00%	0.00%	0.00%
January 2026	36.39%	8.16%	0.00%	0.00%	0.00%
February 2026	32.19%	4.56%	0.00%	0.00%	0.00%
March 2026	28.01%	1.05%	0.00%	0.00%	0.00%
April 2026	23.85%	0.00%	0.00%	0.00%	0.00%
May 2026	19.72%	0.00%	0.00%	0.00%	0.00%
June 2026	15.60%	0.00%	0.00%	0.00%	0.00%
July 2026	11.52%	0.00%	0.00%	0.00%	0.00%
August 2026	7.45%	0.00%	0.00%	0.00%	0.00%
September 2026	3.41%	0.00%	0.00%	0.00%	0.00%
October 2026	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	3.43	2.89	2.56	2.36	2.18
Weighted Average Life to Maturity (years)(1)(2)	3.43	2.89	2.56	2.36	2.18

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-3 Notes assuming the absolute prepayment model percentages above may be increased by no more than 0.01 years.

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	98.74%
January 2024	100.00%	100.00%	100.00%	100.00%	91.92%
February 2024	100.00%	100.00%	100.00%	95.79%	84.27%
March 2024	100.00%	100.00%	100.00%	89.54%	76.81%
April 2024	100.00%	100.00%	94.36%	82.52%	69.55%
May 2024	100.00%	100.00%	88.57%	75.65%	62.48%
June 2024	100.00%	100.00%	82.04%	68.96%	55.61%
July 2024	100.00%	94.28%	75.66%	62.43%	48.94%
August 2024	100.00%	88.96%	69.41%	56.07%	42.46%
September 2024	100.00%	82.98%	63.31%	49.88%	36.19%
October 2024	100.00%	77.09%	57.34%	43.86%	30.11%
November 2024	100.00%	71.30%	51.52%	38.01%	24.24%
December 2024	96.81%	65.62%	45.83%	32.33%	18.57%
January 2025	91.74%	60.03%	40.29%	26.83%	13.10%
February 2025	86.47%	54.82%	35.13%	21.69%	8.00%
March 2025	81.78%	50.14%	30.46%	17.03%	3.35%
April 2025	77.12%	45.55%	25.91%	12.51%	0.00%
May 2025	72.47%	41.03%	21.48%	8.14%	0.00%
June 2025	67.85%	36.60%	17.17%	3.91%	0.00%
July 2025	63.25%	32.25%	12.98%	0.00%	0.00%
August 2025	58.68%	27.99%	8.91%	0.00%	0.00%
September 2025	54.13%	23.81%	4.97%	0.00%	0.00%
October 2025	49.61%	19.72%	1.15%	0.00%	0.00%
November 2025	45.11%	15.71%	0.00%	0.00%	0.00%
December 2025	40.64%	11.79%	0.00%	0.00%	0.00%
January 2026	36.19%	7.96%	0.00%	0.00%	0.00%
February 2026	31.98%	4.36%	0.00%	0.00%	0.00%
March 2026	27.80%	0.84%	0.00%	0.00%	0.00%
April 2026	23.64%	0.00%	0.00%	0.00%	0.00%
May 2026	19.51%	0.00%	0.00%	0.00%	0.00%
June 2026	15.40%	0.00%	0.00%	0.00%	0.00%
July 2026	11.31%	0.00%	0.00%	0.00%	0.00%
August 2026	7.24%	0.00%	0.00%	0.00%	0.00%
September 2026	3.21%	0.00%	0.00%	0.00%	0.00%
October 2026	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	3.42	2.88	2.56	2.36	2.18
Weighted Average Life to Maturity (years)(1)(2)	3.42	2.88	2.56	2.36	2.18

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-3 Notes assuming the absolute prepayment model percentages above may be increased by no more than 0.01 years.

Percentage of Original Class A-4 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	97.21%
May 2025	100.00%	100.00%	100.00%	100.00%	84.37%
June 2025	100.00%	100.00%	100.00%	100.00%	72.05%
July 2025	100.00%	100.00%	100.00%	100.00%	60.24%
August 2025	100.00%	100.00%	100.00%	88.39%	0.00%
September 2025	100.00%	100.00%	100.00%	77.14%	0.00%
October 2025	100.00%	100.00%	100.00%	66.33%	0.00%
November 2025	100.00%	100.00%	93.02%	55.98%	0.00%
December 2025	100.00%	100.00%	82.40%	0.00%	0.00%
January 2026	100.00%	100.00%	72.15%	0.00%	0.00%
February 2026	100.00%	100.00%	62.56%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	92.89%	0.00%	0.00%	0.00%
May 2026	100.00%	82.92%	0.00%	0.00%	0.00%
June 2026	100.00%	73.19%	0.00%	0.00%	0.00%
July 2026	100.00%	63.72%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	98.21%	0.00%	0.00%	0.00%	0.00%
November 2026	86.34%	0.00%	0.00%	0.00%	0.00%
December 2026	74.55%	0.00%	0.00%	0.00%	0.00%
January 2027	63.77%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.64	4.13	3.71	3.45	3.13
Weighted Average Life to Maturity (years)(1)(2)	4.80	4.30	3.88	3.57	3.25

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-4 Notes assuming the absolute prepayment model percentages above would not be expected to change.

Percentage of Original Class A-4 Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	96.64%
May 2025	100.00%	100.00%	100.00%	100.00%	83.88%
June 2025	100.00%	100.00%	100.00%	100.00%	71.63%
July 2025	100.00%	100.00%	100.00%	99.50%	59.90%
August 2025	100.00%	100.00%	100.00%	87.87%	0.00%
September 2025	100.00%	100.00%	100.00%	76.69%	0.00%
October 2025	100.00%	100.00%	100.00%	65.94%	0.00%
November 2025	100.00%	100.00%	92.46%	55.65%	0.00%
December 2025	100.00%	100.00%	81.90%	0.00%	0.00%
January 2026	100.00%	100.00%	71.72%	0.00%	0.00%
February 2026	100.00%	100.00%	62.19%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	92.33%	0.00%	0.00%	0.00%
May 2026	100.00%	82.41%	0.00%	0.00%	0.00%
June 2026	100.00%	72.75%	0.00%	0.00%	0.00%
July 2026	100.00%	63.33%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	97.61%	0.00%	0.00%	0.00%	0.00%
November 2026	85.81%	0.00%	0.00%	0.00%	0.00%
December 2026	74.09%	0.00%	0.00%	0.00%	0.00%
January 2027	63.38%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.64	4.13	3.71	3.44	3.13
Weighted Average Life to Maturity (years)(1)(2)	4.80	4.30	3.88	3.56	3.25

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-4 Notes assuming the absolute prepayment model percentages above would not be expected to change.

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	0.00%
September 2025	100.00%	100.00%	100.00%	100.00%	0.00%
October 2025	100.00%	100.00%	100.00%	100.00%	0.00%
November 2025	100.00%	100.00%	100.00%	100.00%	0.00%
December 2025	100.00%	100.00%	100.00%	0.00%	0.00%
January 2026	100.00%	100.00%	100.00%	0.00%	0.00%
February 2026	100.00%	100.00%	100.00%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	100.00%	0.00%	0.00%	0.00%
May 2026	100.00%	100.00%	0.00%	0.00%	0.00%
June 2026	100.00%	100.00%	0.00%	0.00%	0.00%
July 2026	100.00%	100.00%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	100.00%	0.00%	0.00%	0.00%	0.00%
November 2026	100.00%	0.00%	0.00%	0.00%	0.00%
December 2026	100.00%	0.00%	0.00%	0.00%	0.00%
January 2027	100.00%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.71	4.21	3.79	3.54	3.21
Weighted Average Life to Maturity (years)(1)(2)	5.41	5.08	4.65	4.26	3.85

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class B Notes assuming the absolute prepayment model percentages above would not be expected to change.

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	0.00%
September 2025	100.00%	100.00%	100.00%	100.00%	0.00%
October 2025	100.00%	100.00%	100.00%	100.00%	0.00%
November 2025	100.00%	100.00%	100.00%	100.00%	0.00%
December 2025	100.00%	100.00%	100.00%	0.00%	0.00%
January 2026	100.00%	100.00%	100.00%	0.00%	0.00%
February 2026	100.00%	100.00%	100.00%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	100.00%	0.00%	0.00%	0.00%
May 2026	100.00%	100.00%	0.00%	0.00%	0.00%
June 2026	100.00%	100.00%	0.00%	0.00%	0.00%
July 2026	100.00%	100.00%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	100.00%	0.00%	0.00%	0.00%	0.00%
November 2026	100.00%	0.00%	0.00%	0.00%	0.00%
December 2026	100.00%	0.00%	0.00%	0.00%	0.00%
January 2027	100.00%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.71	4.21	3.79	3.54	3.21
Weighted Average Life to Maturity (years)(1)(2)	5.41	5.08	4.65	4.26	3.85

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class B Notes assuming the absolute prepayment model percentages above would not be expected to change.

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $835,530,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	0.00%
September 2025	100.00%	100.00%	100.00%	100.00%	0.00%
October 2025	100.00%	100.00%	100.00%	100.00%	0.00%
November 2025	100.00%	100.00%	100.00%	100.00%	0.00%
December 2025	100.00%	100.00%	100.00%	0.00%	0.00%
January 2026	100.00%	100.00%	100.00%	0.00%	0.00%
February 2026	100.00%	100.00%	100.00%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	100.00%	0.00%	0.00%	0.00%
May 2026	100.00%	100.00%	0.00%	0.00%	0.00%
June 2026	100.00%	100.00%	0.00%	0.00%	0.00%
July 2026	100.00%	100.00%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	100.00%	0.00%	0.00%	0.00%	0.00%
November 2026	100.00%	0.00%	0.00%	0.00%	0.00%
December 2026	100.00%	0.00%	0.00%	0.00%	0.00%
January 2027	100.00%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.71	4.21	3.79	3.54	3.21
Weighted Average Life to Maturity (years)(1)(2)	5.69	5.50	5.16	4.70	4.19

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $835,530,000 of Notes, of which $210,700,000 are fixed rate Class A-2a Notes and $90,300,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class C Notes assuming the absolute prepayment model percentages above would not be expected to change.

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages if the Aggregate Initial Principal Amount of the Notes is $983,170,000:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	0.00%
September 2025	100.00%	100.00%	100.00%	100.00%	0.00%
October 2025	100.00%	100.00%	100.00%	100.00%	0.00%
November 2025	100.00%	100.00%	100.00%	100.00%	0.00%
December 2025	100.00%	100.00%	100.00%	0.00%	0.00%
January 2026	100.00%	100.00%	100.00%	0.00%	0.00%
February 2026	100.00%	100.00%	100.00%	0.00%	0.00%
March 2026	100.00%	100.00%	0.00%	0.00%	0.00%
April 2026	100.00%	100.00%	0.00%	0.00%	0.00%
May 2026	100.00%	100.00%	0.00%	0.00%	0.00%
June 2026	100.00%	100.00%	0.00%	0.00%	0.00%
July 2026	100.00%	100.00%	0.00%	0.00%	0.00%
August 2026	100.00%	0.00%	0.00%	0.00%	0.00%
September 2026	100.00%	0.00%	0.00%	0.00%	0.00%
October 2026	100.00%	0.00%	0.00%	0.00%	0.00%
November 2026	100.00%	0.00%	0.00%	0.00%	0.00%
December 2026	100.00%	0.00%	0.00%	0.00%	0.00%
January 2027	100.00%	0.00%	0.00%	0.00%	0.00%
February 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.71	4.21	3.79	3.54	3.21
Weighted Average Life to Maturity (years)(1)(2)	5.69	5.50	5.16	4.70	4.19

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

(2)	As Noted above, the information contained in this table was calculated assuming that the Issuing Entity issues $983,170,000 of Notes, of which $247,800,000 are fixed rate Class A-2a Notes and $106,200,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate Notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class C Notes assuming the absolute prepayment model percentages above would not be expected to change.

NOTE POOL FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of Notes is a seven-digit decimal which the Servicer will compute each month indicating the outstanding principal amount of that class of Notes, as of the applicable Payment Date, as a fraction of the initial principal amount of that class of Notes. The note pool factor will be 1.0000000 as of the closing date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of Notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your Note and (2) the note pool factor.

Under the indenture, the Indenture Trustee will receive monthly reports from the Servicer (each such monthly report, a “Servicer Certificate”) concerning the payments received on the Receivables, the note pool factors and various other items of information. The Indenture Trustee will post these Servicer Certificates to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus. The Indenture Trustee will furnish to the Noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Noteholders” in this prospectus.

USE OF PROCEEDS

The Depositor will use the net proceeds of the sale of the Notes (1) to purchase the Receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. or its affiliates may use a portion of the net proceeds of the sale of the Notes to pay their respective debts, including debt secured by the Receivables prior to their transfer to the Issuing Entity and for general purposes. Any such debt may be owed to the Indenture Trustee, the Owner Trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the Servicer and Sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in this prospectus.

Repurchases of Receivables in Prior Securitized Pools

The trust documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying Receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase. In the three year period ended March 31, 2022, there was no activity to report with respect to any demand to repurchase Receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on January 7, 2022. World Omni Financial Corp.’s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

DESCRIPTION OF THE NOTES

The Notes will be issued under the terms of an indenture between the Issuing Entity and the Indenture Trustee. We have filed a form of the indenture and trust agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the indenture with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the Notes; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through DTC, Clearstream and Euroclear. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. Each class of Notes will evidence debt of the Issuing Entity secured by the trust assets. Neither the Notes nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the Notes will accrue at the Notes’ respective per annum interest rates and will be payable to the Noteholders monthly on each Payment Date, commencing July 15, 2022. Payments will be made to the Noteholders of record as of the business day immediately preceding such Payment Date or, if definitive Notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the Notes as of the previous Payment Date at the applicable interest rate during the related interest accrual period.

The interest rate for the Class A-1 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be a fixed rate as set forth on the cover page of this prospectus.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances (as described below). The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $90,300,000 if the aggregate initial principal amount of the Notes is $835,530,000, and $106,200,000, if the aggregate initial principal amount of the Notes is $983,170,000.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The “SOFR Rate” will be determined by the Administrator for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the Administrator (on behalf of the Issuing Entity) after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR. However, the Administrator (on behalf of the Issuing Entity) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Notes the following terms will have the following respective meanings:

 “Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuing Entity) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuing Entity) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the

Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuing Entity) will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Administrator (on behalf of the Issuing Entity), in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

The Administrator will deliver written notice (including by email) to each rating agency hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuing Entity) has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be given to the Indenture Trustee and the Servicer, and included in the Servicer Certificate. Notwithstanding anything in the trust documents to the contrary, upon the receipt of such notice by the rating agencies hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer, and inclusion of such information in the Servicer Certificate, the relevant trust documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant trust documents.

Any determination, decision or election that may be made by the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuing Entity’s sole discretion, and, notwithstanding anything to the contrary in the trust documents, will become effective without consent from any other party. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates will have any liability for any determination made by or on behalf of the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates relating to any such determinations.

Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

Neither the Owner Trustee nor the Indenture Trustee shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Administrator or the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial Payment Date) and a 360-day year. This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the closing date) to but excluding the current Payment Date divided by 360.

Interest for a related period on each other class of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 44, assuming a closing date of June 1, 2022) divided by 360.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply the Available Funds and any withdrawals from the reserve account to make interest payments on the Notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes, and interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. As described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class C Notes and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable due to the occurrence of an event of default, unless such event of default has been waived or rescinded at the written request of Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the Notes until interest on the Class A Notes has been paid in full, and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the Class B Notes has been paid in full, and then each holder of Class C Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class C Notes until interest on the Class C Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, remit principal payments to the Noteholders in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over

•	the Pool Balance less the Overcollateralization Target Amount for that Payment Date.

The Indenture Trustee generally will remit principal payments on the Notes from Available Funds, if any, remaining after the payment of interest on the Notes. Amounts in the reserve account are also available to make payments of principal of a class of Notes on the Final Scheduled Payment Date for that class of Notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus.

We refer to the calendar month immediately preceding each Payment Date as a “Collection Period.” The Collection Period for the initial Payment Date shall be from, but excluding, the cutoff date to and including June 30, 2022. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the Servicer are located or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each Payment Date the Servicer shall determine the amount in the collection account for the Collection Period preceding such Payment Date. On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), and (9) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class B Notes until they are paid in full; and

(6)	to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes pro rata based upon their respective unpaid principal amounts until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full; and

(4)	to the holders of the Class C Notes until they are paid in full.

On the Final Scheduled Payment Date for a class of Notes, the principal amount of that class of Notes, to the extent not previously paid, will be due. The Final Scheduled Payment Dates for each class of Notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date in June 2023;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date in October 2025;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date in July 2027;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Payment Date in March 2028;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the Payment Date in June 2028;

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the Payment Date in February 2029;

The actual date on which the aggregate outstanding principal amount of any class of Notes is paid in full may be earlier than the Final Scheduled Payment Date for that class.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase all remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The purchase price for the Receivables will at least equal the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the Receivables will result in the redemption of the Notes at a price equal to the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest to but excluding the date of redemption. The Servicer or the Issuing Entity will notify the Indenture Trustee of an election to purchase the Receivables not later than the close of business on the first business day of the month in which the applicable redemption date occurs. Notice of redemption under the indenture must be given by the Indenture Trustee not later than 10 days prior to the redemption date to each holder of Notes. In addition, the Servicer or the Issuing Entity will notify each rating agency hired by the Sponsor to rate the Notes upon redemption of the Notes. The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The Offered Notes will be available only in book-entry from except in the limited circumstances described below under “—Definitive Notes.” All book-entry Notes will be held by DTC, in the name of Cede & Co. as nominee of DTC. Noteholders’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC, Clearstream or Euroclear, which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.

The Offered Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. Noteholders electing to hold interests in the Offered Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period. Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the Offered Notes.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to the Noteholders according to DTC’s rules and procedures. Noteholders may experience delays in receiving payments since distribution will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account. The ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Notes, may be limited due to the lack of a physical Note.

None of the Sponsor, the Depositor, the Issuing Entity, the Administrator, the Servicer, the Indenture Trustee, the Owner Trustee or the Note registrar will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Offered Notes held by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the Offered Notes.

Definitive Notes

The Offered Notes will be issued in fully registered, certificated form as definitive Notes to the Noteholders of a given series or their nominees, only if:

•	the Administrator advises in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes, and the Administrator is unable to locate a qualified successor;

•	the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default under the indenture, Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the Noteholders’ best interest.

Distributions of principal of, and interest on, the Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in this prospectus, and as described in the indenture directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the applicable record date.

The distributions will be made by check or wire transfer to the address or designated account of the holder as it appears on the register maintained by the applicable trustee or by other means to the extent provided in the indenture. The final payment or distribution on any Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a Note registrar named in a notice delivered to holders of the definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuing Entity, Indenture Trustee or Note registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of:

(1) the purchase agreement, between World Omni Financial Corp., as seller, and the Depositor, as purchaser;

(2) the sale and servicing agreement, among the Issuing Entity, as the Issuing Entity, the Depositor, as Depositor, World Omni Financial Corp., as Servicer, and the Account Bank;

(3) the indenture, among the Issuing Entity, the Indenture Trustee and the Account Bank;

(4) the trust agreement, between the Depositor and the Owner Trustee;

(5) the administration agreement, among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. as Administrator; and

(6) the asset representations review agreement, among the Issuing Entity, as the Issuing Entity, World Omni Financial Corp., as Servicer and Administrator, and Clayton Fixed Income Services LLC, as asset representations reviewer.

We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the trust documents with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Sale and Assignment of Receivables

On the closing date, the Depositor will purchase from World Omni Financial Corp., under the purchase agreement, without recourse, except for repurchases as a result of certain breaches of certain representations, warranties and covenants as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the Receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the Notes, the Depositor will sell and assign to the Issuing Entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the Receivables, together with its security interests in the financed vehicles. The Owner Trustee will, concurrently with such sale and assignment, execute on behalf of the Issuing Entity, and the Indenture Trustee, upon receipt of any order for the Issuing Entity, will authenticate and deliver to the Depositor, the Notes and the certificates in exchange for the Receivables. Upon delivery to the Depositor of the Notes and certificates, the Depositor will then sell the Offered Notes to the underwriters. We refer you to “Underwriting” in this prospectus.

Upon the execution of the trust documents, the issuance of the Notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the Indenture Trustee, on behalf of the Noteholders, will hold a first priority perfected security interest in the Receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in this prospectus for more detail.

Representations and Warranties and Repurchases Upon Breach

The sale and servicing agreement will provide representations and warranties by World Omni Financial Corp. to the Depositor and the Issuing Entity, including, that:

•	the Servicer’s computer system does not reflect that any Receivable has been amended such that the amount of the obligor’s scheduled payments has been increased;

•	no provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer’s computer system;

•	the Servicer’s computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable;

•	the Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are liens prior or equal to the security interest in the financed vehicle granted by any Receivable;

•	no Receivable has a scheduled payment for which more than $40 is more than 30 days past due as of the cutoff date, and the Servicer’s computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted by the sale and servicing agreement, shall not waive any of the foregoing;

•	under the terms of each Receivable, the related obligor is required to maintain physical damage insurance covering each financed vehicle;

•	as of the cutoff date each of the Receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•	to the best of World Omni Financial Corp.’s knowledge, each Receivable and the sale of the financed vehicle complied at origination, and comply in all material respects as of the cutoff date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the indenture, the Issuing Entity will assign its rights in the foregoing representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

None of the Indenture Trustee, the Owner Trustee, the asset representations reviewer, the Issuing Entity, the Administrator or the Servicer has any obligation to investigate the accuracy of such representations and warranties of World Omni Financial Corp. or whether any Receivable may be an ineligible Receivable.

Upon discovery by or notice to World Omni Financial Corp. of a breach of any representation or warranty with respect to certain characteristics of the Receivables, including by receipt of a review report from the asset representations reviewer indicating that a test was failed for a Receivable, World Omni Financial Corp. will investigate the Receivable or Receivables to confirm the breach and determine if it has materially and adversely affected the Receivable or Receivables. A Noteholder or beneficial owner of a Note may make a request or demand that a Receivable be repurchased due to a breach of a representation made about the Receivables by providing a repurchase request initially to the Indenture Trustee. Any request or demand that a Receivable be repurchased must be in writing and provide sufficient detail so as to allow World Omni Financial Corp. to reasonably investigate the alleged breach of the representations and warranties related to such Receivable. Unless the breach is cured by the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to or discovery by World Omni Financial Corp. of such breach, if a repurchase is required, World Omni Financial Corp. will purchase the Receivable from the Issuing Entity for the Purchase Amount. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Owner Trustee or the Indenture Trustee against World Omni Financial Corp. for any uncured breach.

The Depositor will report any requests or demands to repurchase Receivables and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of Receivables to test for compliance with the representations made by World Omni Financial Corp. about the Receivables described in “—Sale and Assignment of Receivables” above. The first trigger is the Delinquency Percentage for any Payment Date exceeding the Delinquency Trigger for that Payment Date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the Noteholders (including beneficial owners of Notes) of at least 5% of the outstanding principal amount of the Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote for a review. The review fees will be $200 for each Receivable tested in the review.

Delinquency Trigger

A delinquent Receivable is defined as a Receivable with more than $40 of a scheduled payment past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables.

On or prior to each Payment Date, the Servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each Payment Date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent to (ii) the aggregate principal balance of the Receivables held by the Issuing Entity, in each case, as of the last day of the related Collection Period.

The “Delinquency Trigger” for any Payment Date and the related Collection Period is 4.70%. World Omni Financial Corp. developed the Delinquency Trigger by considering the monthly greater-than-60-day delinquency rate observed in its prior WOART securitized pools of retail installment sale contracts from 2006 and, after identifying the highest monthly greater-than-60-day delinquency rate during such period, recalculated the monthly greater-than-60-day delinquency rate based only on retail installment sale contracts with FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate principal balance of all such delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction as a percentage of (ii) the aggregate principal balance of the Receivables held by the Issuing Entity that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction, in each case, as of the last day of the Collection Period preceding the related Payment Date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak delinquency percentage observed during the period. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the Notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak delinquency percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni Financial Corp. believes that the Delinquency Trigger is appropriate based on:

•	its experience with delinquency in its prior WOART securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior WOART securitized pools.

For more information regarding greater than 60-day delinquent Receivable statistics for World Omni Financial Corp.’s portfolio and its prior WOART securitized pools, see Appendix A and Appendix B to this prospectus.

Voting Trigger

If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger, a Noteholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the asset representations reviewer to perform a review. For purposes of this demand, if the demanding Noteholder is the record holder of any Notes, no verification procedures will be required. If the requesting party is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee may require no more verification than a written certification from the Noteholder that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or other similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

If Noteholders of at least 5% of the outstanding principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Issuing Entity’s Form 10-D for the Collection Period in which the demand requirement was met will include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence a review by the asset representations reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the asset representations reviewer to commence a review. Any beneficial owner of Notes may act through their respective DTC participants. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of Noteholders holding at least 5% of the outstanding principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the asset representations reviewer, the Issuing Entity and the Servicer to start the review. The Issuing Entity’s Form 10-D for the Collection Period in which the asset representations reviewer received the notice to start the review will specify that the requisite noteholders have directed the asset representations reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, Notes held by the Sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each Receivable that is 60 days or more delinquent at the end of the prior month, which we refer to as the “Review Receivables.” Within 60 days of the receipt of a review notice, the Servicer will give the asset representations reviewer access to the Receivable files and other information necessary for the review of all of the Review Receivables. Upon receiving access to the review materials, the asset representations reviewer will start its review of the Review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Receivable and determining whether each test was passed or failed. If the Servicer notifies the asset representations reviewer that a Review Receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that Review Receivable and the review of that Review Receivable will be considered complete.

The tests were designed by World Omni Financial Corp. to determine whether a Review Receivable was not in compliance with the representations made about it in the trust documents at the relevant time, which is usually at origination of the Receivable or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The review is not designed to determine whether the Receivable was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni Financial Corp.’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the asset representations reviewer will provide a report to the trust, the Servicer and the Indenture Trustee on the test results for each Review Receivable and each representation, including any Review Receivable for which the tests were considered complete and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased. World Omni Financial Corp. will evaluate any report of the asset representations reviewer and any repurchase request received from the Indenture Trustee, any Noteholder or any other party to any of the trust documents in order to determine whether paying the Purchase Amount or repurchasing any Receivable is required.  After reviewing the report, World Omni Financial Corp. will determine if there were breaches of its representations and warranties, and will then decide whether it is obligated to pay the Purchase Amount or repurchase the Receivable pursuant to the sale and servicing agreement.  The sale and servicing agreement requires that any breach of the representations and warranties must materially and adversely affect the Receivable before World Omni Financial Corp. would be required to pay the Purchase Amount or repurchase the Receivable.

On receipt of the report, the review fee will be paid to the asset representations reviewer, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the Issuing Entity in the next month.

If a Review Receivable that was the subject of a review by the asset representations reviewer becomes the subject of a dispute resolution proceeding as described under “—Dispute Resolution for Repurchase Requests” below, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and, for any mediation proceeding, will be paid by a party to the dispute resolution as determined by the mutual agreement of such parties and, for any binding arbitration, will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution. If not paid by a party to the dispute resolution, the expenses will be paid by the Servicer and, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.”

For more information about the asset representations reviewer, you should read “The Asset Representations Reviewer.”

Periodic Reports

The Depositor will file a Form 10-D for the Issuing Entity with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Receivables by the asset representations reviewer during the prior month;

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report; and

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase request is not resolved within 180 days after receipt by World Omni Financial Corp. of notice of the repurchase request, the requesting party, including a Noteholder and any beneficial owner of Notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of a Receivable or other market conditions. World Omni Financial Corp. will not repurchase a Receivable with respect to which the related breach of a representation or warranty did not materially and adversely affect the Receivable. If a Receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on the Receivable. Furthermore, the dispute resolution procedures described below apply only to the specific Receivables that are related to the dispute. Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the Receivable subject to a repurchase request was part of an asset representations review and the findings and conclusions of the asset representations reviewer state that no tests were failed for the Receivable, the repurchase request for the Receivable will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. World Omni Financial Corp. must agree to participate in the selected resolution method. Under no circumstances will the Indenture Trustee or the Owner Trustee be liable for any costs, expenses, or liabilities that could be allocated to the requesting party.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by World Omni Financial Corp., using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the trust documents, the procedures in the trust documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the trust documents and may not modify or change the trust documents in any way or award remedies not consistent with the trust documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

The Sponsor will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

Trust Accounts

The Servicer, for the benefit of the Noteholders and the certificateholders, will cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a collection account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and certificateholders. Within two business days of receipt and identification of funds, the Servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the Monthly Remittance Condition is satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the related Payment Date (whether or not such funds will be distributed to Noteholders, retained in the collection account or deposited in another account on such Payment Date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

“Monthly Remittance Condition” means each of the following conditions has been satisfied: (i) World Omni Financial Corp. remains the Servicer under the sale and servicing agreement, (ii) no default by the Servicer has occurred and is continuing, and (iii) (a) World Omni Financial Corp.’s long-term unsecured debt obligations rating by S&P Global Ratings is “BBB” or better and (b) World Omni Financial Corp.’s unsecured debt obligations rating by any other rating agency hired by the Sponsor to rate the Notes is acceptable to such rating agency.

In the event that World Omni Financial Corp., as Servicer, is remitting collections on a monthly basis and the Monthly Remittance Condition shall no longer be satisfied, within 14 business days after such event (for the avoidance of doubt, the Servicer shall be permitted to continue monthly remittances during such 14-business day period), the Servicer shall resume remitting such collections to the collection account within two business days after receipt and identification of payment (including proper instructions regarding where to allocate such payment), unless after providing prior notice, World Omni Financial Corp. does not receive notice from the rating agencies hired by the Sponsor to rate the Notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the Notes.

The Servicer, for the benefit of the Noteholders, will also cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a note distribution account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, deposit amounts released from the collection account and the reserve account for distribution to the Noteholders into such note distribution account. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will make, or will cause the Account Bank to make, distributions to the Noteholders from the note distribution account.

Funds in the Trust Accounts will be invested in eligible investments upon direction from the Issuing Entity (or the Servicer on its behalf). Absent such direction, such funds will be invested or remain uninvested in accordance with the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the Sponsor to rate the securities as being consistent with the rating of the securities. In addition, funds in the reserve account may only be invested in eligible investments that satisfy the requirements of Regulation RR, as determined solely by the Servicer. Eligible investments must generally be high quality, highly liquid, short-term investments that mature before the related Payment Date. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the Noteholders could result. The average life of the securities could then increase. The Indenture Trustee will deposit investment earnings on funds in the Trust Accounts into the collection account and those amounts shall be deemed to constitute a portion of Available Funds for the related Payment Date. Eligible investments may be purchased by or through an affiliate of the Indenture Trustee.

The Trust Accounts may be maintained as either:

(1)	a segregated account with an Eligible Institution; or

(2)	a segregated trust account with an Eligible Trust Account Institution.

The Depositor expects that the Trust Accounts will be maintained with the Account Bank so long as it satisfies the requirements above.

The Servicer

World Omni Financial Corp. will be the Servicer of the Receivables under the sale and servicing agreement. The Servicer may delegate its servicing responsibilities to one or more subservicers but will not be relieved of its liabilities with respect thereto.

The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement and regarding its ability to service the Receivables and maintain the security interests of the Indenture Trustee, on behalf of the Noteholders, in the Receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any Receivables, the Servicer will be required to purchase such Receivable. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer.

To assure uniform quality in servicing as well as to reduce administrative costs, the Issuing Entity will appoint World Omni Financial Corp. as custodian of the Receivables and all documents related thereto. The Receivables may not be physically segregated from other retail installment sale contracts of the Servicer or those which the Servicer services for others. As part of each origination of a Receivable represented by a tangible contract, the original contract is scanned (typically by a third-party service provider) into World Omni Financial Corp.’s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new financial transactions that do not have a scanned copy of an original contract in the imaged file.

Servicing Procedures

The Servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the Receivables. The Servicer will, in a manner consistent with the trust documents, service the Receivables generally in accordance with procedures used by the Servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account and for others. The Servicer may, in its sole discretion, grant extensions (including extensions in connection with the COVID-19 pandemic), rebates or adjustments on a Receivable in accordance with its customary servicing procedures. In the ordinary course of business, the Servicer may agree to the modification of an obligor’s monthly Payment Date. In connection with any such modification in which the Payment Date is moved to a later date in the month, the obligor is typically required to pay accrued interest relating to the extended payment period. Other than in connection with the Servicemembers Civil Relief Act, the Servicer generally may not change the method under which scheduled payments of interest on a Receivable are computed. If the Servicer breaches any of the restrictions in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, the Servicer must purchase the Receivable unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period). In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer. The Servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer may sell the financed vehicle securing a Defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

As of March 2020, in response to the COVID-19 pandemic, the Servicer had, among other actions, temporarily suspended certain involuntary repossession activities. Subject to specific guidelines and other applicable law, the Servicer has reinitiated certain vehicle repossession activities. The Servicer had also temporarily reduced the requirements for an obligor to be eligible for a payment extension and had provided payment extension options to obligors impacted by the COVID-19 pandemic. Since August 2020, obligors have been required to satisfy the pre-COVID-19 criteria with respect to qualifying for an extension. Otherwise, the Servicer has not modified its servicing policies and procedures in any material respect in the last three years with respect to the Receivables.

Payments on Receivables

Obligors will generally make payments on the Receivables by mail for deposit into a lock box account maintained by the Servicer or directly through electronic means. The Servicer will deposit all payments it receives on or in respect of the Receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, less frequent deposits into the collection account may be made as described in “—Trust Accounts” above.

Servicing Compensation

The Issuing Entity will pay a servicing fee payable to the Servicer on each Payment Date with respect to a Collection Period which fee is equal to 1/12th of 1.00% of the aggregate principal balance of the Receivables as of the first day of such Collection Period. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be based on the aggregate starting principal balance of the Receivables and will be pro-rated to compensate for the length of the initial Collection Period being longer than one month. The Servicer may also collect and retain supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the Receivables collected from obligors during the related Collection Period. Such amounts are in addition to collections of principal and interest on the Receivables and do not reduce the amount of Available Funds available to Noteholders. The amount of Supplemental Servicing Fees that the Servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a Collection Period, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be paid to the Servicer on the Payment Date following the Collection Period out of collections for the Collection Period before any amounts are made available to make payments to the Noteholders; provided, that as long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the servicing fee, World Omni Financial Corp. may, as Servicer, elect to defer all or a portion of the servicing fee with respect to the related Collection Period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee due to be paid in the related Collection Period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee and additional servicing compensation will compensate the Servicer for performing the functions of a third-party Servicer of automotive Receivables as an agent for the Issuing Entity. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons or invoices to obligors by mail or electronically, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the Servicer has the right to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, to service Defaulted Receivables in a manner intended to maximize the Issuing Entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the Servicer with complete discretion to choose to sell, or not to sell, any of the Issuing Entity’s Defaulted Receivables.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or the Noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the Servicer or any of these persons against any liability imposed by reason of negligence, willful misconduct or bad faith. The Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The Servicer may not resign from its obligations and duties under the sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer’s obligations and duties under the sale and servicing agreement. The Servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the Servicer will succeed the Servicer under the sale and servicing agreement.

Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor Servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities. The appointed successor Servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor Servicer will hold all the rights of the outgoing Servicer under the trust documents and will receive compensation mutually agreed upon between the successor Servicer and the Indenture Trustee. The successor Servicer shall receive the same compensation as the outgoing Servicer, but in no case will the Indenture Trustee be liable for any difference in compensation between the outgoing Servicer and the successor Servicer. No successor Servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the Servicer to the successor Servicer and shall provide the successor Servicer with all information regarding the Receivables files that is required for the proper servicing of the Receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivables files to the successor Servicer under the provisions described in this paragraph will be paid by the outgoing Servicer. The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Termination Event

A Servicer termination event under the trust documents will include:

(1)	any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery by the Servicer;

(2)	any failure by the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor duly to observe or perform in any material respect any other covenant or agreement of the Servicer or Depositor, as applicable, in the trust documents which materially and adversely affects the rights of the securityholders and which continues unremedied for more than ninety days after written notice of the failure:

•	to the Servicer or the Depositor (as the case may be) by the Owner Trustee or the Indenture Trustee, or

•	to the Servicer or the Depositor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Securities and the holders of the certificates evidencing at least a majority of the percentage interest of the certificates; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clauses (1) and (2) above will not constitute a Servicer termination event for a period of an additional 60 days after the applicable cure period under the sale and servicing agreement if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the Servicer shall provide the Indenture Trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

As long as a Servicer termination event under the trust documents remains unremedied, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may terminate all the rights and obligations of the Servicer, if any, under the sale and servicing agreement, whereupon a successor Servicer appointed by the Indenture Trustee or, if no successor Servicer has been appointed at the time the outgoing Servicer ceases to act, the Indenture Trustee, will become Servicer under the trust documents. If the Indenture Trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer. If the Servicer termination event is the result of the bankruptcy, or other similar event, of the Servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the Noteholders from effecting a transfer of servicing.

The successor Servicer will not be liable for any actions or inactions of the predecessor Servicer. Notwithstanding anything to the contrary in the trust documents, if the Indenture Trustee shall act as successor Servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, or (iii) to pay any indemnities owed by the Servicer to another party under the trust documents (other than those resulting from the actions or inactions of the Indenture Trustee as successor Servicer).

Waiver of Past Defaults

The holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations under the trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Distributions

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, transfer collections on the Receivables from the collection account to the distribution accounts for distribution to Noteholders. The Servicer Certificate delivered to the Indenture Trustee and the Noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the Servicer Certificate.

Allocations and Distributions

On or prior to one business day immediately preceding each Payment Date, subject to the subordination provisions with respect to the Class B Notes and the Class C Notes described in this prospectus, the Servicer will instruct the Indenture Trustee (based on information contained in the related Servicer Certificate) to make, or will cause the Account Bank to make, the following allocations and distributions on the related Payment Date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)	to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2)	to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(3)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(4)	to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(5)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(6)	to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under “—Payments to Noteholders,” the Class C Noteholders’ Interest Distributable Amount;

(7)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Third Priority Principal Distributable Amount;

(8)	to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(9)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (3), (5) and (7);

(10)	to the asset representations reviewer, all fees, expenses and indemnities due but not paid under clause (1) above; and

(11)	to the certificateholders, any remaining amounts.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments required by clauses (1) through (7) above on that Payment Date, in accordance with such instructions from the Servicer, the Indenture Trustee will withdraw from the reserve account on that Payment Date an amount equal to that shortfall, to the extent of funds available therein, and pay that amount according to the priorities specified in clauses (1) through (7) above, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1)	to the Owner Trustee, the Indenture Trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2)	to the holders of the Class A Notes, pro rata the aggregate accrued and unpaid interest on each class of the Class A Notes;

(3)	to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the Notes;

(4)	to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5)	to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(6)	to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(7)	to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes; and

(8)	to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the Noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from Available Funds are made on each Payment Date.(1)

Available Funds
Acceleration Upon An Event of Default?
No
Yes
Asset Representations Reviewer Amounts, which are limited to $150,000 per calendar year prior to acceleration following Event of Default
Owner Trustee Amounts
Indenture Trustee Amounts
Asset Representations Reviewer Amounts
Class A Noteholders' Interest Distributable Amount
A-1 Interest
A-2 Interest
A-3 Interest
A-4 Interest
A-1 Interest
A-2 Interest
A-3 Interest
A-4 Interest
aggregate accrued and unpaid interest on A Notes
Noteholders' First Priority Principal Distributable Amount
A-1 to A-4 Note principal sequentially
A-1 principal
aggregate Outstanding Amount of A-1 Notes
A-2 principal
A-3 principal
A-4 principal
aggregate Outstanding Amount of each other class of A Notes
Class B Noteholders' Interest Distributable Amount
B Interest
B Interest
aggregate accrued and unpaid interest on B Notes
Noteholders' Second Priority Principal Distributable Amount
A-1 to B Note principal sequentially
B principal
aggregate Outstanding Amount of B Notes
C Interest
aggregate accrued and unpaid interest on C Notes
Class C Noteholders' Interest Distributable Amount
C Interest
C principal
aggregate Outstanding Amount of C Notes
Noteholders' Third Priority Principal Distributable Amount
A-1 to C Note principal sequentially
Certificateholders, remaining balance NR
Reserve Account up to the Required Reserve Amount NR
A-1 to C Note principal sequentially the difference between the Noteholders Principal Distributable Amounts and the sum of the First, Second and Third Priority Principal Distributable Amounts (above) NR
Asset Representations Reviewer Amounts exceeding cap above NR
Certificateholders the remainder of Available Funds (as it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders) NR
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of this prospectus for further description.
NR
amounts may be withdrawn from the Reserve Account to cover any shortfalls on each step other than those marked by NR, provided that amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of affiliates of the sponsor, including the servicer and the administrator dotted lines connecting payments represent pro rata treatment

(1) As described in the definition of “Available Funds,” such amounts available for each Payment Date are reduced by the servicing fee for that Payment Date and any previously unpaid servicing fees prior to the distributions shown in this chart.

Payments to Noteholders

On each Payment Date:

(1)	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Notes;

(2)	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

(3)	all amounts allocated to the holders of the Class C Notes in respect of interest on the Class C Notes will be paid to the holders of the Class C Notes; and

(4)	all amounts allocated to the holders of the Notes in respect of principal of the Notes will be paid to the holders of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full; and

•	to the Class C Notes until they are paid in full.

In addition, on and after the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, the Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), shall, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The Indenture Trustee will, or will cause the Account Bank to, remit payments to holders of record of the Notes as of the close of business on the record date applicable to the Payment Date. The record date for a particular Payment Date generally will be the business day immediately preceding that Payment Date.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full; and

(4)	to the holders of the Class C Notes until they are paid in full.

Reserve Account

On the closing date, the Servicer, for the benefit of the Issuing Entity, will cause to be established and maintained with the Account Bank and in the name of the Issuing Entity, a reserve account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuing Entity. The reserve account will provide protection to the Noteholders by adding an additional potential source of funds available to make payments on the securities. On the closing date, the Depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $4,177,692.35 if the aggregate initial principal amount of the Notes is $835,530,000 and $4,915,858.40, if the aggregate initial principal amount of the Notes is $983,170,000 (the “Reserve Account Initial Deposit”), which is equal to approximately 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the cutoff date. However, on or prior to the closing date, the Depositor may, in its sole discretion, increase the amount of the Reserve Account Initial Deposit. Any such increase in the Reserve Account Initial Deposit will result in a corresponding increase to the Required Reserve Amount. The Indenture Trustee will, or will cause the Account Bank to, deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The Account Bank on behalf of the Indenture Trustee will hold amounts allocated from time to time to the reserve account for the benefit of the Issuing Entity. On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (7) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the Receivables, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, or if the Notes are accelerated as a result of a payment default, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in the pre-acceleration priority of payment clauses (1) through (7) under “—Distributions—Allocations and Distributions” above, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator.

After the payment in full of all accrued and unpaid interest on the Notes and the outstanding principal amount of the Notes, and the final distribution on the certificates, the amount required to be retained in the reserve account will be reduced to zero and, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the Depositor.

The reserve account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the reserve account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity less the YSOC Amount of those Receivables exceeds the aggregate outstanding principal amount of the Notes. This excess creates credit enhancement by allowing for some amount of losses on the Receivables before a shortfall in funds available to make payments on the securities would occur.

Overcollateralization as of the closing date is expected to be approximately 0.00% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the cutoff date. However, the application of funds according to clause (9) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any Payment Date to a target amount of 0.90% of the aggregate principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount of those Receivables as of the last day of the related Collection Period, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the closing date (which will be the YSOC Amount as calculated as of the cutoff date).

The YSOC Amount

The YSOC Amount, with respect to any Collection Period and the related Payment Date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such Collection Period or the cutoff date of the related Receivables with a contract rate less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. This pool overcollateralization will be created on the closing date to provide credit enhancement to compensate for low contract rates on certain Receivables.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of Noteholders in this prospectus under the caption “Description of the Trust Documents—Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture, and until the Class A Notes and the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for any of the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor Indenture Trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes, in order that there be a separate Indenture Trustee for each class of Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes and the Class C Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus, and subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus, and only the holders of the Class A Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class B Notes, and only the holders of the Class B Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full. Upon repayment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class C Notes, and the holders of the Class C Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class C Notes are paid in full. Any resignation of the original Indenture Trustee as described below with respect to any class of Notes will become effective only upon the appointment of a successor Indenture Trustee for such class of Notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes and the Class C Notes, by accepting its respective interest in a Class B Note or the Class C Note, as applicable, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and the Class C Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Events of Default; Rights upon Event of Default

Events of default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice and cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullets above will not constitute an event of default for a period of 30 additional days after the applicable cure period under the indenture if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, each of the Issuing Entity and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the Issuing Entity or the Indenture Trustee, as applicable, shall provide the Indenture

Trustee (if such delay or failure is a result of a delay or failure by the Issuing Entity), the Owner Trustee, the Noteholders and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

The indenture generally entitles Noteholders to principal only to the extent of amounts deposited in the Note distribution account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes.

If an event of default should occur and be continuing and is actually known by a responsible officer of the Indenture Trustee, the Indenture Trustee will transmit to each Noteholder a notice of the event of default within 90 days after it obtains such actual knowledge. However, unless the event of default is caused by a default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the Noteholders.

If an event of default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may immediately declare the Notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

If the Notes are due and payable following an event of default, the Indenture Trustee may, or at the direction of holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party or sell the Receivables. The Indenture Trustee is generally prohibited from selling the Receivables following an event of default (other than an event of default related to the payment of principal of or interest on any Note) unless:

•	the holders of all the outstanding Notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding Notes; or

•	the Indenture Trustee determines that the future collections on the Receivables would be insufficient to make payments on the Notes and the Indenture Trustee obtains the consent of the holders of the Controlling Securities evidencing not less than 66 2/3% of the voting rights of the Controlling Securities.

If the Notes have been declared to be due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the trust estate. It is the desire of the Indenture Trustee, the trust and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the trust estate.

If an event of default occurs and is continuing with respect to the Notes, the Indenture Trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such Notes, unless the Indenture Trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. Holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, generally, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Except for directions by Noteholders with respect to dispute resolution, no Noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing event of default;

•	the holders of the Controlling Securities evidencing not less than 25% of the voting rights of the Controlling Securities have made a written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	the holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

In connection with the above, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the voting rights of the Controlling Securities, the Indenture Trustee will act at the direction of the group of Noteholders representing the greater amount of the voting rights of the Controlling Securities. If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders representing an equal amount of the voting rights of the Controlling Securities, the Indenture Trustee will notify the applicable Noteholders and request a joint direction regarding what action, if any, will be taken, notwithstanding any other provision of the indenture. In addition, the Indenture Trustee and the Noteholders, by accepting such Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an event of default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

The Issuing Entity may not consolidate with or merge into any other entity, unless the Issuing Entity meets specific conditions, including that the rating of the Notes then in effect would not be reduced or withdrawn by the rating agencies hired by the Sponsor to rate the Notes as a result of such merger or consolidation.

The Issuing Entity will make negative covenants. These covenants generally provide that the Issuing Entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the Issuing Entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

The Issuing Entity will engage only in the activities specified in this prospectus. The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the indenture or other related documents.

Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written officer’s statement as to the fulfillment of its obligations under the indenture, which will include a statement that to the best of the officer’s knowledge, the Issuing Entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

 The indenture requires the Indenture Trustee, if required by the Trust Indenture Act of 1939, to make available each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Modification of Indenture

The Issuing Entity and the Indenture Trustee may, with the consent of at least a majority of the outstanding principal amount of the Controlling Securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the Noteholders, except that the consent of each holder of outstanding Notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such Note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the Indenture Trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding Notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the Receivables when the proceeds of such sale would be insufficient to fully pay outstanding Notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

The Issuing Entity and the Indenture Trustee may, without obtaining the consent of the Noteholders but with prior notice to the rating agencies hired by the Sponsor to rate the Notes, execute a supplemental indenture to correct or amplify descriptions of property, evidence succession of the Issuing Entity, add to the covenants of the Issuing Entity, convey or transfer property to the Indenture Trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus.

The Issuing Entity and the Indenture Trustee may also, without obtaining the consent of the Noteholders, execute a supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or of modify in any manner the rights of such Noteholders. Such a supplemental indenture will not materially and adversely affect the interest of any Noteholder as evidenced by an officer’s certificate to that effect or, with five business days’ (or such shorter period as shall be acceptable to each rating agency hired by the Sponsor to rate the Notes) prior written notice to the rating agencies hired by the Sponsor to rate the Notes, no notice from any such agencies then rating the Notes shall have been received that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the trust assets securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with some limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of principal and accrued interest on such Notes; the payment of all other sums due under the indenture and the delivery to the Indenture Trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The Indenture Trustee may resign at any time with thirty days’ prior written notice to the Issuing Entity, in which event the Issuing Entity will appoint a successor Indenture Trustee. The Issuing Entity must remove any Indenture Trustee if that Indenture Trustee ceases to be eligible to continue as an Indenture Trustee including due to a violation of applicable law, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or otherwise becomes incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. In those circumstances, the Issuing Entity will appoint a successor Indenture Trustee for the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee. If no successor Indenture Trustee is appointed within sixty days of resignation or removal, the Issuing Entity, retiring Indenture Trustee or the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Reports to Noteholders

On or prior to each Payment Date, the Indenture Trustee will post to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus, the Servicer Certificate prepared by the Servicer setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of Notes;

(2)	the amount of the distribution allocable to interest on each class of Notes;

(3)	the aggregate principal balance of the Receivables pool as of the last day of the related Collection Period;

(4)	the aggregate principal amount of, and the note pool factor for, each class of Notes as of the last day of the preceding Collection Period, before and after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid servicing fees and the change in the amount from that of the prior Payment Date;

(6)	the number and the aggregate Purchase Amount of Receivables repurchased by World Omni Financial Corp. or purchased by the Servicer;

(7)	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related Payment Date;

(8)	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related Payment Date;

(9)	the Noteholders’ Third Priority Principal Distributable Amount, if any, for the related Payment Date;

(10)	the Noteholders’ Principal Distributable Amount for the related Payment Date;

(11)	the interest rate (including the SOFR Rate or the then-current Benchmark, as applicable) for each class of Notes for the related Payment Date;

(12)	the amount of any interest carryover shortfall on the related Payment Date;

(13)	the balance of the reserve account before and after giving effect to deposits and withdrawals to be made on that Payment Date;

(14)	the Overcollateralization Target Amount for the related Payment Date;

(15)	the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average contract rate of the Receivables and the weighted average remaining term of the Receivables;

(16)	delinquency, repossession and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred;

(17)	the YSOC Amount for the related Payment Date;

(18)	a material change in the Depositor’s retained interest in the securitization transaction;

(19)	any amounts payable by the Issuing Entity to the asset representations reviewer, Indenture Trustee or Owner Trustee; and

(20)	any SOFR Adjustment Conforming Changes or Benchmark Conforming Changes.

The first Servicer Certificate will also disclose the fair value of the certificates as a percentage of the sum of the fair value of the Notes and the certificates and the fair value of the certificates as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “U.S. Credit Risk Retention.”

The Servicer Certificate will indicate each amount described in clauses (7), (8), (9), (10) and (12) above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a class of Notes. DTC will supply these Servicer Certificates to Noteholders in accordance with its procedures.

After the end of each calendar year, the Indenture Trustee will make available, to each person who was a Noteholder during the year, a statement (based on information prepared by the Servicer) containing certain information needed in the preparation of U.S. federal income tax returns.

Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Indenture Trustee pursuant to the trust documents, the Indenture Trustee will not have any duty or responsibility to provide any Noteholder with any other information concerning the Issuing Entity, the Servicer or any other parties to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Noteholder Communication

A beneficial owner of Notes may send a written request to the Issuing Entity or to the Servicer, on behalf of the Issuing Entity, stating that such beneficial owner is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the trust documents. A beneficial owner of Notes should send its request to World Omni Financial Corp., 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of Notes may contact the requesting beneficial owner. The Issuing Entity will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D related to the Collection Period in which the communication request is received the following information:

•	a statement that the Issuing Entity received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of Notes;

•	a statement that the requesting beneficial owner of Notes is interested in communication with other beneficial owners of Notes about the possible exercise of rights under the trust documents; and

•	a description of the method by which the other beneficial owners of Notes may contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the Issuing Entity, will be responsible for such costs. The beneficial owners of Notes will not be required to indemnify any transaction party, including the Issuing Entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the trust documents, the requesting party must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

Evidence as to Compliance

Annually, the Servicer will make available to the Issuing Entity and the Indenture Trustee an officer’s certificate stating that to the best of such officer’s knowledge the Servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The Servicer also will agree to give the Indenture Trustee notice of defaults by the Servicer under the sale and servicing agreement.

The Servicer will also furnish to the Issuing Entity and Indenture Trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the Servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of Receivables.

Noteholders may obtain copies of the statements and certificates by written request addressed to the Indenture Trustee.

Administration Agreement

World Omni Financial Corp. will serve as the Administrator under the administration agreement among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. World Omni Financial Corp., as Administrator, will perform certain of the administrative duties and additional services of the Owner Trustee and the Issuing Entity that are assigned to it under the administration agreement and the other trust documents, as applicable. Significant duties of the Administrator will be to monitor the performance of the Issuing Entity and to advise the Owner Trustee when action is necessary to comply with the respective duties and obligations of the Issuing Entity and the Owner Trustee under the trust documents. Further, on behalf of the Issuing Entity, the Administrator will perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes pursuant to the terms of the indenture. In furtherance of the foregoing, the Administrator will take any appropriate action that is required to be taken by the Issuing Entity and/or the Owner Trustee pursuant to the trust documents. However, the Administrator will not take any action with regard to any “non-ministerial matter,” as defined in the administration agreement, unless the trust documents authorize such action and the Administrator has notified the Owner Trustee of the proposed action within a reasonable time. Except as otherwise Noted in the trust documents, the Administrator will not be obligated to make any payments to Noteholders under any of the trust documents.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the Issuing Entity, will initially be held by the Depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

In addition to receiving compensation for its services, as separately agreed to between the Owner Trustee and the Administrator, the Owner Trustee will be indemnified by the Administrator for any costs, expenses and disbursements that are imposed on the Owner Trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the Owner Trustee. However, the Owner Trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to discharge liens on the trust estate that result from actions by or claims against it that are unrelated to the ownership or administration of the trust estate, any inaccuracy in its express representations and warranties or its own federal and state taxes. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the Notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Owner Trustee may resign at any time by giving notice to the Administrator and the Administrator may remove the Owner Trustee at any time if the Owner Trustee is not able to legally act under the trust documents, ceases to be eligible in accordance with the terms of the trust agreement and has failed to resign after request of the Administrator, or if the Owner Trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee and will provide notice of the resignation or removal of the Owner Trustee and the acceptance of appointment by the successor Owner Trustee to the certificateholders, the Noteholders, the Indenture Trustee and the rating agencies hired by the Sponsor. Any successor Owner Trustee must at all times: (1) be a corporation that satisfies the provisions of Section 12-3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the Sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Administrator.

Indenture Trustee

In addition to receiving reasonable compensation, as agreed in writing, the Issuing Entity will, or will cause the Indenture Trustee to be reimbursed by the Administrator for the reasonable and documented out-of-pocket costs and expenses it incurs in connection with the administration of the indenture and the performance of its duties thereunder, including costs of collection. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee, in connection with the closing of the transactions described in this prospectus, shall be subject to any limitations separately agreed upon before the closing date between the Administrator and the Indenture Trustee. The Indenture Trustee will be indemnified by the Issuing Entity or the Administrator for any loss, liability, claim, damage or expense (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuing Entity or the Administrator) it incurs in connection with the administration of the indenture and the performance of its duties thereunder. However, the Indenture Trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Indenture Trustee may resign at any time by giving thirty days’ prior written notice to the Issuing Entity. The Indenture Trustee must resign after an event of default if resignation of the Indenture Trustee is required under the Trust Indenture Act of 1939. The Indenture Trustee must be removed by the Issuing Entity if the Indenture Trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or is otherwise incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. The Indenture Trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and any noteholder petitions a court of proper jurisdiction to remove the Indenture Trustee and appoint a successor or (2) upon thirty days’ prior written notice to the Indenture Trustee, the holders of at least a majority of the outstanding principal amount of the Controlling Securities desire to remove the Indenture Trustee and appoint a new Indenture Trustee by notifying the Indenture Trustee and the Depositor in writing of their decision and action.

The Administrator, on behalf of the Issuing Entity, will appoint any successor Indenture Trustee except in the case of the outgoing Indenture Trustee’s removal by at least a majority of the holders of the outstanding Controlling Securities pursuant to item (2) in the preceding paragraph. Any successor Indenture Trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by S&P Global Ratings, and, if rated by Fitch Ratings, Inc., F1 or A by Fitch Ratings, Inc. Additionally, any Indenture Trustee will be disqualified if at any time acting as such would result in a violation of applicable law. Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee and the issuing entity and will deliver a notice of its succession to the noteholders. Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Administrator.

Amendments

The requirements of amending the indenture may be found in “Description of the Trust Documents—Indenture—Modification of Indenture.” Generally each of the other trust documents may be amended by the parties to that agreement without the consent of the Indenture Trustee or the holders of the Notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	after providing prior written notice, no rating agency hired by the Sponsor then rating the related securities shall have notified the Sponsor that the amendment will result in a reduction in or withdrawal of its rating on the securities of that class; or

•	the delivery by the Servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the Depositor, the Servicer, the Issuing Entity and the applicable trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the Noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing at least a majority of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the Notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related Receivables or distributions to holders of the Notes; or

•	reduces the required percentage of the Notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the Owner Trustee, the Indenture Trustee, the Depositor, every certificateholder and every Noteholder will covenant on its own behalf that it will not at any time institute against the Issuing Entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the Owner Trustee will not institute, or consent to the institution of, any proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the Issuing Entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the Issuing Entity.

Termination

The obligations of the Servicer, World Omni Financial Corp., the Indenture Trustee and the Owner Trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the Noteholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the Issuing Entity have been distributed in accordance with the trust documents.

Any outstanding Notes will be redeemed concurrently with the events specified above. The resulting distribution to the Noteholders of proceeds may affect the prepayment rate of the Notes.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any trust document.

U.S. CREDIT RISK RETENTION

Regulation RR requires the Sponsor to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR by (i) retaining the certificates and (ii) funding an eligible horizontal cash reserve account on the closing date. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the closing date in accordance with Regulation RR.

Eligible Horizontal Cash Reserve Account

In order to satisfy in part its risk retention obligations, World Omni Financial Corp. will cause the Issuing Entity to establish, and the Depositor to fund, on the closing date a reserve account in the name of and for the benefit of the Issuing Entity. The reserve account is structured to be an “eligible horizontal cash reserve account” under Regulation RR of the Exchange Act, and will be funded with the deposit of a portion of the purchase price for the Offered Notes on the closing date in the amount equal to at least $4,177,692.35 if the aggregate initial principal amount of the Notes is $835,530,000, and at least $4,915,858.40, if the aggregate initial principal amount of the Notes is $983,170,000.

Amounts on deposit in the reserve account may only be withdrawn while the Notes are outstanding to make certain payments of principal and interest, and to pay expenses of the Issuing Entity, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. For a description of certain material terms of the reserve account, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Distributions—Reserve Account.”

Retained Eligible Horizontal Residual Interest

Additionally, World Omni Financial Corp. intends to satisfy its obligation to retain credit risk, in part, by causing the Depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the certificates so long as the Notes are outstanding and held by parties that are not majority-owned affiliates of World Omni Financial Corp. However, World Omni Financial Corp. or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate principal balance of the Receivables is less than or equal to 33% of the aggregate principal balance of the Receivables as of the cutoff date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the closing date, and

•	two years after the closing date.

World Omni Financial Corp., the Depositor and any of their affiliates may not transfer, finance, hedge or pledge the retained interest during this period, except as permitted under Regulation RR.

The certificates are structured to be an EHRI. The fair value of the certificates and the face value of amounts on deposit in the reserve account, as of the closing date, are expected to represent at least 5% of the sum of the fair value of the Notes and the certificates on the closing date.

The certificates will evidence the residual interest in the Issuing Entity and generally represent the right to receive any excess amounts not needed on any Payment Date to pay the servicing fee, amounts owing the asset representations reviewer, make required payments on the Notes and make deposits into the reserve account. Because the certificates are subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make payments on more senior interests issued by the Issuing Entity or to make other required payments or deposits according to the priority of payments described in “Description of the Trust Documents—Distributions,” the certificates absorb all losses on the Receivables before any losses are incurred by the more senior interests issued by the Issuing Entity. The payments available to the certificates will be primarily dependent on the cash flows of the pool of Receivables. For a description of certain material terms of the certificates, including with respect to their payment priority and rights upon an event of default, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, you should read “Description of the Trust Document—Reserve Account”, “—Overcollateralization” and “—The YSOC Amount.”

If the aggregate initial principal amount of the Notes is $835,530,000, the fair value of the Notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the Notes and the certificates)
Class A Notes	$797.93	88.2% - 89.6%
Class B Notes	$25.07	2.8%
Class C Notes	$12.53	1.4%
Fair Value of the Notes	$835.53	92.3% - 93.8%
Certificates	$55.34 - $69.61	6.2% - 7.7%
Total	$890.87 - $905.14	100.0%
Reserve Account	$4.18	0.5%
Fair Value of the Certificates and Reserve Account	$59.52 - $73.79	6.7% - 8.2%

If the aggregate initial principal amount of the Notes is $983,170,000, the fair value of the Notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the Notes and the certificates)
Class A Notes	$938.92	88.2% - 89.6%
Class B Notes	$29.50	2.8%
Class C Notes	$14.75	1.4%
Fair Value of the Notes	$983.17	92.3% - 93.8%
Certificates	$65.10 - $81.90	6.2% - 7.7%
Total	$1,048.27 - $1,065.07	100.0%
Reserve Account	$4.92	0.5%
Fair Value of the Certificates and Reserve Account	$70.01 - $86.81	6.7% - 8.2%

The Sponsor determined the fair value of the Notes and the certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of Notes is assumed to be equal to the initial principal amount of such class of Notes. This reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class of Notes	Range of Interest Rates
Class A-1 Notes	1.45700% - 2.70700%
Class A-2a Notes	2.61% - 3.86%
Class A-2b Notes	0.85000% - 1.35000%
Class A-3 Notes	3.18% - 4.43%
Class A-4 Notes	3.36% - 4.61%
Class B Notes	3.95% - 5.20%
Class C Notes	4.29% - 5.54%

The interest rates are estimated based on recent pricing of similar transactions and market based expectations for interest rates and credit risk applicable to the Notes.

The fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to such fair value calculation are generally not observable. To calculate the fair value of the certificates, World Omni Financial Corp. utilized a valuation model. This model forecasts future cash flows from the pool of Receivables, the interest and principal payments on each class of Notes and the servicing fee. The resulting cash flows to the certificates are discounted to present value based on a discount rate that reflects the total loss exposure to these cash flows and current market interest rates. In completing these calculations, World Omni Financial Corp. made the following assumptions:

•	Except as otherwise described in the following bullets, cash flows for the Receivables are calculated using the hypothetical pools and related assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

•	if the aggregate initial principal amount of the Notes is $835,530,000, the Issuing Entity issues Class A-1 Notes with an initial principal amount of $195,000,000, Class A-2 Notes with an initial principal amount of $301,000,000, Class A-3 Notes with an initial principal amount of $226,000,000, Class A-4 Notes with an initial principal amount of $75,930,000, Class B Notes with an initial principal amount of $25,070,000 and Class C Notes with an initial principal amount of $12,530,000, and, if the aggregate initial principal amount of the Notes is $983,170,000, the Issuing Entity issues Class A-1 Notes with an initial principal amount of $229,000,000, Class A-2 Notes with an initial principal amount of $354,000,000, Class A-3 Notes with an initial principal amount of $266,000,000, Class A-4 Notes with an initial principal amount of $89,920,000, Class B Notes with an initial principal amount of $29,500,000 and Class C Notes with an initial principal amount of $14,750,000.

•	When the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, if the aggregate initial principal amount of the Notes is $835,530,000, the amount of Class A-2a Notes that would be issued is $210,700,000 (in which case, $90,300,000 of Class A-2b Notes would be issued), and, if the aggregate initial principal amount of the Notes is $983,170,000, the amount of Class A-2a Notes that would be issued is $247,800,000 (in which case, $106,200,000 of Class A-2b Notes would be issued).

•	Interest accrues on the Notes at either end of the range of the rates described above. In determining the interest payments on the floating rate Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of May 13, 2022, and no Benchmark Transition Event has occurred.

•	Receivables prepay at a 1.30% ABS rate as described in one of the various prepayment scenarios set forth in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the outstanding principal balance of the related Receivable.

•	A projected net loss rate as a percentage of the aggregate principal balance of the Receivables as of the cutoff date of 1.425%, which will assume that approximately 35% of losses occur in each of the first two years after the cutoff date, approximately 20% of losses occur in the third year after the cutoff date and approximately 10% of losses occur in the fourth year after the cutoff date.

•	The recovery rate on charged-off Receivables is 50% of the outstanding principal balance of such charged-off Receivables, and the time to recovery is 90 days.

•	Cash flows distributable to the holders of the certificates are discounted at 11%.

•	The Servicer exercises its clean up call option to purchase the Receivables on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables.

•	The Required Rate is (i) with respect to the cutoff date and any Payment Date on or prior to the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.50% per annum, and (ii) with respect to any Payment Date after the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.25% per annum. However, if no Class A-2b Notes are issued, the Required Rate will step down from 8.50% per annum to 8.25% per annum on the initial Payment Date and remain at this level for each period thereafter.

World Omni Financial Corp. developed these inputs and assumptions by considering the following factors:

•	Interest rates of the Notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni Financial Corp. securitization transactions.

•	ABS rate — estimated considering the composition of the Receivables and the performance of its prior securitized pools.

•	Cumulative net loss rate, timing curve and recovery rate — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, the composition of the Receivables and financed vehicles, the performance of its prior World Omni Financial Corp. securitized pools and the expected cumulative net loss rate and assumptions as determined by the NRSROs hired by World Omni Financial Corp. to rate the Notes.

•	Discount rate applicable to the certificates — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates.

The Sponsor will recalculate the fair value of the certificates following the closing date to reflect any changes in the methodology or inputs and assumptions described above. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the closing date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates and the face value of amounts on deposit in the reserve account.

In no event shall the Indenture Trustee or Owner Trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The Indenture Trustee or Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The Owner Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the asset representations reviewer or the Indenture Trustee. However, the Owner Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Indenture Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the asset representations reviewer or the Owner Trustee. However, the Indenture Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The asset representations reviewer is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Indenture Trustee or the Owner Trustee. However, the asset representations reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, the Owner Trustee, or affiliates of any of them, that are distinct from its role as asset representations reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Sponsor and the Depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Asset representations reviewer annual fee(1) plus expenses and indemnity amounts	$5,000 each year	Asset representations reviewer	First priority, to the extent not paid by the Servicer
Asset representations reviewer review fee(1)	$200 for each Review Receivable on completion of a review	Asset representations reviewer	First priority, to the extent not paid by the Servicer
Servicing Fee(2)(3)	One-twelfth of 1.00% of the aggregate principal balance of the Receivables as of the first day of the related Collection Period.(4)	Servicer	The Servicing Fee for the related Payment Date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.
Indenture Trustee fee(5) plus expenses and indemnity amounts	$5,000 each year	Indenture Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator
Owner Trustee fee(6) plus expenses and indemnity amounts	$4,000 each year	Owner Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator

(1)	Prior to the occurrence of an event of default, the amount of such fees payable prior to required interest and principal payments on the Notes will be limited to a maximum amount of $150,000 per calendar year. Following an event of default, however, these fees will be paid prior to required interest and principal payments on the Notes without regard to such cap. The annual fee and the review fee payable to the asset representations reviewer may not be changed without the consent of the Issuing Entity, the asset representations reviewer and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates.

(2)	The formula for calculating the servicing fee may not be changed without the consent of the Depositor, the Servicer, the Issuing Entity, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates. Prior to an event of default and acceleration of Notes, the fees, expenses and indemnities of the Indenture Trustee and the Owner Trustee will not be paid out of Available Funds on each Payment Date. Instead, such fees, expenses and indemnities will be paid by World Omni Financial Corp., as Administrator, pursuant to the administration agreement.

(3)	The Servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to Noteholders. See “Description of the Trust Documents—Servicing Compensation” in this prospectus.

(4)	The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(5)	The fee payable to the Indenture Trustee may not be changed without the consent of the Issuing Entity, the Indenture Trustee and each Noteholder or satisfaction of the rating agency condition.

(6)	The fee payable to the Owner Trustee may not be changed without the consent of the Depositor, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates or satisfaction of the rating agency condition.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of Receivables by World Omni Financial Corp. to the Depositor, and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The Issuing Entity will appoint the Servicer as custodian of the Receivables and all related documents. The Servicer will not physically segregate the Receivables from the Servicer’s other Receivables or other Receivables that the Servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the Depositor will reflect the sale and assignment. The Receivables will remain in the possession of the Servicer (or, with respect to Receivables represented by an electronic contract, the control of the Servicer) and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a Receivable for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession of a Receivable in tangible form (or obtains “control” of the authoritative copy of the contract in electronic form), this purchaser would acquire an interest in the Receivable superior to the interest of the Issuing Entity.

World Omni Financial Corp., on behalf of itself, and its assigns, will have “control” of an electronic contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni Financial Corp. or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni Financial Corp., (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy  and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

The Depositor will take no action to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into a Trust Account.

Safekeeping of Chattel Paper

As described in “Description of the Trust Documents—The Servicer” and “—Interests in the Receivables” above, as part of each origination of a Receivable represented by a tangible contract, World Omni Financial Corp. is required to maintain possession of each tangible contract and act as custodian for the trust and the Indenture Trustee with respect thereto.

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting”, as part of each origination of a Receivable represented by an electronic contract, World Omni Financial Corp. is required to maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a Receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that Receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the financed vehicles have been titled, a security interest in such financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Each Receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the Receivables will not be notified of the sale from World Omni Financial Corp. to the Depositor, or the sale from the Depositor to the Issuing Entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the Depositor or from the Depositor to the Issuing Entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the Depositor, and the Depositor will transfer and assign its security interest in the financed vehicles to the Issuing Entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the Depositor will amend the certificates of title of the financed vehicles to identify the Issuing Entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien Noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the Issuing Entity is not identified as the secured party on the certificate of title, however, the security interest of the Issuing Entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is Noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related Receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by an obligor, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the Servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In cases where legal recovery of a vehicle becomes necessary, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In response to the COVID-19 pandemic, World Omni Financial Corp. had temporarily suspended, and may in the future suspend, certain involuntary repossession activities. Subject to state specific guidelines and other applicable law, World Omni Financial Corp. has reinitiated vehicle repossession activities.

Notice of Sale; Redemption and Reinstatement Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice generally must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to reinstate the account prior to actual sale of the collateral by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of the post-repossession sale of the financed vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the Receivable was charged-off; third, to collection, repossession and vehicle sale expenses; fourth, to the payment of unpaid finance charges that accrued after the date on which the Receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from the post-repossession sale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the post-repossession sale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after the post-repossession sale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm Leach Bliley Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, states’ adoption of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.   Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on credit consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the Receivables. If the Issuing Entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the Noteholders.

The “holder-in-due-course rule” of the FTC subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the Receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the Issuing Entity as holder of the Receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the sale and servicing agreement and would create an obligation of World Omni Financial Corp. to repurchase the Receivable if World Omni Financial Corp. had knowledge of the underlying violation of law at the time of its sale under the sale and servicing agreement unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the FTC requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” which explains the warranty coverage, if any, for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a Receivable were successful in asserting any claim or defense, the Servicer could pursue on behalf of the Issuing Entity any reasonable remedies against the seller or the manufacturer of the vehicle.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and leases.  World Omni Financial Corp. is subject to the CFPB’s supervisory and enforcement authority.   In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni Financial Corp.’s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni Financial Corp. and the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations.  World Omni Financial Corp. expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business or result in the Issuing Entity, as an assignee of Receivable, being liable to the related obligor for any violation by the lender or the initial creditor or adversely affect the Issuing Entity’s ability to enforce its rights related to a Receivable.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

Under the sale and servicing agreement, World Omni Financial Corp. will have represented and warranted that, to its knowledge, each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Issuing Entity for violation of any law and the claim materially and adversely affects a Receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. if World Omni Financial Corp. had knowledge of such failure to comply, and such breach would create an obligation of World Omni Financial Corp. to repurchase the Receivable unless the breach is cured. See “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the Depositor, the Issuing Entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the Issuing Entity or the Depositor could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni Financial Corp. For the Issuing Entity or the Depositor to be subject to receivership under OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as receiver under OLA, the Issuing Entity or the Depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the Issuing Entity or the Depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., the Issuing Entity or the Depositor or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and could be reduced.

We will structure the transfers of Receivables under the purchase agreement and the sale and servicing agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, Noteholders could suffer delays in the payments on their Notes.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase Receivables for breach of representation or warranty as well as its obligation to service the Receivables. If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase Receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes. Noteholders would also be prevented from replacing the Servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and Noteholders may suffer delays or losses of payments on their Notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes issued by the Issuing Entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of Receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the Indenture Trustee. If a transfer of Receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the Receivables.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of the Receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity as provided in the purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the Issuing Entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Risks Relating to Certain Regulatory and Material Legal Aspects of the Receivables—Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment” in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion under this section applies only to Offered Notes. Set forth below is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes relevant to the beneficial owner of a Note that holds the Note as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”) and, unless otherwise indicated below, is a U.S. Person (as defined in the Glossary of Terms). However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the Notes by particular investors, and does not address the application of any U.S. federal non-income, state, local, foreign or other tax laws. Moreover, the summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, investors whose functional currency is not the U.S. dollar, dealers in securities, partnerships or partners in a partnership. The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a Note will depend, among other things, upon whether or not the partner is a U.S. Person. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them with respect to an investment in the Offered Notes. Except as described below, this discussion is directed to prospective purchasers who purchase Offered Notes in the initial distribution thereof.

The following summary is based upon current provisions of the Internal Revenue Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and applicable releases and ruling authority, all of which are subject to change or differing interpretations, and any such change or differing interpretation could apply retroactively. The Issuing Entity will be provided with an opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the Depositor, regarding certain U.S. federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt and equity interests issued by an entity similar to the Issuing Entity. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes. For purposes of the following summary, references to the Issuing Entity, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the Issuing Entity and the Notes and related terms, parties and documents applicable to the Issuing Entity. The discussion under this section may not address all U.S. federal income tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the Offered Notes.

Characterization of the Notes

The Depositor will agree, and the Noteholders will agree by their purchase of the Offered Notes, to treat the Notes as debt for U.S. federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally will determine the U.S. federal income tax consequences of such transaction. In the opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the Depositor, the Offered Notes will be characterized as indebtedness for U.S. federal income tax purposes, in each case, to the extent such Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes. The remainder of this discussion assumes that the Offered Notes are considered debt for U.S. federal income tax purposes. For a discussion of the treatment if the Offered Notes were not considered debt for U.S. federal income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Classification of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the Issuing Entity will not be treated as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the Issuing Entity will not make an affirmative election to be treated as a corporation for U.S. federal income tax purposes. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes.

If the Issuing Entity were to be classified as a partnership for U.S. federal income tax purposes, then unless the partnership elected otherwise, taxes arising from audit adjustments would be required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under the law (including Treasury regulations promulgated under the relevant provisions of the Code) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

U.S. Persons

Except as otherwise Noted, the following discussion applies to a holder of Notes (other than a partnership) that is a U.S. Person, and, except as set forth below, this discussion does not address the tax consequences of holding a Note to any holder who is not a U.S. Person.

Interest Income on the Notes

Stated interest on a Note generally will be taxable to a Noteholder as ordinary interest income for U.S. federal income tax purposes when received or accrued in accordance with the Noteholder’s usual method of tax accounting for such purposes.

Original Issue Discount

The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not “interest only” or “principal only” Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under U.S. Department of the Treasury regulations relating to debt instruments issued with original issue discount (“OID”) (such regulations, the “OID Regulations”). Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest, there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make the possibility of nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes and the Class C Notes may be deferred under certain circumstances, the Issuing Entity intends to treat the possibility of such potential deferral as sufficiently remote for purposes of the OID rules such that all stated interest on the Class B Notes and the Class C Notes constitutes qualified stated interest.

Finally, the discussion assumes that any OID on the Notes, that is, any excess of the stated redemption price at maturity of the Notes over their issue price, is de minimis, or less than 0.25% of their stated redemption price at maturity multiplied by the maturity of the Notes, all within the meaning of the OID Regulations. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income for U.S. federal income tax purposes, on a pro rata basis, as principal payments are made on the Note. If these conditions are not satisfied with respect to any given class of Notes and as a result the Notes are treated as having been issued with OID, a Noteholder would be required to include such OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. The prepayment assumption that will be used in determining the rate of accrual of OID and of market discount and premium, if any, for U.S. federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Receivables will prepay at a 1.30% absolute prepayment model rate, and there will be no extensions of maturity for any Receivables. No representation is made that the Receivables or the Notes will prepay at that rate or at any other rate or that the interest payments on the Class B Notes and the Class C Notes will not be deferred.

Short-Term Notes

A holder of a Note that has a fixed maturity date of no more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders generally would be required to report interest income as it accrues on a straight-line basis over the term of each interest accrual period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the Notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a Note at a sufficient discount to its issue price will be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income,

will be taxed as ordinary income.

In the absence of regulations on this point, the Issuing Entity intends to take the position that the accrued market discount for each interest accrual period should be the total market discount on the Note not previously included in income, multiplied by a fraction, the numerator of which is the interest or OID, if the Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the Note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the Note multiplied by the number of years in its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when the distribution is received, capital gain will be recognized equal to the amount of discount allocated to the distribution.

Amortizable Bond Premium and Acquisition Premium

In general, if a subsequent purchaser acquires a Note at a premium, that is for an amount in excess of the amount payable upon the maturity of the Note, the Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

A holder that purchases a Note issued with OID for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” to treat all interest as OID, is required to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the holder’s adjusted tax basis in the Note immediately after its purchase over the Note’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a Note using a constant yield method. For purposes of this election, “interest” includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective purchasers of Notes who are U.S. Persons should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Sale or Other Disposition

If a Noteholder sells a Note, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income, which will be taxable as set forth above. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Persons

Subject to the discussion of backup withholding and FATCA below, interest paid or accrued to a Non-U.S. Person (as defined in the Glossary of Terms) in respect of a Note generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, and if the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the Sponsor, the Issuing Entity or the Depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the Sponsor, the Issuing Entity or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

•	provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), or a similar form or the applicable successor form signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Non-U.S. Person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form or successor form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your U.S. federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Issuing Entity will report to Noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

Foreign Account Tax Compliance

In general, under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% withholding tax could be imposed on payments made to any Non-U.S. Person (including certain foreign financial institutions and investment funds) unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also to be applicable to gross proceeds from a disposition of debt instruments. However, proposed Treasury regulations have been issued that, when finalized, will provide for the elimination of the 30% withholding tax that otherwise would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the government provided that taxpayers may generally, currently rely upon these proposed regulations until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the Notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a non-U.S. Person, on the appropriate IRS Form W-8 (or in either case, an applicable successor form) and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special U.S. federal tax counsel, in the event that any class of Notes was not treated as debt for U.S. federal income tax purposes, the class of Notes would be characterized for U.S. federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on such class of Notes would be treated either as guaranteed payments under Section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the Issuing Entity, with all other items of the Issuing Entity’s income, gain, loss, deduction and credit being allocated to the holders of the certificates. Although the U.S. federal income tax treatment of the Notes for most accrual basis taxpayers should not differ materially under this alternative characterization than if the Notes were treated as debt, the characterization could result in adverse effects for some holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes, plus possibly some other items, even though the Issuing Entity might not have sufficient cash to make current cash distributions of the full amount thereof. Thus, cash basis holders would in effect be required to report income in respect of the Notes on the accrual basis and holders of the Notes could become liable for taxes on the Issuing Entity’s income even if they have not received cash from the Issuing Entity to pay the taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, Non-U.S. Persons holding such class of Notes could be subject to withholding or be required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and income of the Issuing Entity or upon a sale or exchange of their Note and individuals holding the Notes might be subject to some limitations on their ability to deduct their share of trust expenses.

In addition, if the IRS were to successfully contend that any class of Notes was not treated as debt for U.S. federal income tax purposes, the Issuing Entity would be treated as a partnership for U.S. federal income tax purposes and could be treated as a publicly traded partnership for such purposes. A partnership may be classified as a publicly traded partnership if equity interests in the partnership are traded on an “established securities market” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” For U.S. federal income tax purposes, a publicly traded partnership is generally taxable as a corporation. If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes in the manner described above. But even if the Issuing Entity were classified as a publicly traded partnership, it would avoid taxation as a corporation if 90% or more of its annual income constituted “qualifying income” not derived in the conduct of a “financial business.” It is unclear, however, whether the Issuing Entity’s income would be so classified.

Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the Issuing Entity.  Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the Note is held by a related party of the Issuing Entity (generally based on a group of corporations, disregarded entities, grantor trusts or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be deemed to be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such deemed conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the Issuing Entity for U.S. federal income tax purposes.  In this regard, you should consider the discussion in the above paragraph regarding the consequences of such treatment.  Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the Notes.  Moreover, the Issuing Entity will be able to amend the trust agreement and the other trust documents in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes.

Rate of Interest Amendment

The Administrator (on behalf of the Issuing Entity) may modify a Note in the event published SOFR is unavailable to calculate the rate of interest on the Notes using an alternative method. It is intended that the replacement of the rate of interest on the Notes will not be a taxable event for Noteholders.  However, a U.S. Person that owns a Note may be deemed to have exchanged such Note immediately prior to such change in rate for a “new” Note.  This deemed exchange could be treated as either a recapitalization, provided that the equity of the Issuing Entity is owned by a single corporate owner at the time of the deemed exchange, in which case no gain or loss would be recognized by the U.S. Person that continues to own such Note following such deemed exchange, or as a taxable exchange. If the deemed exchange was treated as taxable, any gain or loss would be equal to the difference between the issue price of the “new” Note (which, depending on whether such Note are then treated as traded on an established market, may be the fair market value rather than the principal amount of such Note), and the U.S. Person’s tax basis in the “old” Note.  If U.S. Persons are deemed to have exchanged their Notes in a taxable exchange, such U.S. Persons would begin a new holding period in their Notes for purposes of determining whether gain or loss on a further exchange would be long-term or short-term capital gain or loss.  Holders of the Notes should consult their own tax advisors with respect to the consequences of a change in the rate of interest due to the unavailability of a published SOFR.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the Notes or the receipt of interest on the Notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the Issuing Entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Issuing Entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN ERISA CONSIDERATIONS

The discussion under the heading “Certain ERISA Considerations” only applies to Offered Notes. Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as an individual retirement account (“IRA”) and any other plan subject to Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to comparable federal, state or local law restrictions substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under the United States Department of Labor regulation codified at C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the Offered Notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Offered Notes are treated as an equity interest for purposes of the Regulation, Benefit Plan fiduciaries must determine whether the acquisition and holding of the Offered Notes would result in a prohibited transaction under ERISA or the Internal Revenue Code for which no statutory, regulatory, administrative, or individual prohibited transaction exemption is available. The acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the underwriters, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In making the determination of whether the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction, Benefit Plans should consider whether any of the Transaction Parties will act as a fiduciary, or render investment advice for a fee or other compensation, direct or indirect, or has authority to do so, pursuant to ERISA, Section 4975 of the Internal Revenue Code or otherwise, with respect to the acquisition or holding of such Notes by such Benefit Plan (or by any fiduciary acting on behalf of such Benefit Plan). A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of Offered Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” There may also be certain individual prohibited transaction exemptions that are available.  However, there can be no assurance that any of these exemptions will be available with respect to any particular transaction involving the Offered Notes. By acquiring an Offered Note, each purchaser thereof will be deemed to represent that either (i) it is not and will not be acquiring such Offered Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan or any governmental, non-U.S. or church plan or any other employee benefit plan or arrangement that is subject to Similar Law; or (ii) its acquisition and holding of such Offered Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

A plan fiduciary considering the purchase of Offered Notes is encouraged to consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May ●, 2022 among World Omni Financial Corp., the Depositor, and MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes			Class A-2 Notes			Class A-3 Notes			Class A-4 Notes			Class B Notes			Class C Notes
MUFG Securities Americas Inc.	$	●		$	●		$	●		$	●		$	●		$	●
TD Securities (USA) LLC	$	●		$	●		$	●		$	●		$	●		$	●
Truist Securities, Inc.	$	●		$	●		$	●		$	●		$	●		$	●
Wells Fargo Securities, LLC	$	●		$	●		$	●		$	●		$	●		$	●
BofA Securities, Inc.	$	●		$	●		$	●		$	●			-			-
Comerica Securities, Inc.	$	●		$	●		$	●		$	●			-			-
Total		$195,000,000	(1)		$301,000,000	(1)		$226,000,000	(1)		$75,930,000	(1)		$25,070,000	(1)		$12,530,000	(1)

(1)	If the aggregate initial principal amount of the Notes is $835,530,000. If the aggregate initial principal amount of the Notes is $983,170,000, the principal amount of the Class A-1 Notes will be $229,000,000, the principal amount of the Class A-2 Notes will be $354,000,000, the principal amount of the Class A-3 Notes will be $266,000,000, the principal amount of the Class A-4 Notes will be $89,920,000, the principal amount of the Class B Notes will be $29,500,000 and the principal amount of the Class C Notes will be $14,750,000.

Some or all of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the closing date. If retained, such retained Notes may be sold, subject to certain limitations, from time to time to purchasers, directly by the Depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or from the purchases of such retained Notes. If such retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession		Reallowance
Class A-1 Notes	●	%	●	%
Class A-2 Notes	●	%	●	%
Class A-3 Notes	●	%	●	%
Class A-4 Notes	●	%	●	%
Class B Notes	●	%	●	%
Class C Notes	●	%	●	%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the Offered Notes if any of such Notes are purchased.

Prospective investors should be aware that pursuant to Article 5 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended, the “EU Securitisation Regulation”), prior to investing in a “securitisation position” (as defined in the EU Securitisation Regulation) EU Affected Investors (as defined below) must, amongst other things: (a) verify that certain credit-granting requirements are satisfied; (b) verify that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitisation Regulation, and discloses the risk retention to EU Affected Investors; (c) verify that the originator, sponsor or relevant “securitisation special purpose entity” (as defined in the EU Securitisation Regulation) has, where applicable, made available information as required by Article 7 of the EU Securitisation Regulation; and (d) carry out a due-diligence assessment which enables EU Affected Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the “securitisation” (as defined in the EU Securitisation Regulation) that can materially impact the performance of the securitisation position. The EU Securitisation Regulation has direct effect in member states of the EU and is expected to be implemented by national legislation in other countries in the EEA. “EU Affected Investors” refers to certain types of EU regulated investors, including credit institutions and investment firms (and in each case certain consolidated affiliates thereof wherever located), institutions for occupational retirement provision, alternative investment fund managers who manage or market alternative investment funds in the EU, insurance and reinsurance undertakings and management companies of undertakings for collective investment in transferable securities (“UCITS”) (or internally managed UCITS).

Pursuant to the European Union (Withdrawal) Act 2018, the EU Securitisation Regulation as applicable on 31 December 2020 was retained as part of the domestic law of the UK and was amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 and, as so retained and amended, is referred to as the “UK Securitisation Regulation”.

Pursuant to Article 5 of the UK Securitisation Regulation, prior to investing in a “securitisation position” (as defined in the UK Securitisation Regulation) UK Affected Investors must, amongst other things: (a) verify that certain credit-granting requirements are satisfied; (b) verify that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitisation Regulation, and discloses the risk retention to UK Affected Investors; (c) verify that, if established outside of the UK, the originator, sponsor or relevant “securitisation special purpose entity” (as defined in the UK Securitisation Regulation) has made available information which is substantially the same as the information required by Article 7 of the UK Securitisation Regulation substantially in accordance with the frequency and modalities provided for in Article 7 of the UK Securitisation Regulation; and (d) carry out a due-diligence assessment which enables UK Affected Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the “securitisation” (as defined in the UK Securitisation Regulation) that can materially impact the performance of the securitisation position. “UK Affected Investors” refers to certain types of UK regulated investors, including credit institutions and investment firms (and in each case certain consolidated affiliates thereof wherever located), occupational pension schemes, alternative investment fund managers who manage or market alternative investment funds in the UK, insurance and reinsurance undertakings, UCITS and management companies of UCITS.

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, any other party to the transactions described in this prospectus, nor any of their respective affiliates, makes any representation or agreement that it intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the EU Securitisation Regulation or the UK Securitisation Regulation, or undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the EU Securitisation Regulation or the UK Securitisation Regulation.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of enabling compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Regulation by any person. Failure by an EU Affected Investor to comply with the EU Securitisation Regulation or failure by a UK Affected Investor to comply with the UK Securitisation Regulation with respect to an investment in the Notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions or remedial measures. The EU Securitisation Regulation, the UK Securitisation Regulation and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and consequently, the Notes may not be a suitable investment for EU Affected Investors and UK Affected Investors. As a result, the value and liquidity of the Notes in the secondary market may be adversely affected. See “Risk Factors—Risks Relating to Economic Conditions and Other External Factors—The Notes May Not Be a Suitable Investment for Investors Subject to the EU Securitisation Regulation or the UK Securitisation Regulation.”

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability of, and compliance with the requirements of the EU Securitisation Regulation, the UK Securitisation Regulation and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

The Notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. Certain of the underwriters have advised World Omni Financial Corp. and the Depositor that they intend to act as market makers for the Offered Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Moreover, the global economic slowdown resulting from the COVID-19 pandemic has created major disruptions and uncertainty in global financial markets, including the secondary market for asset-backed securities. Additionally, recent regulatory interpretations by the Securities and Exchange Commission under Exchange Act Rule 15c2-11 may further restrict the ability of brokers and dealers to publish quotations on the Offered Notes on any interdealer quotation system or other quotation medium after January 3, 2023. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given as to the liquidity of any trading market for the Offered Notes.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

Due to the diverse nature of the business activities of the underwriters and their respective affiliates, the underwriters or their respective affiliates may from time to time have different economic interests in, and different views regarding, the future performance of Receivables similar to those in the Receivables pool or securities that are backed by similar Receivables. The underwriters and their respective affiliates may be holding, buying, or selling interests in similar Receivables or related derivatives (e.g., credit default swaps), not originating or limiting origination of similar Receivables or taking long or short positions with respect to the securities backed by similar Receivables. The interests of the underwriters and their respective affiliates may not be aligned with the interests of Noteholders, and such activities may cause or lead to potential conflicts of interests.

World Omni Financial Corp. and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes more than two business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$	●	●	%
Aggregate Underwriting Discount	$	●	●	%
Aggregate Proceeds to Depositor	$	●	●	%
Additional Offering Expenses	$	●	●	%

In addition to the methods described above, the offering of the Offered Notes may be made concurrently through more than one of the following methods:

•	by placements by the Depositor with investors through dealers; and

•	by direct placements by the Depositor with investors.

Each Noteholder, by its acceptance of a Note, represents that it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Noteholder also represents that it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the indenture or any other document and in connection with the Notes.

European Economic Area

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any EU retail investor in the EEA. For the purposes of this provision:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

United Kingdom

Each underwriter has represented, warranted and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the UK, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the UK.

Each underwriter has also represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any UK retail investor in the UK. For the purposes of this provision:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the Issuing Entity or the Depositor in press releases and in oral and written statements made by or with the Issuing Entity’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Servicer, the Issuing Entity or the Depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The Issuing Entity and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Issuing Entity or the Depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover page of this prospectus. Other than as required by applicable law, the Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the Depositor, the Issuing Entity or the Servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “The Trustees” in this prospectus, each of the Indenture Trustee and the Owner Trustee has represented to the trust and the Depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the Indenture Trustee and the Owner Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the Notes being offered under this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Issuing Entity “incorporates by reference” some information it files with the SEC, which means that the Issuing Entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Issuing Entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The Issuing Entity incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE filed or caused to be filed with the SEC by the Depositor with respect to the Issuing Entity by the date of the filing of this prospectus. The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of the offering of the Notes (including any market-making transactions for the Notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the Depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the aforementioned periodic reports with respect to that Issuing Entity will be available to you through our website at http://www.worldomni.com/asset_securities.html as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The Servicer Certificates to Noteholders referenced throughout this prospectus will also be made available through such website. The contents of our website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents related to an Issuing Entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200. The contents of the SEC’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the Notes and certain U.S. federal income tax matters with respect to the Offered Notes, will be passed upon for the Depositor and the Servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Offered Notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“Asset-Level Data File” is defined on page 68.

“Available Funds” means, generally, with respect to any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all collections on the Receivables;

•	all proceeds of Defaulted Receivables, net of expenses incurred by the Servicer in connection with the liquidation of the related financed vehicles and any amounts required by law to be remitted to the obligor on the Defaulted Receivables and all recoveries in respect of Defaulted Receivables;

•	the Purchase Amount of each Receivable that was repurchased by the Depositor or purchased by the Servicer under an obligation that arose during the related Collection Period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	investment earnings on funds on deposit in the collection account and the reserve account;

•	any funds received by the Indenture Trustee (net of any amounts paid to the Indenture Trustee pursuant to the indenture and to the Owner Trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous Payment Date, if any.

Available Funds for each Payment Date will be reduced by the servicing fee for the Payment Date and any previously unpaid servicing fees. Available Funds for each Payment Date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the Issuing Entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the Issuing Entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Issuing Entity or a substantial portion of the assets of the Issuing Entity, (4) any assignment for the benefit of the Issuing Entity’s creditors, (5) causing the Issuing Entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the Issuing Entity to take any action) that would further items (1) through (6).

“Benchmark” is defined on page 91.

“Benchmark Replacement” is defined on page 91.

“Benchmark Replacement Adjustment” is defined on page 92.

“Benchmark Replacement Conforming Changes” is defined on page 92.

“Benchmark Replacement Date” is defined on page 92.

“Benchmark Transition Event” is defined on page 92.

“Benefit Plan” is defined on page 144.

“Brexit” is defined on page 30.

“CFPB” is defined on page 33.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the Payment Date and the Class A Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the Notes of the class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the closing date, after giving effect to all payments of principal to the Noteholders of the class on or prior to the preceding Payment Date.

“Class A Notes” is defined on page 2.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the closing date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class C Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class C Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class C Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the closing date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Clearstream” is defined on page 3.

“Code” is defined on page 136.

“Collection Period” is defined on page 95.

“Compounded SOFR” is defined on page 93.

“Controlling Securities” means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding and (iii) after the Class A Notes and the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding.

“Corresponding Tenor” is defined on page 93.

“Data Tape” is defined on page 68.

“Defaulted Receivable” means a Receivable as to which (a) more than $40 of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the Servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining principal balance. The principal balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Delinquency Percentage” is defined on page 101.

“Delinquency Trigger” is defined on page 101.

“Dodd-Frank Act” is defined on page iii.

“DSTs” is defined on page 53.

“DTC” is defined on page 3.

“EEA” is defined on page iii.

“EHRI” is defined on page 123.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of “A” or better by Fitch and “AA” or better by S&P Global Ratings, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-1+” or better by S&P Global Ratings or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes and (ii) whose deposits are insured by the FDIC.

“Eligible Trust Account Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as such depository institution has either (A) a long-term unsecured debt rating of “A” or better by Fitch and “AA” or better by S&P Global Ratings, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-1+” or better by S&P Global Ratings or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes.

“ERISA” is defined on page 144.

“ESG” is defined on page 48.

“EU” is defined on page 30.

“EU Affected Investors” is defined on page 146.

“EU PRIIPs Regulation” is defined on page iii.

“EU Prospectus Regulation” is defined on page iii.

“EU Retail Investor” is defined on page iii.

“EU Securitisation Regulation” is defined on page 145.

“Euroclear” is defined on page 3.

“EUWA” is defined on page ii.

“events of default” has the meaning set forth in “Description of the Trust Documents—Indenture— Events of Default; Rights upon Events of Default.”

“FDIC” is defined on page 36.

“FDIC Counsel” is defined on page 134.

“Five-State Area” is defined on page 1.

“FRBNY” is defined on page 18.

“FRBNY’s Website” is defined on page 93.

“FSMA” is defined on page ii.

“FTC” is defined on page 34.

“Investment Company Act” is defined on page iii.

“Internal Revenue Code” is defined on page 136.

“IRA” is defined on page 144.

“IRS” is defined on page 136.

“ISDA Definitions” is defined on page 93.

“ISDA Fallback Adjustment” is defined on page 93.

“ISDA Fallback Rate” is defined on page 93.

“JMFE” is defined on page 43.

“LIBOR” is defined on page 19.

“Loan Rule” is defined on page 143.

“MiFID II” is defined on page iii.

“Monthly Remittance Condition” is defined on page 104.

“NCMSLT Action” is defined on page 53.

“Non-U.S. Person” means a nonresident foreign corporation or other non-U.S. Person.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Interest Distributable Amount for such Payment Date, the Class B Noteholders’ Interest Distributable Amount and the Class C Noteholders’ Interest Distributable Amount for such Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over (b) the Pool Balance for that Payment Date minus the Overcollateralization Target Amount for that Payment Date, provided that on the Final Scheduled Payment Date of any class of Notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate outstanding principal amount of such class of Notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Noteholders’ Third Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount and the Noteholders’ Second Priority Principal Distributable Amount.

“Notes” is defined on page 2.

“NRSRO” is defined on page 41.

“Offered Notes” is defined on page 2.

“OLA” is defined on page 36.

“Outstanding Amount” means the aggregate principal amount of all Notes, or classes of Notes, as applicable, outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any Payment Date, an amount equal to 0.90% of the aggregate principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount of those Receivables as of the last day of the related Collection Period, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount of those Receivables as of the closing date.

“Pool Balance” means, as of any Payment Date, the aggregate principal balance of the Receivables held by the Issuing Entity as of the last day of the related Collection Period less the YSOC Amount of those Receivables as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

“PTCE” is defined on page 144.

“Purchase Amount” means, with respect to a Receivable, the amount, as of the close of business on the last day of the Collection Period as of which that Receivable is purchased, required to prepay in full that Receivable under the terms thereof including all accrued and unpaid interest to that last day.

“Reference Time” is defined on page 91.

“Regulation” is defined on page 144.

“Regulation RR” is defined on page 10.

“Relevant Governmental Body” is defined on page 93.

“Relevant Persons” is defined on page ii.

“Required Rate” is defined on page 9.

“Required Reserve Amount” means, with respect to any Payment Date, 0.50% (or such other higher percentage as may be determined by the Depositor, in its sole discretion, on or prior to the closing date) of the aggregate starting principal balance less the YSOC Amount as of the cutoff date of all Receivables transferred to the Issuing Entity.

“Reserve Account Initial Deposit” is defined on page 113.

“Review Receivables” is defined on page 102.

“RMBS” is defined on page 52.

“Rule 193 Information” is defined on page 67.

“S&P Global Ratings” means S&P Global Ratings, a division of S&P Global.

“Sample” is defined on page 68.

“SEC” is defined on page 33.

“Securities Act” is defined on page 147.

“Servicer Certificate” is defined on page 90.

“Short-Term Note” means a Note which has a fixed maturity date not more than one year from the issue date of that Note.

“Similar Law” is defined on page 144.

“Simple Interest Receivable” means a Receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“SOFR” is defined on page 18.

“SOFR Adjustment Conforming Changes” is defined on page 93.

“SOFR Adjustment Date” is defined on page 91.

“SOFR Determination Time” is defined on page 91.

“SOFR Rate” is defined on page 91.

“Student Loans” is defined on page 53.

“Supplemental Servicing Fees” is defined on page 106.

“Transaction Parties” is defined on page 144.

“Trust Accounts” means the collection account, the Note distribution account and the reserve account.

“UDAAP” is defined on page 34.

“UK” is defined on page ii.

“UK Affected Investors” is defined on page 146.

“UK PRIIPS Regulation” is defined on page ii.

“UK Prospectus Regulation” is defined on page ii.

“UK Retail Investor” is defined on page ii.

“UK Securitisation Regulation” is defined on page 146.

“Unadjusted Benchmark Replacement” is defined on page 93.

“U.S. Bank” is defined on page 52.

“U.S. Bank N.A.” is defined on page 52.

“U.S. Bank Trust Co.” is defined on page 52.

“U.S. Government Securities Business Day” is defined on page 93.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

“WOART” means the World Omni Auto Receivables Trust platform.

“WTNA” is defined on page 51.

“YSOC Amount” means, with respect to any Collection Period and the related Payment Date, or with respect to the cutoff date, the aggregate amount by which the principal balance as of the last day of such Collection Period or the cutoff date of each of the related Receivables with a contract rate less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Appendix A

VINTAGE ORIGINATION INFORMATION ABOUT CERTAIN COMPARABLE RECEIVABLES IN WORLD OMNI FINANCIAL CORP.’S ORIGINATED PORTFOLIO

This Appendix A sets forth in tabular and graphic format annual vintage information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years with characteristics similar to the pool of Receivables described in this prospectus. The following information is provided for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year. Performance data relating to delinquencies, cumulative net losses and prepayments are presented monthly by vintage origination year. There can be no assurance that the performance of the retail installment sale contracts described in this Appendix will correspond to or be an accurate predictor of the performance of the securitized pool described in this prospectus.

A-1

WORLD OMNI FINANCIAL CORP.
ORIGINAL PORTFOLIO CHARACTERISTICS

The following tables set forth information regarding the composition of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

	2017	2018	2019	2020	2021
Aggregate Original Principal Balance	$4,301,411,967.44	$4,494,300,712.27	$4,538,364,238.78	$4,688,806,333.76	$5,020,595,425.39
Avg. Amount Financed	$28,022.59	$28,972.87	$29,604.66	$31,019.65	$32,296.13
Wtd. Original Term to Maturity(1)	69.79	68.99	69.33	69.42	68.53
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Original Terms to Maturity >60 months(2)	81.40%	77.81%	78.85%	76.07%	77.34%
Toyota(2)	98%	98%	98%	98%	98%
Non-Toyota(2)	2%	2%	2%	2%	2%
Wtd. Contract Rate(1)	3.44%	4.08%	4.50%	4.08%	4.20%
Contract Rate Range	0.00%–19.55%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–19.51%
Wtd. Avg. FICO® score(1)(3)(4)(5)	754	755	754	754	753
Range of Non-Zero FICO® scores(3)(4)(5)	650 and 893	650 and 893	650 and 900	650 and 900	650 and 893
New(2)	91%	92%	91%	93%	92%
Used(2)	9%	8%	9%	7%	8%

As of March 31, 2022
Aggregate Original Principal Balance	$1,162,197,830.86
Avg. Amount Financed	$33,556.56
Wtd. Original Term to Maturity(1)	67.03
Range of Original Terms to Maturity (In Months)	24 to 75
Original Terms to Maturity >60 months(2)	77.94%
Toyota(2)	99%
Non-Toyota(2)	1%
Wtd. Contract Rate(1)	4.34%
Contract Rate Range	0.00%–19.30%
Wtd. Avg. FICO® score(1)(3)(4)(5)	755
Range of Non-Zero FICO® scores(3)(4)(5)	650 and 890
New(2)	93%
Used(2)	7%

(1)	Weighted by Aggregate Original Principal Balance

(2)	Percent of Aggregate Original Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

A-2

Geographical InfoRMATION(1)(2)

The following tables set forth information regarding the geographic location of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

	2017		2018		2019
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	2,085,672,983.90	48.5%	2,172,394,439.69	48.3%	2,159,011,064.07	47.6%
Georgia	740,805,316.94	17.2%	808,281,330.48	18.0%	821,204,239.42	18.1%
North Carolina	671,516,630.30	15.6%	703,507,851.39	15.7%	717,418,495.80	15.8%
Alabama	416,687,800.39	9.7%	405,754,870.22	9.0%	413,970,540.11	9.1%
South Carolina	286,555,921.22	6.7%	301,072,735.98	6.7%	326,754,425.77	7.2%
All Others	100,173,314.69	2.3%	103,289,484.51	2.3%	100,005,473.61	2.2%
Total	4,301,411,967.44	100.0%	4,494,300,712.27	100.0%	4,538,364,238.78	100.0%

	2020		2021		As of March 31, 2022
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	2,202,613,023.15	47.0%	2,368,098,011.06	47.2%	554,836,813.14	47.7%
Georgia	850,435,784.57	18.1%	936,751,269.67	18.7%	220,438,674.93	19.0%
North Carolina	761,476,233.64	16.2%	765,760,603.28	15.3%	176,361,280.17	15.2%
Alabama	418,304,123.40	8.9%	465,568,779.31	9.3%	103,158,029.05	8.9%
South Carolina	345,404,051.83	7.4%	340,904,922.59	6.8%	75,520,352.74	6.5%
All Others	110,573,117.17	2.4%	143,511,839.48	2.9%	31,882,680.83	2.7%
Total	4,688,806,333.76	100.0%	5,020,595,425.39	100.0%	1,162,197,830.86	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

A-3

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of Receivables. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

A-4

2017 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,666,190,360	515	14,077,955	120	3,336,023	23	555,453	4	128,964	0.11%
1	3,557,494,947	561	15,513,013	166	4,470,074	18	393,913	4	98,479	0.14%
2	3,464,675,824	542	14,753,995	177	4,840,586	32	777,892	3	64,067	0.16%
3	3,361,337,342	550	14,921,744	146	4,082,562	34	887,438	4	72,434	0.15%
4	3,264,249,820	517	13,984,522	177	4,696,215	30	806,685	1	22,210	0.17%
5	3,166,890,049	614	16,497,363	156	4,234,289	31	857,618	1	32,172	0.16%
6	3,073,821,318	674	18,083,828	181	4,799,036	27	735,391	0	0	0.18%
7	2,978,889,818	664	17,251,848	189	4,951,184	35	887,995	2	71,830	0.20%
8	2,883,233,824	681	17,378,443	201	5,087,300	37	950,444	2	77,104	0.21%
9	2,799,397,530	795	20,374,181	230	5,963,599	44	1,084,894	8	236,879	0.26%
10	2,703,440,738	712	18,193,831	223	5,682,017	37	857,850	6	150,869	0.25%
11	2,615,783,791	765	19,412,514	237	5,996,870	35	912,667	4	130,875	0.27%
12	2,531,641,577	831	20,640,998	281	7,009,288	49	1,158,775	5	157,664	0.33%
13	2,443,212,606	788	19,333,387	245	6,021,447	53	1,314,390	6	168,942	0.31%
14	2,365,527,778	675	16,629,706	217	5,236,448	22	589,822	6	172,572	0.25%
15	2,280,619,955	720	17,519,046	183	4,459,297	32	748,630	3	131,529	0.23%
16	2,197,662,416	666	15,708,675	163	3,961,209	21	544,794	2	70,508	0.21%
17	2,112,653,284	718	16,999,220	174	4,080,664	23	450,915	3	101,252	0.22%
18	2,034,739,253	779	18,277,022	227	5,302,799	30	656,704	2	37,233	0.29%
19	1,952,919,611	789	18,261,966	180	4,120,345	30	658,282	2	63,336	0.25%
20	1,869,969,347	746	17,085,753	238	5,445,189	22	509,576	3	75,004	0.32%
21	1,795,017,067	819	18,426,248	199	4,525,027	39	886,319	3	85,546	0.31%
22	1,718,484,420	812	17,886,229	210	4,560,144	40	928,535	4	115,022	0.33%
23	1,650,505,728	844	18,501,763	232	5,049,198	32	654,115	7	221,135	0.36%
24	1,579,804,446	875	18,626,903	231	4,967,766	40	848,925	4	96,861	0.37%
25	1,507,291,529	799	16,798,881	222	4,852,452	34	731,333	4	75,453	0.38%
26	1,446,284,324	773	15,910,912	228	4,811,398	20	387,332	4	106,699	0.37%
27	1,381,729,647	664	13,361,768	203	4,259,052	44	887,568	6	108,083	0.38%
28	1,327,851,149	370	7,146,405	136	2,650,482	68	1,430,787	11	258,737	0.33%
29	1,273,719,165	333	6,438,059	112	2,172,318	58	1,165,246	36	796,115	0.32%
30	1,214,875,869	413	7,753,912	88	1,640,026	47	920,173	5	126,954	0.22%
31	1,156,644,198	469	8,920,180	116	2,187,547	25	480,449	2	56,522	0.24%
32	1,100,589,242	472	8,672,496	168	3,108,685	28	498,536	1	32,140	0.33%
33	1,043,260,347	556	10,087,969	130	2,350,935	28	505,358	1	30,281	0.28%
34	989,142,723	623	10,981,746	133	2,445,817	25	452,513	1	28,407	0.30%
35	939,785,511	654	11,126,486	168	2,927,148	20	356,527	2	25,726	0.35%
36	888,774,180	694	11,641,855	134	2,356,369	22	393,520	0	0	0.31%
37	839,586,934	520	8,675,047	160	2,701,387	12	180,484	0	0	0.34%
38	796,855,661	544	8,739,258	131	2,156,728	18	254,339	0	0	0.30%
39	744,114,517	397	6,147,684	56	925,107	6	92,900	2	18,595	0.14%
40	697,684,659	338	5,259,171	71	1,134,127	4	73,890	2	11,203	0.17%
41	656,313,223	365	5,407,670	70	1,018,212	7	120,008	1	278	0.17%
42	613,902,733	390	5,513,868	92	1,370,577	4	51,907	1	278	0.23%
43	574,399,960	438	6,198,013	78	1,020,925	5	63,645	2	15,524	0.19%
44	535,689,154	424	5,707,601	107	1,423,677	15	185,797	1	278	0.30%
45	500,438,461	447	5,806,064	107	1,553,544	9	125,540	2	278	0.34%
46	467,640,976	498	6,063,771	95	1,306,653	13	182,910	3	15,289	0.32%
47	434,351,216	468	5,785,833	110	1,350,968	14	187,177	3	23,829	0.36%
48	403,310,922	453	5,274,512	93	1,147,716	21	253,806	4	29,833	0.35%
49	373,062,545	452	5,147,997	118	1,338,572	16	228,689	2	278	0.42%
50	345,722,472	419	4,730,518	98	1,154,406	13	150,697	2	278	0.38%
51	314,811,654	402	4,355,093	67	788,959	8	89,527	2	278	0.28%

A-5

2018 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,812,106,312	491	14,295,489	137	3,938,130	41	1,272,421	7	238,689	0.14%
1	3,697,443,196	511	15,065,948	172	4,885,384	27	839,839	13	501,089	0.17%
2	3,597,741,753	517	15,260,156	139	4,011,048	19	569,098	7	308,056	0.14%
3	3,491,539,413	582	17,196,377	138	4,045,068	20	551,371	8	352,182	0.14%
4	3,384,865,137	545	15,851,593	135	3,818,293	21	648,383	6	203,132	0.14%
5	3,276,011,075	607	17,233,874	141	4,154,078	24	699,047	3	144,612	0.15%
6	3,175,814,114	706	20,098,963	184	5,315,630	26	741,471	0	0	0.19%
7	3,069,681,353	742	20,074,804	163	4,738,935	31	897,081	4	177,089	0.19%
8	2,964,662,614	713	19,437,146	232	6,111,884	33	937,219	3	100,874	0.24%
9	2,867,414,239	802	21,771,547	205	5,615,912	42	1,092,472	7	217,242	0.24%
10	2,764,405,345	775	20,455,517	224	6,064,494	33	943,243	8	270,496	0.26%
11	2,671,756,713	834	22,260,406	220	5,785,328	45	1,128,701	9	283,416	0.27%
12	2,578,084,962	917	23,935,388	249	6,819,839	52	1,333,327	13	365,634	0.33%
13	2,479,034,080	867	22,512,926	283	7,489,167	37	933,258	21	595,165	0.36%
14	2,396,116,760	807	20,942,559	253	6,796,599	37	1,065,281	11	305,495	0.34%
15	2,303,701,913	668	17,028,403	250	6,554,586	44	1,241,223	3	49,136	0.34%
16	2,226,462,650	392	9,534,012	165	4,052,506	94	2,567,756	14	349,621	0.31%
17	2,147,278,131	417	10,150,252	118	2,908,526	74	1,893,909	44	1,189,578	0.28%
18	2,063,497,680	460	11,256,346	148	3,742,045	48	1,198,938	2	58,939	0.24%
19	1,978,627,882	551	13,267,749	147	3,520,225	64	1,646,880	1	35,391	0.26%
20	1,894,525,898	590	14,188,176	189	4,664,909	41	1,062,458	0	0	0.30%
21	1,808,158,825	685	16,330,317	208	5,069,098	28	648,364	0	0	0.32%
22	1,725,692,157	721	16,730,167	214	5,211,705	23	623,228	1	36,180	0.34%
23	1,650,440,055	781	17,898,966	217	5,215,264	36	856,532	3	68,590	0.37%
24	1,572,787,979	796	17,498,602	215	4,916,761	40	907,169	0	0	0.37%
25	1,498,061,564	605	13,403,279	178	3,974,300	25	574,353	0	0	0.30%
26	1,432,921,600	619	13,464,483	180	4,129,606	26	622,084	2	30,673	0.33%
27	1,351,229,890	412	8,686,100	96	2,035,128	11	248,913	1	15,501	0.17%
28	1,278,799,136	383	7,860,732	87	1,835,066	12	240,195	0	0	0.16%
29	1,213,351,412	469	9,573,780	89	1,900,242	17	383,654	0	0	0.19%
30	1,145,458,095	482	9,452,428	106	2,109,357	10	230,198	0	0	0.20%
31	1,082,164,095	515	10,028,541	113	2,192,938	17	317,563	1	23,844	0.23%
32	1,021,511,227	498	9,405,067	117	2,234,630	14	259,982	0	0	0.24%
33	966,235,964	507	9,305,877	126	2,408,243	7	136,075	0	0	0.26%
34	914,947,160	554	9,837,710	149	2,732,617	16	300,816	1	43,871	0.34%
35	864,364,441	577	10,136,872	149	2,631,618	21	401,222	2	24,080	0.35%
36	816,293,565	554	9,509,829	142	2,453,385	24	381,675	3	24,245	0.35%
37	770,691,203	555	9,264,888	157	2,763,102	22	336,797	3	30,761	0.41%
38	728,616,362	522	8,625,505	147	2,575,114	25	438,203	2	18,875	0.42%
39	681,011,066	481	7,956,392	111	1,813,827	12	182,924	3	49,242	0.30%

A-6

2019 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,839,511,937	549	16,130,793	171	4,932,573	49	1,397,551	11	473,237	0.18%
1	3,721,134,807	558	16,594,809	199	5,863,419	47	1,270,757	7	273,872	0.20%
2	3,622,857,017	594	17,895,168	191	5,913,830	41	1,124,994	14	465,852	0.21%
3	3,513,005,726	559	16,928,958	193	5,973,476	61	2,024,499	6	174,682	0.23%
4	3,418,135,757	319	9,100,346	140	4,134,385	89	2,686,464	19	689,274	0.22%
5	3,329,032,543	379	11,009,765	113	3,297,513	79	2,357,856	52	1,617,199	0.22%
6	3,226,708,912	417	12,092,527	104	3,118,759	64	1,830,525	6	197,586	0.16%
7	3,121,695,677	535	15,651,047	141	3,984,471	56	1,692,754	3	64,035	0.18%
8	3,016,498,441	573	16,912,731	225	6,882,923	54	1,339,868	2	31,830	0.27%
9	2,904,736,896	668	19,267,504	202	6,120,485	44	1,364,073	2	63,965	0.26%
10	2,798,709,972	691	19,625,056	200	5,892,877	28	761,073	2	86,992	0.24%
11	2,701,812,166	832	23,356,062	219	6,291,277	34	1,002,083	3	77,095	0.27%
12	2,601,274,247	761	21,257,289	256	6,958,280	37	1,017,811	1	23,358	0.31%
13	2,502,217,596	660	18,326,656	226	6,139,898	33	823,527	0	0	0.28%
14	2,413,288,773	715	19,425,787	182	5,000,138	30	799,159	3	97,552	0.24%
15	2,304,140,007	427	11,641,682	113	3,051,610	19	558,490	4	128,437	0.16%
16	2,200,953,864	407	10,508,560	100	2,796,257	19	575,271	1	48,035	0.16%
17	2,103,244,331	488	12,683,677	105	2,866,721	22	696,371	2	71,527	0.17%
18	2,000,522,264	539	13,715,039	120	2,962,430	19	501,369	0	0	0.17%
19	1,906,031,550	586	14,836,552	135	3,386,420	24	569,147	0	0	0.21%
20	1,815,123,378	579	14,374,450	165	4,013,580	26	631,102	1	30,491	0.26%
21	1,732,340,221	605	14,801,924	157	3,859,970	29	671,500	1	32,774	0.26%
22	1,654,036,775	658	15,836,137	190	4,704,819	27	648,855	4	92,315	0.33%
23	1,578,315,383	626	14,678,086	189	4,682,888	30	761,851	0	0	0.34%
24	1,503,846,626	641	14,645,517	182	4,233,448	38	884,128	1	46,701	0.34%
25	1,433,453,770	582	13,075,302	209	4,849,050	27	664,077	2	41,102	0.39%
26	1,370,551,175	588	12,883,713	177	4,084,669	25	605,738	1	25,159	0.34%
27	1,301,075,933	577	12,610,686	140	3,272,229	18	376,872	0	0	0.28%

A-7

2020 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	4,016,424,108	538	16,552,375	143	4,375,516	29	887,731	1	0	0.13%
1	3,896,255,213	449	14,195,327	154	4,453,133	30	955,979	2	50,373	0.14%
2	3,786,811,069	486	15,025,643	142	4,225,537	29	893,295	3	94,182	0.14%
3	3,654,743,802	392	12,334,144	80	2,440,716	21	684,647	2	32,868	0.09%
4	3,533,528,269	358	10,792,477	101	3,084,307	11	335,424	1	0	0.10%
5	3,415,400,753	417	12,690,187	97	2,879,550	14	404,905	1	0	0.10%
6	3,289,081,103	450	13,588,285	119	3,503,322	15	403,724	2	29,560	0.12%
7	3,171,431,340	538	15,547,213	141	3,997,888	18	491,092	1	0	0.14%
8	3,053,795,210	545	16,257,661	165	4,609,682	17	473,077	1	0	0.17%
9	2,941,229,676	596	17,121,308	160	4,697,101	24	569,356	2	20,550	0.18%
10	2,833,133,911	617	17,673,920	181	5,229,452	26	766,231	1	0	0.21%
11	2,724,113,479	610	16,889,575	194	5,408,106	35	1,055,452	3	73,159	0.24%
12	2,614,122,595	652	18,235,518	162	4,549,078	52	1,439,376	3	65,269	0.23%
13	2,510,013,770	662	18,569,935	215	5,888,009	29	783,705	4	91,247	0.27%
14	2,415,141,755	687	18,995,212	191	5,121,509	36	1,051,809	1	0	0.26%
15	2,308,213,715	612	16,572,623	169	4,583,683	28	699,230	3	60,288	0.23%

A-8

2021 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	4,146,690,248	560	18,269,640	160	5,147,192	40	1,296,642	7	318,722	0.16%
1	4,007,020,355	657	21,429,528	191	6,085,611	51	1,530,339	5	153,726	0.19%
2	3,880,850,363	628	20,546,963	206	6,691,263	32	987,352	4	125,939	0.20%
3	3,732,764,640	598	19,191,761	185	6,005,060	30	962,669	1	32,406	0.19%

Delinquency Information. The graph below shows delinquency information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

Collection Period	2017 Originations	2018 Originations	2019 Originations	2020 Originations	2021 Originations
0	0.09%	0.10%	0.10%	0.07%	0.03%
1	0.12%	0.12%	0.13%	0.10%	0.05%
2	0.16%	0.16%	0.16%	0.13%	0.07%
3	0.21%	0.20%	0.20%	0.16%	0.08%
4	0.24%	0.23%	0.22%	0.17%
5	0.28%	0.27%	0.26%	0.17%
6	0.33%	0.31%	0.35%	0.18%
7	0.36%	0.34%	0.38%	0.19%
8	0.41%	0.38%	0.39%	0.20%
9	0.43%	0.40%	0.41%	0.20%
10	0.48%	0.44%	0.43%	0.22%
11	0.51%	0.47%	0.45%	0.22%
12	0.54%	0.51%	0.48%	0.23%
13	0.56%	0.54%	0.51%	0.24%
14	0.60%	0.56%	0.55%	0.25%
15	0.64%	0.61%	0.58%	0.26%
16	0.68%	0.63%	0.60%
17	0.71%	0.67%	0.60%
18	0.74%	0.73%	0.61%
19	0.76%	0.75%	0.62%
20	0.79%	0.75%	0.63%
21	0.80%	0.77%	0.63%
22	0.83%	0.77%	0.64%
23	0.85%	0.79%	0.64%
24	0.87%	0.81%	0.65%
25	0.89%	0.83%	0.66%
26	0.90%	0.84%	0.66%
27	0.92%	0.85%	0.67%
28	0.94%	0.86%
29	0.96%	0.86%
30	0.98%	0.86%
31	1.00%	0.86%
32	0.99%	0.86%
33	1.00%	0.87%
34	1.00%	0.87%
35	1.00%	0.87%
36	1.00%	0.87%
37	1.01%	0.87%
38	1.02%	0.88%
39	1.02%	0.88%
40	1.02%
41	1.02%
42	1.02%
43	1.02%
44	1.02%
45	1.02%
46	1.02%
47	1.02%
48	1.02%
49	1.02%
50	1.02%
51	1.02%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of charged-off accounts, net of sale proceeds (when applicable) and recoveries, as a percentage of the aggregate original principal balance. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

ABS SPEED (1)

The following table sets forth information regarding prepayments of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

Collection Period	2017 Originations	2018 Originations	2019 Originations	2020 Originations	2021 Originations
1	1.47%	1.51%	1.60%	1.54%	1.81%
2	1.12%	1.20%	1.18%	1.34%	1.58%
3	1.40%	1.38%	1.47%	1.86%	2.05%
4	1.29%	1.42%	1.16%	1.67%
5	1.33%	1.51%	1.05%	1.65%
6	1.25%	1.34%	1.39%	1.86%
7	1.33%	1.51%	1.48%	1.72%
8	1.38%	1.52%	1.52%	1.76%
9	1.13%	1.39%	1.70%	1.70%
10	1.45%	1.55%	1.62%	1.65%
11	1.29%	1.36%	1.46%	1.70%
12	1.24%	1.41%	1.57%	1.76%
13	1.37%	1.57%	1.58%	1.68%
14	1.14%	1.24%	1.40%	1.53%
15	1.35%	1.49%	1.84%	1.81%
16	1.34%	1.17%	1.77%
17	1.42%	1.25%	1.71%
18	1.29%	1.40%	1.83%
19	1.42%	1.46%	1.73%
20	1.48%	1.48%	1.70%
21	1.33%	1.56%	1.58%
22	1.41%	1.52%	1.53%
23	1.24%	1.41%	1.51%
24	1.34%	1.49%	1.52%
25	1.42%	1.47%	1.47%
26	1.17%	1.29%	1.32%
27	1.29%	1.66%	1.51%
28	1.03%	1.53%
29	1.07%	1.43%
30	1.24%	1.52%
31	1.26%	1.46%
32	1.24%	1.44%
33	1.31%	1.36%
34	1.27%	1.29%
35	1.18%	1.31%
36	1.26%	1.28%
37	1.25%	1.25%
38	1.09%	1.18%
39	1.40%	1.37%
40	1.29%
41	1.19%
42	1.26%
43	1.21%
44	1.23%
45	1.16%
46	1.11%
47	1.18%
48	1.14%
49	1.15%
50	1.08%
51	1.26%

Average	1.27%	1.41%	1.53%	1.68%	1.81%

(1) The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

(1) Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

Appendix B

STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix B sets forth in tabular and graphic format static pool information regarding specified pools of retail installment sale contracts securitized by the Sponsor during the last five years. With respect to the original portfolio characteristics and geographic information described below, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described above are based on the securitized pool as of the related cutoff date. The characteristics of the final pool of Receivables for that transaction may vary somewhat from the characteristics of the Receivables in the applicable securitized pool. The delinquency, cumulative net loss and prepayment speed tables below are based on the final pool of Receivables for that transaction. The static pool information in this Appendix B is presented for illustrative purposes only.

WORLD OMNI AUTO RECEIVABLES TRUSTS
ORIGINAL PORTFOLIO CHARACTERISTICS

The following table sets forth information regarding the composition of the Receivables in specified pools of retail installment sale contracts securitized by the Sponsor during the last five years and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, each as of the related cutoff date.

	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B
Closing Date	April 19, 2017	August 2, 2017	February 7, 2018	April 11, 2018
Aggregate Starting Principal Balance	$1,371,460,827.67	$704,748,719.14	$1,079,641,523.35	$881,240,341.17
Avg. Amount Financed	$27,055	$27,987	$27,952	$28,902
Wtd. Original Term to Maturity(1)	70.22	70.48	69.97	69.37
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	63.99	68.55	64.33	64.22
Original Terms to Maturity >60 months(2)	81.05%	84.85%	82.06%	79.39%
Toyota(2)	97%	97%	100%	100%
Non-Toyota(2)	3%	3%	0%	0%
Wtd. Contract Rate(1)	4.29%	3.49%	3.25%	3.12%
Contract Rate Range	0.00%–19.69%	0.00%–17.35%	0.00%–17.50%	0.00%–19.20%
Wtd. Avg. FICO® score(1)(3)(4)(5)	724	749	754	754
>90% of FICO® scores Fall Between(3)(4)(5)(6)	588 and 850	661 and 852	662 and 854	662 and 854
New(2)	90%	90%	93%	94%
Used(2)	10%	10%	7%	6%

(1)	Weighted by Aggregate Starting Principal Balance

(2)	Percent of Aggregate Starting Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	For Example: With respect to WOART 2022-B, if the aggregate initial principal amount of the notes is $835,530,000, a 90% FICO score range of 662 to 852 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 852, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 852 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662, and if the aggregate initial principal amount of the notes is $983,170,000, a 90% FICO score range of 662 to 853 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 853, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 853 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662.

	WOART 2018-C	WOART 2018-D	WOART 2019-A	WOART 2019-B	WOART 2019-C
Closing Date	August 1, 2018	October 17, 2018	January 30, 2019	May 15, 2019	November 14, 2019
Aggregate Starting Principal Balance	$1,103,449,170.74	$1,115,466,187.84	$1,110,735,192.75	$879,483,109.18	$1,125,526,442.29
Avg. Amount Financed	$29,404	$29,329	$29,013	$29,092	$29,286
Wtd. Original Term to Maturity(1)	69.43	69.43	69.21	68.08	69.90
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	66.49	67.77	64.16	62.56	61.50
Original Terms to Maturity >60 months(2)	80.96%	78.45%	76.77%	77.28%	82.36%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	3.57%	4.26%	3.97%	4.10%	4.58%
Contract Rate Range	0.00%–19.50%	0.00%–19.05%	0.00%–20.00%	0.00%–20.00%	0.00%–19.56%
Wtd. Avg. FICO® score(1)(3)(4)(5)	753	753	754	756	753
>90% of FICO® scores Fall Between(3)(4)(5)(6)	663 and 855	663 and 855	663 and 854	665 and 856	665 and 854
New(2)	94%	94%	94%	94%	93%
Used(2)	6%	6%	6%	6%	7%

	WOART 2020-A	WOART 2020-B	WOART 2020-C	WOART 2021-A	WOART 2021-B
Closing Date	March 11, 2020	June 24, 2020	August 19, 2020	February 10, 2021	May 19, 2021
Aggregate Starting Principal Balance	$874,456,597.95	$895,761,839.35	$1,318,405,815.29	$1,157,521,164.95	$1,102,919,763.19
Avg. Amount Financed	$30,130	$29,593	$30,651	$31,221	$31,569
Wtd. Original Term to Maturity(1)	69.50	69.36	69.63	69.69	69.90
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	63.84	59.87	65.29	61.84	64.03
Original Terms to Maturity >60 months(2)	78.81%	76.46%	77.05%	76.22%	78.44%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	4.34%	3.77%	4.08%	3.67%	4.07%
Contract Rate Range	0.00%–19.69%	0.00%–17.99%	0.00%–18.78%	0.00%–18.75%	0.00%–18.75%
Wtd. Avg. FICO® score(1)(3)(4)(5)	753	758	756	750	750
>90% of FICO® scores Fall Between(3)(4)(5)(6)	661 and 856	663 and 857	662 and 857	662 and 854	661 and 854
New(2)	93%	93%	94%	94%	95%
Used(2)	7%	7%	6%	6%	5%

(1)	Weighted by Aggregate Starting Principal Balance

(2)	Percent of Aggregate Starting Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	For Example: With respect to WOART 2022-B, if the aggregate initial principal amount of the notes is $835,530,000, a 90% FICO score range of 662 to 852 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 852, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 852 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662, and if the aggregate initial principal amount of the notes is $983,170,000, a 90% FICO score range of 662 to 853 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 853, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 853 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662.

	WOART 2021-C	WOART 2021-D	WOART 2022-A	WOART 2022-B(7)	WOART 2022-B(8)
Closing Date	August 11, 2021	November 3, 2021	February 16, 2022	June 1, 2022	June 1, 2022
Aggregate Starting Principal Balance	$1,202,898,752.29	$1,183,996,579.97	$964,210,703.53	$921,258,427.82	$1,083,969,917.66
Avg. Amount Financed	$31,036	$31,922	$31,743	$31,811.56	$31,813.86
Wtd. Original Term to Maturity(1)	69.17	68.99	69.09	67.99	68.01
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	61.15	63.15	61.65	59.66	59.67
Original Terms to Maturity >60 months(2)	76.14%	75.61%	81.41%	80.32%	80.33%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	3.93%	4.00%	4.21%	4.16%	4.16%
Contract Rate Range	0.00%–19.51%	0.00%–18.76%	0.00%–18.76%	0.00%–19.30%	0.00%–19.30%
Wtd. Avg. FICO® score(1)(3)(4)(5)	750	750	750	751	751
>90% of FICO® scores Fall Between(3)(4)(5)(6)	661 and 855	661 and 854	661 and 852	662 and 852	662 and 853
New(2)	94%	94%	93%	94%	94%
Used(2)	6%	6%	7%	6%	6%

(1)	Weighted by Aggregate Starting Principal Balance

(2)	Percent of Aggregate Starting Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	For Example: With respect to WOART 2022-B, if the aggregate initial principal amount of the notes is $835,530,000, a 90% FICO score range of 662 to 852 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 852, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 852 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662, and if the aggregate initial principal amount of the notes is $983,170,000, a 90% FICO score range of 662 to 853 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO scores between 662 and 853, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 853 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 662.

(7)	If the aggregate initial principal amount of the Notes is $835,530,000, this table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus.

(8)	If the aggregate initial principal amount of the Notes is $983,170,000, this table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus.

Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the Receivables in specified pools of retail installment sale contracts securitized by the Sponsor during the last five years and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, for states with the largest concentrations of Receivables.

	WOART 2017-A
	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	680,152,629.84	49.6%
Georgia	232,434,888.88	16.9%
North Carolina	202,733,748.49	14.8%
Alabama	133,896,256.32	9.8%
South Carolina	95,474,698.19	7.0%
All Others	26,768,605.95	2.0%
Total	1,371,460,827.67	100.0%

	WOART 2017-B		WOART 2018-A		WOART 2018-B
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	353,108,011.05	50.1%	505,276,896.32	46.8%	432,239,290.62	49.0%
Georgia	117,672,663.02	16.7%	190,591,659.57	17.7%	154,202,748.49	17.5%
North Carolina	106,181,589.62	15.1%	181,386,534.45	16.8%	141,539,599.50	16.1%
Alabama	70,373,463.31	10.0%	105,961,484.92	9.8%	79,635,386.31	9.0%
South Carolina	45,123,951.56	6.4%	75,431,063.21	7.0%	57,694,834.77	6.5%
All Others	12,289,040.58	1.7%	20,993,884.88	1.9%	15,928,481.48	1.8%
Total	704,748,719.14	100.0%	1,079,641,523.35	100.0%	881,240,341.17	100.0%

	WOART 2018-C		WOART 2018-D		WOART 2019-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	546,719,241.74	49.5%	538,953,985.60	48.3%	538,451,735.52	48.5%
Georgia	194,584,748.84	17.6%	201,640,501.54	18.1%	204,271,002.85	18.4%
North Carolina	169,987,055.32	15.4%	177,661,091.68	15.9%	174,186,767.41	15.7%
Alabama	99,983,335.17	9.1%	103,507,340.08	9.3%	100,363,391.02	9.0%
South Carolina	71,177,103.31	6.5%	75,636,677.49	6.8%	75,238,530.35	6.8%
All Others	20,997,686.36	1.9%	18,066,591.45	1.6%	18,223,765.60	1.6%
Total	1,103,449,170.74	100.0%	1,115,466,187.84	100.0%	1,110,735,192.75	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

	WOART 2019-B		WOART 2019-C		WOART 2020-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	426,210,263.32	48.5%	546,194,881.37	48.5%	413,128,723.77	47.2%
Georgia	154,754,761.42	17.6%	200,709,566.07	17.8%	158,548,027.62	18.1%
North Carolina	144,718,274.58	16.5%	171,353,019.12	15.2%	139,795,937.96	16.0%
Alabama	76,233,182.59	8.7%	104,016,121.55	9.2%	83,354,522.71	9.5%
South Carolina	61,181,229.83	7.0%	78,430,222.22	7.0%	63,386,874.23	7.2%
All Others	16,385,397.44	1.9%	24,822,631.96	2.2%	16,242,511.66	1.9%
Total	879,483,109.18	100.0%	1,125,526,442.29	100.0%	874,456,597.95	100.0%

	WOART 2020-B		WOART 2020-C		WOART 2021-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	384,881,246.88	43.0%	591,296,424.16	44.8%	546,452,352.40	47.2%
Georgia	171,964,205.72	19.2%	238,445,856.61	18.1%	213,976,613.86	18.5%
North Carolina	163,864,152.21	18.3%	234,078,271.96	17.8%	183,651,677.94	15.9%
Alabama	86,919,788.04	9.7%	125,773,934.54	9.5%	100,695,854.54	8.7%
South Carolina	70,030,955.85	7.8%	104,949,105.94	8.0%	84,904,223.20	7.3%
All Others	18,101,490.65	2.0%	23,862,222.08	1.8%	27,840,443.01	2.4%
Total	895,761,839.35	100.0%	1,318,405,815.29	100.0%	1,157,521,164.95	100.0%

	WOART 2021-B		WOART 2021-C		WOART 2021-D
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	532,534,713.57	48.3%	590,360,107.40	49.1%	585,417,712.29	49.4%
Georgia	200,802,578.80	18.2%	218,878,016.62	18.2%	211,484,635.08	17.9%
North Carolina	174,289,191.51	15.8%	181,587,628.74	15.1%	176,337,371.99	14.9%
Alabama	99,607,826.99	9.0%	105,992,224.61	8.8%	105,491,323.80	8.9%
South Carolina	73,786,774.62	6.7%	78,632,807.44	6.5%	79,356,536.41	6.7%
All Others	21,898,677.70	2.0%	27,447,967.48	2.3%	25,909,000.40	2.2%
Total	1,102,919,763.19	100%	1,202,898,752.29	100%	1,183,996,579.97	100%

	WOART 2022-A		WOART 2022-B(3)		WOART 2022-B(4)
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	460,536,300.32	47.8%	443,040,438.42	48.1%	522,072,382.33	48.2%
Georgia	183,312,277.56	19.0%	167,406,176.43	18.2%	198,057,049.60	18.3%
North Carolina	145,858,794.15	15.1%	143,808,483.10	15.6%	167,654,160.68	15.5%
Alabama	89,418,303.24	9.3%	83,961,702.35	9.1%	98,352,536.54	9.1%
South Carolina	62,055,764.99	6.4%	58,788,867.32	6.4%	68,030,470.99	6.3%
All Others	23,029,263.27	2.4%	24,252,760.20	2.6%	29,803,317.52	2.7%
Total	964,210,703.53	100%	921,258,427.82	100%	1,083,969,917.66	100%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

(3)	If the aggregate initial principal amount of the Notes is $835,530,000, this table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus.

(4)	If the aggregate initial principal amount of the Notes is $983,170,000, this table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of Receivables. The pool balance means, as of the last day of the related Collection Period, the aggregate principal balance of the Receivables held by the related Issuing Entity as of the last day of the related Collection Period less the yield supplement overcollateralization amount of those Receivables as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

WOART 2017-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,306,207,871	543	10,018,700	78	1,698,535	0	0	0	0	0.13%
2	1,266,465,103	633	11,960,485	126	2,587,410	24	523,812	0	0	0.25%
3	1,226,915,563	697	13,056,082	186	3,884,094	28	504,748	0	0	0.36%
4	1,189,438,525	796	14,841,085	205	4,160,476	45	998,359	0	0	0.43%
5	1,150,037,094	769	14,322,839	247	4,809,257	57	1,031,147	0	0	0.51%
6	1,115,671,173	800	15,449,391	246	4,607,634	61	997,908	0	0	0.50%
7	1,079,191,247	714	13,377,421	193	3,848,053	61	1,026,229	0	0	0.45%
8	1,043,922,242	808	15,100,880	178	3,373,716	50	897,123	0	0	0.41%
9	1,008,532,470	964	18,249,780	224	4,446,213	51	851,277	0	0	0.53%
10	969,232,523	881	16,773,485	300	5,650,485	54	1,023,746	0	0	0.69%
11	933,964,677	731	14,087,821	264	5,401,226	61	1,066,418	0	0	0.69%
12	895,186,943	681	12,850,323	198	3,871,263	51	978,508	0	0	0.54%
13	859,041,418	680	12,801,591	213	4,085,556	36	605,057	0	0	0.55%
14	825,244,399	714	13,688,562	212	3,871,880	41	715,650	0	0	0.56%
15	794,776,101	749	13,792,857	209	4,118,362	37	551,080	0	0	0.59%
16	763,411,601	742	13,539,256	223	4,046,370	35	658,446	0	0	0.62%
17	732,035,286	726	13,776,900	220	4,165,438	45	670,626	0	0	0.66%
18	704,904,723	766	14,419,648	275	4,953,598	39	756,289	0	0	0.81%
19	675,912,877	739	13,229,973	232	4,253,258	50	801,112	0	0	0.75%
20	649,425,296	746	13,290,697	217	3,900,230	38	638,834	0	0	0.70%
21	622,409,449	770	13,876,104	234	4,235,589	46	767,884	0	0	0.80%
22	595,934,064	716	12,652,543	237	4,418,372	45	822,133	0	0	0.88%
23	573,668,304	622	11,609,563	210	3,620,276	34	490,473	0	0	0.72%
24	549,064,602	629	11,318,374	152	2,711,846	41	553,061	0	0	0.59%
25	525,482,005	591	10,628,775	156	2,759,825	27	403,070	0	0	0.60%
26	501,135,591	588	10,334,875	164	2,742,276	33	513,339	0	0	0.65%
27	479,969,521	657	11,342,292	198	3,386,263	36	473,149	0	0	0.80%
28	457,118,890	623	11,112,318	192	3,426,835	41	649,321	0	0	0.89%
29	435,550,654	604	10,378,307	196	3,544,597	32	532,087	0	0	0.94%
30	415,925,011	599	10,366,595	185	3,208,720	45	866,061	0	0	0.98%
31	395,397,755	575	9,835,566	173	3,071,454	41	660,230	0	0	0.94%
32	377,611,543	610	10,253,826	158	2,590,401	36	623,039	0	0	0.85%
33	359,033,578	600	9,761,296	180	3,015,044	31	441,106	0	0	0.96%
34	340,915,136	523	8,581,778	162	2,684,169	34	521,375	0	0	0.94%
35	325,258,200	467	7,538,999	148	2,513,096	24	280,813	0	0	0.86%
36	308,669,307	428	6,808,605	135	2,257,394	28	427,777	0	0	0.87%
37	295,000,099	235	3,619,217	88	1,298,517	39	569,942	0	0	0.63%
38	280,969,667	223	3,278,175	77	1,139,810	36	447,000	0	0	0.56%
39	266,409,651	237	3,601,838	63	895,307	33	462,148	0	0	0.51%
40	251,638,109	259	3,877,550	77	1,126,355	19	244,265	0	0	0.54%
41	237,921,280	293	4,362,136	91	1,352,358	21	258,735	0	0	0.68%
42	224,202,500	316	4,486,594	91	1,348,558	17	218,583	0	0	0.70%
43	210,756,170	332	4,574,573	81	1,213,282	9	81,221	0	0	0.61%
44	198,474,837	354	4,629,196	99	1,389,413	17	224,286	0	0	0.81%
45	185,573,407	361	4,680,981	96	1,284,725	19	197,478	0	0	0.80%
46	173,367,941	298	3,828,193	81	961,375	8	95,704	0	0	0.61%
47	162,927,620	323	4,039,061	75	915,786	18	140,596	0	0	0.65%
48	149,755,631	249	3,089,478	33	421,128	6	69,307	0	0	0.33%
49	138,320,097	211	2,546,263	34	404,004	5	57,022	0	0	0.33%
50	128,275,747	224	2,553,214	51	542,752	5	44,602	0	0	0.46%

WOART 2017-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	673,265,778	102	2,482,524	32	812,405	0	0	0	0	0.12%
2	658,076,792	133	2,925,403	36	957,444	9	180,823	0	0	0.17%
3	642,259,193	144	3,123,722	42	893,648	8	207,621	0	0	0.17%
4	626,988,881	137	3,112,586	58	1,058,378	12	181,494	0	0	0.20%
5	611,235,876	163	4,031,021	47	943,500	22	329,074	0	0	0.21%
6	594,246,192	168	4,150,695	54	1,189,424	8	76,800	0	0	0.21%
7	578,694,079	151	3,585,541	62	1,515,933	12	175,870	0	0	0.29%
8	560,380,760	138	3,259,075	49	1,124,871	14	284,793	0	0	0.25%
9	543,030,399	129	3,138,423	43	894,009	17	305,961	0	0	0.22%
10	524,770,139	137	3,229,929	41	909,906	8	75,400	0	0	0.19%
11	507,531,304	180	4,376,699	46	1,002,862	10	170,648	0	0	0.23%
12	491,273,066	157	3,614,838	57	1,235,831	12	239,573	0	0	0.30%
13	474,365,214	173	3,783,816	45	1,011,938	19	390,053	0	0	0.30%
14	460,172,647	196	4,563,136	69	1,535,177	10	155,508	0	0	0.37%
15	443,732,792	168	3,842,882	72	1,691,262	21	368,723	0	0	0.46%
16	428,394,939	183	4,050,003	71	1,663,014	19	334,532	0	0	0.47%
17	414,348,263	190	4,179,646	91	1,917,495	19	342,708	0	0	0.55%
18	399,458,182	172	3,652,789	66	1,574,842	27	514,982	0	0	0.52%
19	386,175,700	149	3,172,270	57	1,140,420	14	343,548	0	0	0.38%
20	372,192,520	150	3,276,920	52	1,038,613	16	351,416	0	0	0.37%
21	357,350,941	126	2,697,229	53	1,083,828	17	263,927	0	0	0.38%
22	342,669,062	145	3,118,671	44	864,897	19	285,142	0	0	0.34%
23	329,211,183	171	3,601,567	49	976,191	14	234,864	0	0	0.37%
24	315,425,473	180	3,662,679	39	755,731	16	270,531	0	0	0.33%
25	301,208,579	170	3,388,528	65	1,307,160	8	114,057	0	0	0.47%
26	289,100,306	189	3,820,094	49	886,210	18	320,202	0	0	0.42%
27	275,822,036	181	3,613,238	40	727,689	16	179,293	0	0	0.33%
28	264,862,660	179	3,576,582	54	1,033,037	12	193,607	0	0	0.46%
29	253,164,083	194	3,649,133	57	1,105,921	7	74,196	0	0	0.47%
30	241,145,288	163	3,037,331	57	1,040,252	10	181,329	0	0	0.51%
31	231,036,995	150	2,792,082	56	1,073,658	7	85,318	0	0	0.50%
32	219,981,451	148	2,641,159	42	786,242	16	290,598	0	0	0.49%
33	210,450,960	92	1,470,304	36	548,451	16	284,698	0	0	0.40%
34	201,429,725	82	1,382,220	34	516,885	17	243,573	0	0	0.38%
35	191,645,243	98	1,607,200	28	455,220	13	190,698	0	0	0.34%
36	181,545,878	102	1,726,112	20	334,394	12	168,398	0	0	0.28%
37	172,900,666	96	1,572,862	39	557,058	9	128,098	0	0	0.40%
38	163,827,652	117	1,904,479	28	434,407	7	100,460	0	0	0.33%
39	155,442,697	126	1,965,403	25	402,023	5	52,699	0	0	0.29%
40	147,579,987	127	1,813,255	38	570,185	5	71,173	0	0	0.43%
41	139,492,072	132	1,898,464	36	507,907	9	145,085	0	0	0.47%
42	131,305,413	100	1,457,926	32	510,407	9	76,900	0	0	0.45%
43	124,366,220	109	1,471,539	27	397,793	8	108,977	0	0	0.41%
44	115,387,197	77	1,019,002	12	117,383	3	42,622	0	0	0.14%
45	107,905,802	73	943,267	11	140,624	4	16,625	0	0	0.15%
46	101,002,902	80	981,986	21	284,599	1	19,803	0	0	0.30%
47	94,363,874	76	957,509	23	286,778	2	23,592	0	0	0.33%
48	88,113,203	87	1,074,236	14	160,615	4	44,266	0	0	0.23%
49	81,881,777	93	1,112,805	20	197,527	5	44,479	0	0	0.30%
50	76,195,712	101	1,148,650	17	204,687	0	0	0	0	0.27%
51	70,708,796	90	964,082	17	184,990	2	9,104	0	0	0.27%
52	65,058,548	85	876,910	15	160,708	2	17,301	0	0	0.27%

WOART 2018-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,015,840,235	161	3,725,598	38	857,951	2	9,380	0	0	0.09%
2	984,731,512	168	3,819,139	45	1,052,490	6	76,022	0	0	0.11%
3	956,572,833	162	3,796,150	56	1,150,485	13	240,964	0	0	0.15%
4	927,672,536	190	4,008,217	48	1,183,016	10	157,517	0	0	0.14%
5	899,754,622	182	4,012,987	53	1,131,941	11	252,221	0	0	0.15%
6	871,537,090	195	4,285,159	51	1,040,465	13	188,097	0	0	0.14%
7	842,914,442	198	4,379,479	60	1,315,466	18	351,499	0	0	0.20%
8	816,582,771	249	5,537,682	66	1,462,290	20	365,247	0	0	0.22%
9	788,187,636	216	4,582,773	78	1,747,669	14	245,530	0	0	0.25%
10	762,973,971	240	5,166,514	75	1,545,944	20	510,758	0	0	0.27%
11	738,701,440	257	5,540,136	91	1,795,890	22	328,544	0	0	0.29%
12	712,581,694	215	4,589,482	86	1,696,629	18	309,683	0	0	0.28%
13	690,501,174	197	4,130,389	73	1,479,305	17	337,300	0	0	0.26%
14	664,201,959	214	4,670,867	56	1,093,619	21	320,779	0	0	0.21%
15	639,901,961	217	4,559,691	55	1,177,737	15	150,690	0	0	0.21%
16	615,168,985	227	4,896,611	55	1,150,207	16	275,935	0	0	0.23%
17	592,354,202	232	4,972,393	68	1,485,026	13	136,109	0	0	0.27%
18	568,025,846	234	4,745,645	64	1,470,742	15	285,683	0	0	0.31%
19	543,466,030	230	4,643,990	72	1,554,674	15	292,842	0	0	0.34%
20	520,979,709	236	4,943,165	71	1,428,292	16	295,285	0	0	0.33%
21	499,462,997	238	4,738,972	71	1,477,543	24	555,275	0	0	0.41%
22	480,168,759	239	4,761,685	74	1,310,631	11	247,043	0	0	0.32%
23	460,568,652	259	5,050,429	68	1,320,475	19	263,068	0	0	0.34%
24	440,019,324	229	4,477,210	79	1,526,923	17	323,561	0	0	0.42%
25	422,129,089	233	4,595,985	73	1,403,369	20	316,638	0	0	0.41%
26	404,266,328	184	3,495,800	63	1,216,688	22	438,160	0	0	0.41%
27	388,504,726	123	2,298,521	37	702,259	25	509,388	0	0	0.31%
28	372,157,423	107	2,117,595	38	602,169	18	373,090	0	0	0.26%
29	355,359,656	120	2,260,096	23	393,852	16	201,570	0	0	0.17%
30	338,645,252	134	2,546,376	31	560,980	11	141,868	0	0	0.21%
31	322,798,178	132	2,397,361	43	794,118	12	214,150	0	0	0.31%
32	306,675,340	149	2,613,126	34	656,516	12	225,857	0	0	0.29%
33	291,110,281	165	2,856,734	46	771,961	11	214,872	0	0	0.34%
34	277,008,397	164	2,855,506	53	901,882	12	142,907	0	0	0.38%
35	263,092,134	189	3,238,751	32	576,746	11	121,916	0	0	0.27%
36	249,211,960	144	2,386,201	44	682,895	6	73,226	0	0	0.30%
37	236,692,894	148	2,444,660	41	572,689	10	92,968	0	0	0.28%
38	221,611,359	122	1,891,627	19	307,030	10	56,174	0	0	0.16%
39	208,174,757	95	1,488,935	31	483,688	2	20,704	0	0	0.24%
40	196,394,181	91	1,476,705	25	342,549	10	121,188	0	0	0.24%
41	183,874,880	106	1,507,374	27	417,266	7	89,898	0	0	0.28%
42	172,114,926	116	1,690,858	29	349,418	4	43,696	0	0	0.23%
43	160,945,395	109	1,518,405	30	431,533	7	73,721	0	0	0.31%
44	150,573,548	128	1,700,757	36	494,580	2	15,779	0	0	0.34%
45	141,171,072	144	1,759,570	31	468,823	8	91,925	0	0	0.40%
46	131,755,191	125	1,658,432	37	454,082	5	52,077	0	0	0.38%
47	122,874,284	121	1,469,480	26	352,296	10	137,502	0	0	0.40%
48	114,086,246	125	1,507,805	30	344,964	7	101,703	0	0	0.39%
49	106,034,730	118	1,389,033	29	375,942	4	41,910	0	0	0.39%

WOART 2018-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	840,746,738	133	2,960,709	24	620,926	0	0	0	0	0.07%
2	818,071,504	160	3,559,887	27	632,378	7	208,824	0	0	0.10%
3	796,182,272	186	4,177,665	47	1,039,079	3	54,268	0	0	0.14%
4	772,797,156	191	4,232,018	52	1,134,994	14	302,970	0	0	0.19%
5	748,933,504	158	3,445,928	54	1,121,461	14	284,432	0	0	0.19%
6	728,674,906	206	4,279,267	54	1,240,425	20	399,088	0	0	0.22%
7	705,750,191	198	4,342,890	50	978,597	16	274,264	0	0	0.18%
8	683,607,608	190	4,065,596	62	1,302,272	12	201,728	0	0	0.22%
9	662,224,243	231	5,308,151	66	1,605,834	15	288,746	0	0	0.29%
10	639,730,708	192	4,443,950	71	1,505,475	15	299,708	0	0	0.28%
11	619,150,062	186	4,074,778	55	1,146,613	12	255,392	0	0	0.23%
12	597,795,988	198	4,282,016	51	1,078,866	9	204,762	0	0	0.21%
13	577,029,138	184	4,099,503	55	1,200,537	14	241,561	0	0	0.25%
14	555,125,571	217	4,972,987	56	1,192,802	13	235,340	0	0	0.26%
15	535,690,718	219	4,911,741	68	1,254,243	20	426,778	0	0	0.31%
16	515,590,565	245	5,236,057	53	1,085,774	10	157,483	0	0	0.24%
17	496,007,056	225	4,895,731	62	1,376,199	10	178,975	0	0	0.31%
18	476,931,979	234	4,835,525	65	1,559,195	17	373,211	0	0	0.41%
19	457,437,132	202	4,057,099	71	1,525,457	15	291,827	0	0	0.40%
20	440,331,520	216	4,631,425	66	1,488,790	17	292,161	0	0	0.40%
21	421,530,776	224	4,598,893	68	1,340,579	16	333,486	0	0	0.40%
22	402,650,590	214	4,171,132	76	1,616,368	15	281,347	0	0	0.47%
23	387,005,470	199	4,032,176	65	1,408,207	15	285,084	0	0	0.44%
24	370,346,743	173	3,499,031	70	1,328,667	12	270,621	0	0	0.43%
25	356,449,356	104	1,924,438	54	963,103	21	398,282	0	0	0.38%
26	342,565,617	92	1,578,098	39	748,559	18	320,822	0	0	0.31%
27	327,986,396	90	1,803,748	34	557,208	18	374,027	0	0	0.28%
28	313,192,328	128	2,480,264	33	709,630	14	208,321	0	0	0.29%
29	299,016,663	112	2,244,939	58	1,087,573	9	164,131	0	0	0.42%
30	283,947,653	139	2,768,240	45	829,025	8	141,769	0	0	0.34%
31	270,284,714	144	2,838,683	39	685,764	8	104,940	0	0	0.29%
32	257,467,205	171	3,260,024	46	866,772	13	219,217	0	0	0.42%
33	243,856,188	174	3,209,512	45	769,113	11	189,786	0	0	0.39%
34	231,002,745	119	2,224,229	52	848,742	7	103,518	0	0	0.41%
35	220,780,548	119	2,141,453	36	665,824	12	136,734	0	0	0.36%
36	207,465,425	74	1,279,869	19	347,397	7	99,361	0	0	0.22%
37	195,713,539	63	1,116,680	15	249,129	4	48,521	0	0	0.15%
38	184,907,391	79	1,278,920	13	232,038	2	25,242	0	0	0.14%
39	173,573,245	77	1,263,824	23	325,607	1	25,299	0	0	0.20%
40	163,570,806	97	1,561,100	24	304,518	6	67,890	0	0	0.23%
41	153,752,911	96	1,530,728	28	399,311	4	14,179	0	0	0.27%
42	144,230,466	90	1,407,700	22	331,318	1	12,994	0	0	0.24%
43	136,107,490	105	1,549,196	25	352,659	1	9,914	0	0	0.27%
44	127,833,222	123	1,840,719	25	317,742	5	65,462	0	0	0.30%
45	119,467,772	103	1,415,956	21	287,173	11	139,554	0	0	0.36%
46	111,752,017	94	1,303,865	31	377,940	2	25,701	0	0	0.36%
47	104,818,992	96	1,245,106	28	389,192	9	116,213	0	0	0.48%
48	96,690,144	71	884,535	20	256,783	2	23,815	0	0	0.29%

WOART 2018-c

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,028,745,017	154	3,817,511	46	1,225,568	10	270,103	0	0	0.15%
2	1,003,761,182	212	5,486,944	57	1,462,689	14	303,689	0	0	0.18%
3	975,339,718	182	4,573,329	62	1,591,408	19	376,740	0	0	0.20%
4	950,302,970	204	5,440,985	57	1,289,405	20	568,833	0	0	0.20%
5	924,909,120	207	5,239,650	70	1,703,199	16	403,579	0	0	0.23%
6	898,614,259	206	5,330,855	74	1,677,231	19	355,553	0	0	0.23%
7	874,255,327	186	4,713,779	65	1,521,242	12	146,035	0	0	0.19%
8	846,509,938	223	5,389,017	57	1,334,524	17	211,718	0	0	0.18%
9	818,334,164	186	4,682,070	69	1,587,794	11	101,875	0	0	0.21%
10	789,039,643	215	5,289,355	50	1,188,863	22	393,376	0	0	0.20%
11	763,284,740	231	5,599,247	82	1,902,347	18	382,231	0	0	0.30%
12	736,028,001	276	6,924,531	53	1,094,110	20	507,875	0	0	0.22%
13	708,628,318	254	6,137,575	87	1,955,151	13	317,310	0	0	0.32%
14	683,844,711	263	6,273,288	71	1,661,664	24	397,207	0	0	0.30%
15	657,530,300	245	5,694,020	69	1,616,133	18	377,446	0	0	0.30%
16	633,418,044	254	5,830,847	71	1,523,978	22	456,566	0	0	0.31%
17	609,603,234	300	7,052,785	76	1,658,328	13	256,130	0	0	0.31%
18	584,971,506	274	6,146,471	86	1,932,950	17	301,935	0	0	0.38%
19	563,801,898	246	5,633,675	90	1,925,039	19	432,945	0	0	0.42%
20	540,367,267	219	4,741,205	68	1,501,787	21	392,680	0	0	0.35%
21	520,459,036	133	2,874,707	59	1,100,675	17	361,462	0	0	0.28%
22	500,930,621	120	2,598,021	36	734,329	24	388,942	0	0	0.22%
23	480,502,903	120	2,606,135	39	906,862	15	255,458	0	0	0.24%
24	459,593,673	171	3,845,630	38	763,465	17	389,714	0	0	0.25%
25	439,483,511	179	3,944,798	65	1,399,017	12	267,565	0	0	0.38%
26	417,739,805	194	4,334,461	63	1,374,456	17	279,507	0	0	0.40%
27	397,657,092	216	4,602,594	70	1,526,415	18	262,967	0	0	0.45%
28	379,072,741	239	4,975,421	70	1,500,562	16	275,630	0	0	0.47%
29	359,946,867	220	4,565,101	77	1,520,528	20	331,111	0	0	0.51%
30	341,463,551	176	3,551,894	50	1,034,291	24	378,347	0	0	0.41%
31	325,188,889	187	3,447,455	47	952,787	12	243,374	0	0	0.37%
32	305,441,862	133	2,568,628	32	515,400	7	138,542	0	0	0.21%
33	287,893,265	121	2,254,432	36	622,818	13	149,591	0	0	0.27%
34	272,702,371	133	2,523,418	37	688,445	8	95,191	0	0	0.29%
35	256,886,050	121	2,100,497	36	613,113	8	127,007	0	0	0.29%
36	242,675,675	140	2,447,877	39	624,226	2	41,768	0	0	0.27%
37	228,019,999	136	2,352,310	37	656,362	10	111,907	0	0	0.34%
38	214,915,405	131	2,109,236	41	715,725	7	90,904	0	0	0.38%
39	202,664,095	165	2,571,202	39	620,336	7	90,830	0	0	0.35%
40	190,454,322	171	2,574,631	39	581,402	11	172,712	0	0	0.40%
41	178,864,616	150	2,220,862	44	637,582	11	134,559	0	0	0.43%
42	168,331,467	176	2,475,673	43	658,246	11	140,232	0	0	0.47%
43	158,118,844	158	2,207,149	40	614,854	9	116,527	0	0	0.46%
44	146,492,618	118	1,618,787	37	524,639	3	21,701	0	0	0.37%

WOART 2018-d

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,064,593,493	141	4,157,800	33	1,009,848	1	34,892	0	0	0.10%
2	1,040,293,886	164	4,625,868	55	1,428,959	7	210,470	0	0	0.16%
3	1,014,898,313	190	5,546,858	65	1,714,234	28	665,513	0	0	0.23%
4	986,500,399	198	5,641,904	78	2,165,443	20	542,327	0	0	0.27%
5	961,463,112	179	4,933,613	58	1,384,775	17	409,869	0	0	0.19%
6	933,366,359	186	5,522,760	62	1,503,148	16	348,192	0	0	0.20%
7	906,325,903	173	4,784,921	43	1,050,764	18	229,054	0	0	0.14%
8	878,090,439	186	5,281,532	51	1,310,842	10	231,319	0	0	0.18%
9	850,541,505	216	6,244,597	55	1,462,753	15	308,898	0	0	0.21%
10	821,102,926	222	5,860,828	57	1,661,766	17	330,528	0	0	0.24%
11	792,369,308	205	5,508,485	89	2,241,466	15	400,997	0	0	0.33%
12	765,885,238	249	6,654,226	76	1,960,680	16	422,564	0	0	0.31%
13	738,086,695	253	6,643,225	78	1,945,262	17	346,346	0	0	0.31%
14	714,528,985	253	6,680,752	98	2,462,269	19	372,461	0	0	0.40%
15	689,790,211	254	6,626,380	90	2,345,786	32	726,571	0	0	0.45%
16	662,928,401	247	6,343,970	89	2,270,445	23	455,624	0	0	0.41%
17	641,762,166	234	6,016,081	74	1,793,765	18	417,186	0	0	0.34%
18	617,464,573	199	4,886,924	81	2,014,592	19	390,938	0	0	0.39%
19	595,883,239	132	3,076,398	58	1,200,455	39	945,747	0	0	0.36%
20	573,598,239	127	2,986,616	48	1,058,111	31	661,211	0	0	0.30%
21	550,745,783	128	3,000,684	49	1,127,816	17	279,834	0	0	0.26%
22	528,569,190	166	3,829,788	48	1,183,009	18	322,551	0	0	0.28%
23	506,230,554	167	3,932,444	51	1,142,206	18	503,318	0	0	0.33%
24	483,787,676	218	5,120,883	56	1,173,736	14	282,754	0	0	0.30%
25	461,780,777	211	4,863,463	76	1,736,411	10	177,780	0	0	0.41%
26	441,917,819	216	4,817,872	70	1,659,063	24	472,518	0	0	0.48%
27	421,753,259	228	4,979,218	67	1,446,431	13	245,520	0	0	0.40%
28	402,331,765	180	4,173,371	67	1,414,536	9	131,411	0	0	0.38%
29	384,889,338	176	3,816,513	61	1,439,968	17	241,273	0	0	0.44%
30	362,473,531	137	2,839,170	32	597,711	6	105,169	0	0	0.19%
31	342,480,552	122	2,490,995	34	587,629	7	109,020	0	0	0.20%
32	324,447,736	133	2,696,732	27	559,495	12	121,727	0	0	0.21%
33	306,055,570	168	3,316,842	39	719,187	2	31,241	0	0	0.25%
34	288,194,564	153	3,011,393	37	734,053	13	150,416	0	0	0.31%
35	271,744,676	153	2,926,249	35	685,555	8	130,737	0	0	0.30%
36	256,978,404	147	2,849,018	36	691,274	4	4,697	0	0	0.27%
37	243,447,729	156	2,927,225	46	799,353	9	150,630	0	0	0.39%
38	230,222,244	163	2,935,572	49	900,560	8	127,690	0	0	0.45%
39	217,609,456	163	2,885,875	37	701,944	14	217,703	0	0	0.42%
40	204,950,650	148	2,562,577	44	837,544	7	116,208	0	0	0.47%
41	193,833,485	132	2,181,921	44	861,978	10	172,629	0	0	0.53%
42	181,074,455	140	2,312,860	28	479,044	3	58,136	0	0	0.30%

WOART 2019-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,060,528,825	176	3,858,365	23	549,878	0	0	0	0	0.05%
2	1,032,481,521	162	3,859,368	51	1,259,199	5	131,051	0	0	0.13%
3	1,001,025,082	196	4,387,321	41	1,021,073	10	176,520	0	0	0.12%
4	969,358,275	180	4,199,566	52	1,116,131	16	279,357	0	0	0.14%
5	937,340,125	205	4,410,026	58	1,407,317	14	277,924	0	0	0.18%
6	908,787,449	240	5,439,118	74	1,519,310	16	217,874	0	0	0.19%
7	878,263,913	216	4,791,473	59	1,327,439	19	324,040	0	0	0.19%
8	847,872,449	228	5,093,878	78	1,679,772	13	248,575	0	0	0.23%
9	820,354,424	266	6,255,007	56	1,257,510	24	503,124	0	0	0.21%
10	789,137,945	238	5,768,673	82	1,743,418	17	344,568	0	0	0.26%
11	761,433,496	277	6,716,676	59	1,239,513	20	363,975	0	0	0.21%
12	733,985,957	282	6,694,371	93	2,255,470	16	430,288	0	0	0.37%
13	705,304,342	282	6,627,102	98	2,258,315	18	398,490	0	0	0.38%
14	681,414,509	252	5,617,509	90	2,080,589	21	352,512	0	0	0.36%
15	653,624,064	224	5,003,889	88	2,056,618	32	550,574	0	0	0.40%
16	630,061,230	149	2,707,693	46	1,106,041	38	907,086	0	0	0.32%
17	607,301,852	146	3,220,405	53	1,012,746	21	503,607	0	0	0.25%
18	583,768,720	153	3,333,638	49	1,232,238	37	689,802	0	0	0.33%
19	559,924,390	168	3,679,202	45	952,290	26	693,331	0	0	0.29%
20	536,249,064	176	4,002,787	69	1,536,838	15	373,979	0	0	0.36%
21	512,229,987	187	4,059,248	73	1,749,852	15	266,062	0	0	0.39%
22	488,949,494	221	4,586,820	57	1,094,070	15	336,739	0	0	0.29%
23	468,265,002	233	4,686,830	65	1,293,084	13	245,196	0	0	0.33%
24	447,106,027	219	4,486,219	61	1,185,804	16	320,541	0	0	0.34%
25	427,055,144	186	3,804,658	45	913,496	18	233,338	0	0	0.27%
26	409,319,963	167	3,784,959	63	1,063,274	9	185,240	0	0	0.31%
27	386,505,113	102	2,144,375	35	658,421	12	119,005	0	0	0.20%
28	366,610,797	104	2,108,518	29	613,900	7	122,710	0	0	0.20%
29	348,791,803	130	2,673,522	31	563,848	10	230,537	0	0	0.23%
30	329,853,246	119	2,446,566	38	587,508	12	157,419	0	0	0.23%
31	312,278,960	135	2,817,083	37	689,354	8	86,663	0	0	0.25%
32	295,829,186	127	2,444,723	27	513,288	10	130,712	0	0	0.22%
33	280,861,579	134	2,524,557	36	689,195	6	100,716	0	0	0.28%
34	266,974,231	136	2,538,209	43	852,370	8	157,257	0	0	0.38%
35	252,546,326	145	2,672,887	40	734,783	6	125,348	0	0	0.34%
36	239,123,995	139	2,526,987	37	603,684	8	121,808	0	0	0.30%
37	226,429,057	137	2,464,283	35	621,329	11	143,393	0	0	0.34%
38	214,731,038	130	2,357,881	40	645,075	8	123,059	0	0	0.36%
39	201,759,722	141	2,441,698	26	446,611	5	51,834	0	0	0.25%

WOART 2019-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	832,829,713	117	2,542,334	19	496,135	1	22,466	0	0	0.06%
2	809,601,571	157	3,876,189	35	823,497	7	153,656	0	0	0.12%
3	783,413,855	170	3,509,514	41	1,166,173	5	158,919	0	0	0.17%
4	757,577,204	148	3,035,152	57	1,154,353	13	359,587	0	0	0.20%
5	734,112,368	162	3,628,459	43	932,048	19	320,489	0	0	0.17%
6	709,273,198	155	3,322,224	42	818,495	14	350,208	0	0	0.16%
7	686,469,372	190	4,159,978	51	989,386	13	151,599	0	0	0.17%
8	662,468,293	208	4,663,587	66	1,446,208	12	204,682	0	0	0.25%
9	638,109,574	202	4,436,720	64	1,605,701	16	232,865	0	0	0.29%
10	616,622,231	207	4,808,627	65	1,328,599	15	435,061	0	0	0.29%
11	593,328,849	188	4,141,140	63	1,375,043	13	206,927	0	0	0.27%
12	572,535,210	119	2,205,216	46	977,809	20	514,932	0	0	0.26%
13	552,040,836	116	2,561,412	39	748,964	24	447,720	0	0	0.22%
14	530,906,320	126	2,906,296	37	928,564	16	243,026	0	0	0.22%
15	509,009,466	132	2,728,158	45	1,066,883	19	425,337	0	0	0.29%
16	488,057,291	139	2,915,777	63	1,374,008	12	227,774	0	0	0.33%
17	466,572,637	165	3,487,629	49	1,064,087	17	267,787	0	0	0.29%
18	445,247,185	166	3,639,499	68	1,549,636	12	180,171	0	0	0.39%
19	426,217,315	173	3,523,016	58	1,212,604	15	283,331	0	0	0.35%
20	406,001,899	172	3,599,307	58	1,182,332	13	266,273	0	0	0.36%
21	386,658,612	134	2,740,865	50	1,058,392	12	184,651	0	0	0.32%
22	370,364,619	137	2,978,523	46	957,579	12	223,865	0	0	0.32%
23	350,470,835	94	2,023,276	25	483,295	7	45,362	0	0	0.15%
24	331,568,304	89	1,769,346	24	521,626	8	106,347	0	0	0.19%
25	314,774,166	93	1,997,167	25	459,295	9	105,526	0	0	0.18%
26	298,354,045	103	2,175,151	27	536,297	9	149,064	0	0	0.23%
27	282,629,159	103	2,121,612	29	590,884	10	160,365	0	0	0.27%
28	266,381,405	97	2,038,259	36	702,047	6	117,509	0	0	0.31%
29	251,979,423	102	2,082,674	32	704,401	11	137,088	0	0	0.33%
30	238,759,564	106	2,128,460	33	656,792	8	131,067	0	0	0.33%
31	226,692,443	111	2,258,282	31	598,246	9	155,720	0	0	0.33%
32	214,444,896	99	1,938,247	39	741,328	3	38,169	0	0	0.36%
33	203,228,014	111	2,097,930	45	886,487	5	75,379	0	0	0.47%
34	192,762,268	99	1,951,922	41	774,794	8	161,017	0	0	0.49%
35	181,303,157	96	1,814,065	20	363,225	7	164,693	0	0	0.29%

WOART 2019-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,064,743,655	262	6,059,231	34	912,503	0	0	0	0	0.09%
2	1,033,454,758	291	6,772,413	65	1,573,839	16	366,744	0	0	0.19%
3	999,104,939	253	5,744,077	86	1,997,801	20	352,050	0	0	0.24%
4	968,815,626	286	6,450,555	73	1,712,711	21	425,367	0	0	0.22%
5	933,383,000	249	5,435,876	82	1,903,390	27	609,389	0	0	0.27%
6	901,182,167	157	3,073,066	68	1,191,173	36	822,049	0	0	0.22%
7	871,924,153	149	3,220,480	49	856,564	40	768,102	0	0	0.19%
8	840,176,508	156	3,249,308	38	785,292	32	407,615	0	0	0.14%
9	808,063,901	223	5,333,342	42	722,429	25	538,528	0	0	0.16%
10	776,156,825	211	4,975,082	86	2,041,651	20	353,764	0	0	0.31%
11	742,509,564	241	5,490,339	68	1,565,338	23	539,773	0	0	0.28%
12	712,069,442	261	5,754,201	67	1,564,043	23	380,240	0	0	0.27%
13	683,824,197	308	7,137,924	79	1,714,446	17	324,537	0	0	0.30%
14	654,479,945	275	6,126,300	97	2,220,096	20	343,942	0	0	0.39%
15	625,507,883	234	5,076,025	83	1,826,437	15	293,533	0	0	0.34%
16	599,286,357	244	5,154,217	66	1,432,245	15	229,789	0	0	0.28%
17	566,455,219	141	2,964,224	42	851,710	18	274,294	0	0	0.20%
18	537,042,817	135	2,883,237	43	929,251	9	182,077	0	0	0.21%
19	510,314,927	183	3,729,323	39	718,804	9	143,579	0	0	0.17%
20	482,275,387	175	3,403,166	42	804,291	11	149,695	0	0	0.20%
21	456,209,830	197	3,962,770	42	770,059	14	218,495	0	0	0.22%
22	432,173,059	186	3,726,343	49	979,438	8	172,770	0	0	0.27%
23	410,786,273	198	3,978,135	45	821,411	13	197,530	0	0	0.25%
24	391,092,087	210	4,193,472	46	915,778	7	128,413	0	0	0.27%
25	371,426,512	197	3,903,134	52	1,098,346	11	180,610	0	0	0.34%
26	352,985,074	201	3,981,440	54	959,532	10	151,862	0	0	0.31%
27	335,975,366	173	3,418,047	55	1,181,654	9	166,563	0	0	0.40%
28	320,093,429	168	3,219,771	41	900,991	7	195,525	0	0	0.34%
29	302,273,163	159	3,121,144	42	842,736	6	147,379	0	0	0.33%

WOART 2020-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	828,958,072	134	3,714,549	43	1,190,720	6	175,989	0	0	0.16%
2	808,214,841	75	1,745,699	32	805,158	23	686,908	0	0	0.18%
3	787,824,318	109	2,665,659	28	694,786	20	417,798	0	0	0.14%
4	765,751,939	105	2,789,526	28	611,575	16	370,650	0	0	0.13%
5	740,766,567	144	3,686,547	40	1,054,895	15	290,595	0	0	0.18%
6	716,661,323	157	4,119,229	57	1,401,780	15	335,218	0	0	0.24%
7	691,112,020	178	4,693,598	58	1,493,665	16	328,050	0	0	0.26%
8	666,003,024	175	4,603,059	61	1,586,400	16	264,411	0	0	0.28%
9	643,432,625	201	5,451,571	60	1,497,399	14	308,960	0	0	0.28%
10	619,529,121	179	4,616,768	58	1,512,719	10	213,735	0	0	0.28%
11	596,212,457	166	4,409,545	54	1,214,333	3	39,714	0	0	0.21%
12	575,626,462	174	4,423,970	50	1,147,196	11	220,835	0	0	0.24%
13	550,379,156	119	3,051,917	24	529,648	16	277,503	0	0	0.15%
14	525,870,931	94	2,324,489	31	614,857	10	257,522	0	0	0.17%
15	503,099,782	126	3,015,346	29	725,795	12	244,580	0	0	0.19%
16	478,715,664	133	3,128,074	35	770,803	4	106,683	0	0	0.18%
17	456,617,232	139	3,169,045	39	862,502	10	190,319	0	0	0.23%
18	435,392,778	150	3,528,635	36	650,416	15	254,683	0	0	0.21%
19	415,459,345	150	3,621,172	45	1,085,436	7	34,511	0	0	0.27%
20	397,536,217	179	4,133,300	49	1,124,746	11	263,615	0	0	0.35%
21	379,412,522	138	3,177,074	57	1,213,999	9	204,288	0	0	0.37%
22	361,832,473	140	3,164,963	42	941,609	12	219,163	0	0	0.32%
23	345,194,442	145	3,262,234	47	1,021,790	11	160,659	0	0	0.34%
24	330,504,912	128	2,830,942	39	833,681	6	127,423	0	0	0.29%
25	313,774,600	136	2,931,814	31	702,439	5	88,671	0	0	0.25%

WOART 2020-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	870,522,637	68	1,598,878	0	0	0	0	0	0	0.00%
2	843,586,132	70	1,792,681	19	395,365	0	0	0	0	0.05%
3	816,575,818	81	1,878,163	23	686,891	9	181,492	0	0	0.11%
4	787,850,572	105	2,459,066	20	410,832	6	119,120	0	0	0.07%
5	759,342,909	96	2,285,862	25	525,465	7	137,323	0	0	0.09%
6	732,979,338	132	3,096,374	26	598,470	10	145,992	0	0	0.10%
7	706,329,828	134	3,261,704	35	826,042	9	124,766	0	0	0.13%
8	680,270,744	108	2,548,470	32	814,741	12	273,988	0	0	0.16%
9	656,797,620	127	3,078,575	31	666,889	9	169,571	0	0	0.13%
10	627,114,797	79	1,649,243	30	700,813	8	113,549	0	0	0.13%
11	599,310,130	79	1,704,025	29	594,756	8	177,369	0	0	0.13%
12	573,929,872	90	2,027,321	21	466,334	10	159,098	0	0	0.11%
13	546,563,795	90	1,924,836	32	707,295	9	135,969	0	0	0.15%
14	521,558,703	91	2,031,556	24	470,274	10	176,289	0	0	0.12%
15	498,042,425	92	1,963,301	29	678,886	9	125,036	0	0	0.16%
16	476,495,506	106	2,386,177	33	691,253	5	120,904	0	0	0.17%
17	455,483,562	91	1,838,439	43	1,038,430	10	172,060	0	0	0.27%
18	435,073,742	97	1,920,457	34	745,817	11	223,821	0	0	0.22%
19	415,191,935	88	1,773,105	26	590,832	8	184,662	0	0	0.19%
20	396,188,690	101	1,890,421	22	442,287	8	163,377	0	0	0.15%
21	379,364,116	97	1,957,682	29	531,391	2	51,126	0	0	0.15%
22	361,268,040	91	1,928,391	22	417,619	7	111,966	0	0	0.15%

WOART 2020-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,276,096,276	101	2,671,182	14	388,636	0	0	0	0	0.03%
2	1,241,623,420	137	3,609,628	30	772,239	4	134,570	0	0	0.07%
3	1,207,987,591	152	3,947,146	37	941,615	9	204,046	0	0	0.09%
4	1,175,548,799	208	5,421,443	56	1,247,733	9	195,142	0	0	0.12%
5	1,142,054,109	196	5,252,916	70	1,666,715	16	208,479	0	0	0.16%
6	1,107,410,426	145	3,530,195	67	1,521,011	20	451,097	0	0	0.18%
7	1,074,136,752	170	4,124,933	52	1,180,543	20	282,205	0	0	0.14%
8	1,031,642,943	134	3,484,592	38	683,866	8	118,808	0	0	0.08%
9	990,752,557	110	2,685,088	40	749,330	11	145,540	0	0	0.09%
10	953,684,887	126	3,046,539	40	942,000	17	191,437	0	0	0.12%
11	912,828,277	132	3,236,795	41	877,489	11	167,677	0	0	0.11%
12	874,991,210	160	3,827,556	42	963,106	17	201,382	0	0	0.13%
13	838,755,582	149	3,685,202	49	1,195,788	11	90,010	0	0	0.15%
14	805,539,321	149	3,646,165	43	1,005,441	15	282,713	0	0	0.16%
15	773,397,468	179	4,212,133	36	866,143	9	248,917	0	0	0.14%
16	741,239,168	174	3,941,179	40	944,537	11	230,603	0	0	0.16%
17	710,123,465	198	4,716,599	40	813,723	18	432,479	0	0	0.18%
18	679,970,376	180	4,310,038	55	1,326,485	7	172,066	0	0	0.22%
19	652,287,957	187	4,276,390	60	1,458,544	5	128,946	0	0	0.24%
20	621,714,180	153	3,425,436	46	1,134,547	10	195,310	0	0	0.21%

WOART 2021-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,091,552,694	182	4,560,540	45	1,218,486	2	49,964	0	0	0.12%
2	1,053,430,072	151	3,735,948	27	562,008	14	334,911	0	0	0.09%
3	1,017,690,084	121	2,791,572	41	823,301	11	166,934	0	0	0.10%
4	981,022,048	138	3,444,307	37	826,731	19	242,344	0	0	0.11%
5	942,799,822	164	3,533,956	43	917,334	9	151,525	0	0	0.11%
6	907,766,963	197	4,480,546	46	1,040,423	13	216,541	0	0	0.14%
7	870,507,809	186	4,402,651	50	1,076,466	10	205,885	0	0	0.15%
8	835,936,312	212	4,932,682	51	1,171,289	16	271,457	0	0	0.17%
9	803,483,390	217	5,024,150	54	1,240,869	14	300,430	0	0	0.19%
10	771,608,900	228	5,148,532	67	1,513,978	11	312,688	0	0	0.24%
11	739,067,058	252	5,691,275	61	1,325,411	18	324,283	0	0	0.22%
12	708,772,611	240	5,512,331	80	1,939,351	15	280,810	0	0	0.31%
13	681,450,829	267	6,266,662	63	1,535,435	17	353,532	0	0	0.28%
14	648,896,791	240	5,321,336	53	1,280,350	13	313,590	0	0	0.25%

WOART 2021-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,062,516,668	120	3,411,283	9	254,516	0	0	0	0	0.02%
2	1,027,453,652	184	5,199,658	31	788,606	1	34,965	0	0	0.08%
3	995,076,791	204	5,354,900	65	1,613,681	5	114,138	0	0	0.17%
4	962,765,806	200	5,511,095	76	1,933,752	22	340,593	0	0	0.24%
5	930,755,107	194	5,530,737	73	1,874,362	16	307,550	0	0	0.23%
6	897,923,749	216	5,915,440	71	1,965,803	15	208,572	0	0	0.24%
7	863,265,484	217	5,736,864	75	1,959,099	18	475,571	0	0	0.28%
8	829,297,385	214	5,727,960	66	1,589,150	21	518,373	0	0	0.25%
9	798,158,815	214	5,791,040	73	1,782,989	22	436,095	0	0	0.28%
10	769,490,301	229	6,175,939	62	1,536,110	15	370,860	0	0	0.25%
11	737,111,251	209	5,488,345	50	1,256,871	12	296,607	0	0	0.21%

WOART 2021-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,134,089,493	183	4,721,581	36	829,539	0	0	0	0	0.07%
2	1,096,266,379	221	5,737,950	51	1,349,427	11	205,329	0	0	0.14%
3	1,059,672,122	239	6,041,226	77	2,106,292	18	346,116	0	0	0.23%
4	1,020,153,591	253	6,462,147	76	1,891,026	21	582,650	0	0	0.24%
5	981,472,917	262	6,631,528	65	1,581,040	19	452,604	0	0	0.21%
6	944,243,736	263	6,649,021	83	2,215,918	12	241,358	0	0	0.26%
7	911,692,762	260	6,277,680	82	2,197,638	15	369,645	0	0	0.28%
8	871,736,430	227	5,443,179	74	1,741,532	12	340,514	0	0	0.24%

WOART 2021-D

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,104,416,377	186	5,490,839	53	1,501,877	4	100,631	0	0	0.15%
2	1,068,855,044	200	5,868,914	60	1,661,003	13	314,121	0	0	0.18%
3	1,033,477,298	223	6,259,061	66	1,889,939	18	429,521	0	0	0.22%
4	1,000,920,844	205	6,053,422	74	1,901,516	20	471,139	0	0	0.24%
5	961,167,740	199	5,462,354	71	2,029,625	7	99,830	0	0	0.22%

WOART 2022-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	909,878,854	164	4,381,724	35	1,020,342	0	0	0	0	0.11%
2	874,772,692	181	4,696,167	37	986,334	7	167,607	0	0	0.13%

Delinquency Information. The graph below shows delinquency information for World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

WOART 2017-A to 2022-A 61+ Days Delinquencies as % of End of Month Pool Balance
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
%
0
10
20
30
40
50
60
Collection Period
WOART 2017-A
WOART 2017-B
WOART 2018-A
WOART 2018-B
WOART 2018-C
WOART 2018-D
WOART 2019-A
WOART 2019-B
WOART 2019-C
WOART 2020-A
WOART 2020-B
WOART 2020-C
WOART 2021-A
WOART 2021-B
WOART 2021-C
WOART 2021-D
WOART 2022-A

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D	WOART 2019-A	WOART 2019-B	WOART 2019-C	WOART 2020-A	WOART 2020-B	WOART 2020-C	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A
1	0.01%	0.00%	0.01%	0.01%	0.03%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.03%	0.05%	0.02%	0.08%	0.03%	0.02%	0.04%	0.03%	0.05%	0.00%	0.01%	0.02%	0.00%	0.01%	0.00%	0.01%
3	0.11%	0.09%	0.08%	0.05%	0.13%	0.08%	0.06%	0.05%	0.08%	0.13%	0.01%	0.02%	0.05%	0.01%	0.02%	0.03%
4	0.20%	0.13%	0.13%	0.11%	0.18%	0.17%	0.07%	0.11%	0.14%	0.17%	0.02%	0.05%	0.07%	0.02%	0.05%	0.04%
5	0.33%	0.22%	0.17%	0.17%	0.24%	0.23%	0.12%	0.17%	0.19%	0.21%	0.06%	0.10%	0.08%	0.05%	0.08%	0.06%
6	0.44%	0.28%	0.21%	0.22%	0.31%	0.28%	0.17%	0.21%	0.31%	0.22%	0.10%	0.13%	0.10%	0.06%	0.12%
7	0.53%	0.32%	0.25%	0.25%	0.34%	0.31%	0.22%	0.31%	0.36%	0.25%	0.10%	0.16%	0.11%	0.08%	0.11%
8	0.62%	0.39%	0.28%	0.32%	0.37%	0.36%	0.26%	0.32%	0.40%	0.30%	0.14%	0.17%	0.12%	0.10%	0.11%
9	0.74%	0.44%	0.31%	0.34%	0.41%	0.40%	0.29%	0.37%	0.42%	0.38%	0.14%	0.17%	0.13%	0.13%
10	0.85%	0.48%	0.35%	0.41%	0.44%	0.43%	0.34%	0.42%	0.42%	0.44%	0.15%	0.18%	0.15%	0.14%
11	0.88%	0.52%	0.39%	0.45%	0.48%	0.47%	0.40%	0.48%	0.45%	0.48%	0.16%	0.18%	0.17%	0.17%
12	1.00%	0.55%	0.46%	0.50%	0.52%	0.53%	0.44%	0.55%	0.48%	0.50%	0.16%	0.18%	0.19%
13	1.08%	0.62%	0.49%	0.52%	0.58%	0.58%	0.49%	0.61%	0.55%	0.47%	0.16%	0.19%	0.19%
14	1.15%	0.66%	0.52%	0.54%	0.61%	0.64%	0.53%	0.62%	0.60%	0.49%	0.17%	0.20%	0.20%
15	1.21%	0.71%	0.56%	0.57%	0.65%	0.70%	0.57%	0.64%	0.64%	0.49%	0.18%	0.20%
16	1.27%	0.77%	0.58%	0.60%	0.69%	0.76%	0.65%	0.65%	0.65%	0.49%	0.18%	0.20%
17	1.34%	0.83%	0.61%	0.64%	0.75%	0.80%	0.70%	0.66%	0.65%	0.51%	0.19%	0.20%
18	1.39%	0.92%	0.63%	0.66%	0.78%	0.84%	0.72%	0.68%	0.66%	0.52%	0.19%	0.23%
19	1.47%	0.97%	0.66%	0.69%	0.81%	0.90%	0.75%	0.73%	0.65%	0.52%	0.20%	0.23%
20	1.54%	1.02%	0.68%	0.74%	0.83%	0.94%	0.76%	0.78%	0.65%	0.52%	0.21%	0.22%
21	1.60%	1.05%	0.70%	0.76%	0.91%	0.97%	0.77%	0.79%	0.66%	0.54%	0.22%
22	1.68%	1.07%	0.75%	0.81%	0.91%	0.97%	0.78%	0.79%	0.66%	0.55%	0.22%
23	1.73%	1.09%	0.77%	0.84%	0.92%	0.97%	0.85%	0.78%	0.66%	0.56%
24	1.77%	1.12%	0.79%	0.87%	0.93%	0.98%	0.89%	0.78%	0.67%	0.57%
25	1.80%	1.17%	0.81%	0.93%	0.94%	1.00%	0.90%	0.77%	0.67%	0.57%
26	1.83%	1.17%	0.84%	0.94%	0.95%	1.04%	0.90%	0.78%	0.68%
27	1.86%	1.20%	0.89%	0.97%	0.97%	1.08%	0.89%	0.77%	0.68%
28	1.90%	1.24%	0.91%	0.98%	1.00%	1.08%	0.87%	0.78%	0.68%
29	1.92%	1.27%	0.92%	0.97%	1.02%	1.06%	0.87%	0.79%	0.69%
30	1.95%	1.30%	0.92%	0.97%	1.05%	1.05%	0.88%	0.78%
31	2.00%	1.32%	0.92%	0.99%	1.04%	1.06%	0.87%	0.78%
32	2.06%	1.32%	0.93%	0.99%	1.04%	1.06%	0.86%	0.79%
33	2.11%	1.37%	0.95%	1.02%	1.04%	1.05%	0.86%	0.79%
34	2.14%	1.39%	0.96%	1.02%	1.04%	1.05%	0.86%	0.78%
35	2.16%	1.40%	0.96%	1.01%	1.03%	1.05%	0.86%	0.78%
36	2.18%	1.40%	0.97%	1.02%	1.04%	1.06%	0.86%
37	2.22%	1.38%	0.95%	1.02%	1.03%	1.05%	0.86%
38	2.22%	1.38%	0.94%	1.00%	1.03%	1.05%	0.86%
39	2.23%	1.38%	0.93%	1.00%	1.02%	1.05%	0.86%
40	2.24%	1.39%	0.92%	0.99%	1.03%	1.06%
41	2.23%	1.39%	0.92%	0.99%	1.04%	1.06%
42	2.23%	1.40%	0.92%	0.98%	1.03%	1.07%
43	2.23%	1.39%	0.92%	0.97%	1.02%
44	2.23%	1.39%	0.92%	0.97%	1.02%
45	2.24%	1.39%	0.91%	0.96%
46	2.25%	1.39%	0.90%	0.97%
47	2.25%	1.39%	0.90%	0.97%

Collection Period	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D	WOART 2019-A	WOART 2019-B	WOART 2019-C	WOART 2020-A	WOART 2020-B	WOART 2020-C	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A
48	2.24%	1.38%	0.90%	0.97%
49	2.23%	1.39%	0.91%
50	2.21%	1.39%
51		1.38%
52		1.37%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of Defaulted Receivables, net of recoveries, from the initial Collection Period through and including the last day of the related Collection Period, as a percentage of the applicable original aggregate principal balance of the pool Receivables as of the related cutoff date. The recoveries for any period equal the total amount recovered during that period on Defaulted Receivables, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the obligor. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

ABS SPEED(1)

The following table sets forth information regarding prepayments of World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D	WOART 2019-A	WOART 2019-B	WOART 2019-C	WOART 2020-A	WOART 2020-B	WOART 2020-C	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A
1	1.00%	0.95%	1.45%	0.91%	0.72%	1.01%	0.65%	0.97%	1.19%	1.16%	1.20%	1.73%	1.29%	2.02%	1.29%	1.78%	1.29%
2	1.48%	0.90%	1.45%	1.18%	0.98%	0.92%	1.16%	1.22%	1.29%	1.00%	1.38%	1.25%	1.68%	1.68%	1.57%	1.55%	1.98%
3	1.51%	1.00%	1.25%	1.13%	1.29%	1.04%	1.45%	1.54%	1.54%	0.99%	1.42%	1.22%	1.57%	1.52%	1.53%	1.58%
4	1.42%	0.95%	1.35%	1.31%	1.03%	1.33%	1.51%	1.54%	1.30%	1.18%	1.60%	1.16%	1.68%	1.55%	1.75%	1.41%
5	1.58%	1.04%	1.30%	1.39%	1.09%	1.07%	1.57%	1.35%	1.68%	1.49%	1.63%	1.26%	1.81%	1.56%	1.74%	1.94%
6	1.31%	1.23%	1.36%	1.06%	1.19%	1.35%	1.35%	1.52%	1.51%	1.45%	1.49%	1.37%	1.66%	1.66%	1.70%
7	1.47%	1.07%	1.43%	1.36%	1.06%	1.29%	1.53%	1.37%	1.35%	1.61%	1.55%	1.31%	1.83%	1.83%	1.45%
8	1.44%	1.46%	1.29%	1.32%	1.37%	1.42%	1.56%	1.52%	1.55%	1.61%	1.54%	1.93%	1.72%	1.82%	1.92%
9	1.48%	1.37%	1.48%	1.28%	1.44%	1.40%	1.38%	1.59%	1.61%	1.41%	1.37%	1.88%	1.62%	1.67%
10	1.73%	1.52%	1.26%	1.42%	1.56%	1.58%	1.69%	1.36%	1.64%	1.57%	1.87%	1.70%	1.62%	1.52%
11	1.55%	1.42%	1.21%	1.27%	1.32%	1.57%	1.47%	1.56%	1.78%	1.55%	1.79%	1.96%	1.70%	1.82%
12	1.77%	1.33%	1.39%	1.37%	1.46%	1.42%	1.49%	1.37%	1.63%	1.33%	1.66%	1.83%	1.60%
13	1.67%	1.44%	1.09%	1.35%	1.52%	1.56%	1.61%	1.38%	1.52%	1.77%	1.83%	1.78%	1.45%
14	1.58%	1.11%	1.46%	1.49%	1.34%	1.52%	1.29%	1.47%	1.63%	1.75%	1.71%	1.63%	1.80%
15	1.42%	1.44%	1.35%	1.30%	1.50%	1.37%	1.61%	1.58%	1.65%	1.65%	1.64%	1.60%
16	1.51%	1.34%	1.41%	1.39%	1.36%	1.57%	1.34%	1.54%	1.52%	1.81%	1.53%	1.64%
17	1.54%	1.19%	1.30%	1.38%	1.37%	1.13%	1.32%	1.62%	1.91%	1.68%	1.52%	1.61%
18	1.32%	1.34%	1.45%	1.37%	1.47%	1.43%	1.41%	1.64%	1.78%	1.65%	1.51%	1.59%
19	1.47%	1.15%	1.50%	1.44%	1.23%	1.24%	1.46%	1.49%	1.68%	1.58%	1.51%	1.47%
20	1.35%	1.28%	1.39%	1.25%	1.44%	1.34%	1.49%	1.63%	1.78%	1.44%	1.35%	1.69%
21	1.41%	1.42%	1.35%	1.44%	1.19%	1.42%	1.55%	1.59%	1.64%	1.38%	1.31%
22	1.41%	1.43%	1.20%	1.49%	1.19%	1.39%	1.53%	1.36%	1.64%	1.48%	1.46%
23	1.04%	1.32%	1.26%	1.21%	1.30%	1.45%	1.38%	1.70%	1.52%	1.43%
24	1.36%	1.39%	1.36%	1.35%	1.37%	1.49%	1.44%	1.66%	1.44%	1.26%
25	1.32%	1.48%	1.18%	1.09%	1.35%	1.35%	1.39%	1.53%	1.47%	1.50%
26	1.40%	1.02%	1.21%	1.12%	1.50%	1.36%	1.24%	1.54%	1.42%
27	1.23%	1.43%	1.04%	1.23%	1.42%	1.42%	1.63%	1.52%	1.34%
28	1.37%	1.15%	1.13%	1.28%	1.34%	1.39%	1.49%	1.59%	1.28%
29	1.32%	1.29%	1.21%	1.26%	1.42%	1.26%	1.37%	1.48%	1.46%
30	1.22%	1.37%	1.24%	1.38%	1.41%	1.66%	1.49%	1.41%
31	1.32%	1.13%	1.19%	1.27%	1.26%	1.55%	1.43%	1.32%
32	1.15%	1.31%	1.25%	1.22%	1.55%	1.44%	1.37%	1.38%
33	1.24%	1.11%	1.24%	1.33%	1.45%	1.50%	1.29%	1.30%
34	1.24%	1.06%	1.13%	1.30%	1.30%	1.50%	1.22%	1.25%
35	1.08%	1.22%	1.15%	1.00%	1.39%	1.44%	1.30%	1.39%
36	1.19%	1.30%	1.18%	1.39%	1.29%	1.34%	1.25%
37	0.95%	1.12%	1.07%	1.28%	1.36%	1.25%	1.21%
38	1.02%	1.22%	1.34%	1.21%	1.26%	1.26%	1.14%
39	1.11%	1.15%	1.25%	1.31%	1.22%	1.23%	1.30%
40	1.16%	1.09%	1.12%	1.19%	1.25%	1.28%
41	1.10%	1.17%	1.24%	1.21%	1.22%	1.14%
42	1.14%	1.22%	1.20%	1.21%	1.14%	1.35%
43	1.15%	1.03%	1.18%	1.05%	1.14%
44	1.08%	1.38%	1.13%	1.11%	1.33%
45	1.17%	1.23%	1.05%	1.17%
46	1.15%	1.17%	1.09%	1.11%
47	1.00%	1.16%	1.06%	1.01%
48	1.28%	1.13%	1.09%	1.23%

Collection Period	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D	WOART 2019-A	WOART 2019-B	WOART 2019-C	WOART 2020-A	WOART 2020-B	WOART 2020-C	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A
49	1.20%	1.17%	1.03%
50	1.11%	1.10%
51		1.10%
52		1.18%

Average(2)	1.31%	1.22%	1.25%	1.26%	1.30%	1.36%	1.39%	1.47%	1.54%	1.47%	1.54%	1.58%	1.65%	1.70%	1.62%	1.65%	1.63%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Numbers may not average due to rounding.

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for World Omni Financial Corp.’s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

$835,530,000(1)

World Omni Auto Receivables Trust 2022-B
Issuing Entity

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2022-B

PROSPECTUS

(1) The aggregate initial principal amount of Offered Notes will either be $835,530,000 or $983,170,000.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

MUFG	TD Securities	Truist Securities	Wells Fargo Securities

Co-Managers of the Class A Notes

BofA Securities	Comerica Securities

Underwriters of the Class B Notes and the Class C Notes

MUFG	TD Securities	Truist Securities	Wells Fargo Securities

The date of this Prospectus is May ●, 2022